                                                       Registration No. 33-59612
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 4

                                       TO

                                    FORM S-1

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                ------------------

                              Pathmark Stores, Inc.

             (Exact name of Registrant as specified in its charter)

   Delaware                    5411                          22-2879612
(State of other       (Primary Standard Industrial         (I.R.S. Employer
jurisdiction of       Classification Code Number)        Identification Number)
incorporation or
organization)
                               ------------------
                                 301 Blair Road
                                  P.O. Box 5301
                        Woodbridge, New Jersey 07095-0915
                                 (732) 499-3000
          (Address, including zip code, and telephone number, including area code, of Joint Registrars' principal executive offices)
                               ------------------
                              MARC STRASSLER, Esq.
                  Vice President, Secretary and General Counsel
                              Pathmark Stores, Inc.
                                 301 Blair Road
                                  P.O. Box 5301
                        Woodbridge, New Jersey 07095-0915
                                 (732) 499-3000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 WITH A COPY TO:
                           ROHAN S. WEERASINGHE, Esq.
                               Shearman & Sterling
                              599 Lexington Avenue
                            New York, New York 10022

      Approximate date of commencement of proposed sale to the public: As soon as practicable following the date on which the Registration Statement becomes effective.

      Pursuant to Rule 429 under the Securities Act of 1933, as amended,
(the "Securities  Act") the prospectus  included in the  Registration
Statement is a combined  prospectus  relating also to Registration  No.
33-59616  previously  filed by the registrant on Form S-1 and declared effective on May 26, 1993 and Registration No. 33-50053 previously filed by the registrant on Form S-1 and declared effective on September 22, 1993.
This  Post-Effective  Amendment No. 4 constitutes Post-Effective Amendment
No. 4 to Registration Statement no. 33-50053 and Post Effective Amendment No.
5 to Registration Statement no. 33-59616.
                                ------------------
If any of the  securities  being  registered on this Form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the Securities
Act of 1933 check the following box. / /
================================================================================

                              PATHMARK STORES, INC.

                              CROSS REFERENCE SHEET
                    Pursuant to Item 501(b) of Regulation S-K

                  Form S-1                                               Caption or Location
            Item Number and Heading                                         In Prospectus
            -----------------------                                      -------------------
 1.  Forepart of the Registration Statement and
        Outside Front Cover Page of Prospectus..........     Cross Reference Sheet; Outside Front Cover
                                                                Page
 2.  Inside Front and Outside Back Cover Pages
        of Prospectus...................................     Inside Front Cover Page; Outside Back Cover
                                                                Page

 3.  Summary Information, Risk Factors and
        Ratio of Earnings to Fixed Charges..............     Prospectus Summary; Pathmark; Investment
                                                                Considerations; Selected Historical
                                                                Consolidated Financial Data; Consolidated
                                                                Financial Statement
 4.  Use of Proceeds....................................     Use of Proceeds
 5.  Determination of Offering Price....................     Not Applicable
 6.  Dilution...........................................     Not Applicable
 7.  Selling Security Holders...........................     Not Applicable
 8.  Plan of Distribution...............................     Not Applicable
 9.  Description of Securities to be Registered.........     Outside Front Cover Page; Prospectus
                                                                Summary; Description of the Securities
10.  Interests of Named Experts and Counsel.............     Legal Opinions; Independent Auditors
11.  Information with Respect to the Registrant.........     Outside Front Cover Page; Prospectus Summary;
                                                                Risk Factors; Pathmark; Capitalization;
                                                                Selected Historical Consolidated
                                                                Financial Data; Management's Discussion
                                                                and Analysis of Financial Condition and
                                                                Results of Operations; Business; Certain
                                                                Transactions; Management; Principal
                                                                Stockholders; Certain Indebtedness of
                                                                the Company; Consolidated Financial
                                                                Statements
12.  Disclosure of Commission Position on
           Indemnification for Securities Act
           Liabilities..................................     Not Applicable

PROSPECTUS

                              PATHMARK STORES, INC.
                    9 5/8% SENIOR SUBORDINATED NOTES DUE 2003
                       11 5/8% SUBORDINATED NOTES DUE 2002
                     12 5/8% SUBORDINATED DEBENTURES DUE 2002
               JUNIOR SUBORDINATED DEFERRED COUPON NOTES DUE 2003
                             ------------------
      Interest on the 9 5/8% Senior Subordinated Notes due 2003 (the "Senior Subordinated Notes") is payable semiannually on May 1 and November 1. Interest on the 11 5/8% Subordinated Notes due 2002 (the "Subordinated Notes") is payable semiannually on June 15 and December 15. Interest on the 12 5/8% Subordinated Debentures due 2002 (the "Subordinated Debentures", and together with the Subordinated Notes, the "Subordinated Securities") is payable semiannually on June 15 and December 15. The issue price of the Junior Subordinated Deferred Coupon Notes due 2003 (the "Deferred Coupon Notes" and together with the Subordinated Securities and the Senior Subordinated Notes are collectively referred to as the "Securities") was $532.74 per $1,000 principal amount at maturity (53.274% of the principal amount at maturity), representing a yield to maturity of 10 3/4% (computed on a semiannual bond equivalent basis) calculated from October 26, 1993. Cash interest will not accrue on the Deferred Coupon Notes prior to November 1, 1999. Commencing May 1, 2000, cash interest on the Deferred Coupon Notes will be payable on May 1 and November 1 of each year at the rate of 10 3/4% per annum. See "Description of The Securities" and "Certain Federal Income Tax Considerations". Because the Deferred Coupon Notes do not accrue cash prior to November 1, 1999, the Deferred Coupon Notes are not suitable investments for investors seeking current income.

      The Securities are redeemable at the option of Pathmark Stores, Inc. (the "Company"), in whole or in part, at any time on or after November 1, 1998, in the case of the Senior Subordinated Notes, June 15, 1997, in the case of the Subordinated Notes, and November 1, 1999, in the case of the Deferred Coupon Notes, at the redemption prices set forth herein plus accrued interest, if any, to the date of redemption. The Subordinated Debentures currently are redeemable. Prior to November 1, 1998, in the case of the Senior Subordinated Notes, and prior to November 1, 1999, in the case of the Deferred Coupon Notes, upon a Change in Control (as defined), the Company will have the option to redeem the Senior Subordinated Notes and Deferred Coupon Notes, respectively, in whole or in part, at a redemption price equal to the principal amount or the Accreted Amount (as defined), each holder of the Securities may require the Company to repurchase such holder's Securities at 101% of the principal amount or 101% of the Accreted Amount thereof, as the case may be, together with accrued and unpaid interest (including any defaulted interest in the case of the Securities other than the Deferred Coupon Notes), if any, to the date of repurchase. In the case of the Subordinated Notes, the Company will deposit an amount in cash equal to 25% of the original aggregate principal amount of the Subordinated Notes with the Trustee under the Subordinated Notes Indenture on June 15 in each of 2000 and 2001 for the redemption of the Subordinated Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the date of redemption.

      The Deferred Coupon notes are listed on the New York Stock Exchange ("NYSE").

      The Securities are subordinated to all existing and future Senior Indebtedness (as defined) of the Company. The Subordinated Debentures rank pari passu with the Subordinated Notes. The Deferred Coupon Notes are subordinated to the Senior Subordinated Notes and the Subordinated Securities. The Subordinated Securities are subordinated to the Senior Subordinated Notes. The amount of Senior Indebtedness outstanding at May 3, 1997 was $648.0 million with respect to the Senior Subordinated Notes, $1,085.9 million with respect to the Subordinated Securities, and $1,380.7 million with respect to the Deferred Coupon Notes, in each case including $70.2 million of standby letters of credit.

      See "Risk Factors" for a discussion of certain factors that should be considered by prospective investors in evaluating an investment in the Securities.
                             ------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
       PROSPECTUS. ANY PRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ------------------

      This Prospectus, accompanied when appropriate by a prospectus supplement, is to be used by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") in connection with offers and sales of the Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Merrill Lynch may act as principal or as agent in such transaction.
                             ------------------

                   The date of this Prospectus is June   , 1997

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act, as amended, (the "Exchange Act") and in accordance therewith is required to file periodic reports and other information with the Commission. Such information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at the Commission's Regional Offices located at Suite 1400, Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company files its reports, proxy statements and other information with the Commission electronically. The Commission maintains a Web site that contains reports, proxy and information statements and other information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. Copies of such materials and other information concerning the Company also will be available for inspection at the NYSE, 20 Broad Street, New York, New York 10005.

      The Company has filed with the Commission Registration Statements (which term shall include all amendments, exhibits and schedules thereto) on Form S-1 under the Securities Act with respect to the Securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this Prospectus as to the contents of any document referred to are not necessarily complete. With respect to each such document filed as an exhibit to the Registration Statements, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statements may be inspected at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

      The Indentures for the Securities provide that the Company will furnish copies of the periodic reports required to be filed with the Commission under the Exchange Act to the holders of the Securities. If the Company is not subject to the periodic reporting and informational requirements of the Exchange Act, it will provide the holders of the Securities with annual reports containing the information required to be contained in Items 1, 2, 3, 5, 6, 7, 8, 9, 10, 11, 12 and 13 of Form 10-K promulgated under the Exchange Act, quarterly reports containing the information required to be contained in Form 10-Q promulgated under the Exchange Act and from time to time such other information required to be contained in Form 8-K promulgated under the Exchange Act.

                                 PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES IN THIS PROSPECTUS TO THE "COMPANY" OR "PATHMARK" MEANS PATHMARK STORES, INC., A DELAWARE CORPORATION, AND ITS SUBSIDIARIES. UNLESS OTHERWISE INDICATED, REFERENCES HEREIN TO FISCAL YEARS AND QUARTERS ARE TO THE COMPANY'S 52 WEEK FISCAL YEAR (WHICH ENDS ON THE SATURDAY NEAREST TO JANUARY 31 IN THE FOLLOWING CALENDAR YEAR) AND RELATED FISCAL QUARTERS. FOR EXAMPLE, "FISCAL 1996" REFERS TO THE COMPANY'S FISCAL YEAR ENDED FEBRUARY 1, 1997. ALL FISCAL YEARS FOR WHICH INFORMATION IS INCLUDED IN THIS PROSPECTUS HAD 52 WEEKS, EXCEPT FOR FISCAL 1995 WHICH HAD 53 WEEKS.

                                     PATHMARK

GENERAL

      Pathmark is a leading supermarket retailer in the Middle Atlantic States and is the 15th largest supermarket retailer in the nation. At May 3, 1997, Pathmark operated 144 supermarkets primarily in the New York-New Jersey and Philadelphia metropolitan areas. These metropolitan areas contain over 10% of the population and grocery sales in the United States.

      Pathmark pioneered the development of the large "superstore" in the northeast United States, opening the first Pathmark "Super Center" in 1977. By industry standards, Pathmark supermarkets are large and productive, average approximately 51,900 total square feet in size and generating high average sales volume of approximately $26.1 million per store ($690 per selling square foot) for stores open for all of Fiscal 1996. Pathmark believes that its large stores give it flexibility to expand and vary its merchandise offerings in response to changing competitive conditions.

BUSINESS STRATEGY

      Pathmark's business strategy is to increase sales, profitability and market penetration in its existing markets by focusing on the following five operating priorities: concentrate on core business, Pathmark "smart" service, lower operating costs, spend capital wisely and have the right management team. By concentrating on and implementing these five priorities, the Company expects to accomplish its strategic goals (i) by providing superior perishable and non-perishable merchandise, value and service to its customers through its marketing, merchandising and customer service programs; (ii) through efficient use of capital to renovate and enlarge its existing store base; and (iii) through increased operating efficiencies.

    MARKETING AND MERCHANDISING

- SUPER CENTER FORMAT. The average Pathmark Super Center is approximately 39% larger than the average size supermarket in the United States and offers greater convenience by providing one-stop shopping and a wider assortment of foods and general merchandise than is offered by conventional supermarkets.

- PATHMARK 2000. Pathmark 2000 is a new, larger Super Center format designed to provide Pathmark customers with a substantially greater selection of quality perishable products. Pathmark 2000 stores are also designed to be more "customer friendly", with wider aisles, more accessible customer service and information departments, improved signs and graphics, and increased availability of Pathmark associates, particularly in the perishable departments. All of Pathmark's new supermarkets and enlargements completed in Fiscal 1996 employed the Pathmark 2000 concept, and Pathmark expects that all new stores and enlargements thereafter will employ the same concept. At May 3, 1997, 55 of Pathmark's supermarkets were Pathmark 2000s.

   FLEXIBLE MERCHANDISING. Pathmark believes that its large-store format gives it considerable flexibility to respond to changing consumer demands and competition by varying and enhancing its merchandise selection. Pathmark's "Big Deals" program, currently consisting of over 500 merchandise items offers large-sized merchandise at prices which Pathmark believes are competitive with those available in "warehouse" and "club" stores. Pathmark emphasizes competitive pricing plus weekly sales and promotions supported by extensive advertising, both in print and electronic media. Merchandising flexibility and effectiveness is enhanced through the increased utilization of a category management approach. In addition, Pathmark offers for sale over 3,000 items through its private label program.

   PHARMACY. Pathmark provides full pharmacy services in virtually all of its stores. Pathmark's broad market coverage within its marketing area has enabled it to become a leading filler of third-party prescriptions in this area. Pathmark believes that its well-established pharmacy operations provide a competitive advantage in attracting and retaining customers.

   STORE EXPANSION AND RENOVATION PROGRAM

   NEW STORES, ENLARGEMENTS AND RENOVATIONS. During Fiscal 1996, Pathmark opened four new Pathmark 2000s (two of which replaced smaller stores), closed two other smaller stores, and completed 16 renovations and five enlargements. During the fiscal year ending January 31, 1998 ("Fiscal 1997"), Pathmark plans to open up to three new Pathmark 2000s (two of which have already opened), and to complete up to an aggregate of ten renovations and enlargements.

   Pathmark recognizes the importance of keeping its stores looking fresh and up-to-date; thus, each store typically receives a renovation or enlargement every five years. At the end of Fiscal 1996, Pathmark derived approximately 76% of its supermarket sales from stores that were opened, enlarged or renovated during the last five years.

   CORE MARKET FOCUS. Pathmark has identified over 50 potential locations for new supermarkets within its current marketing areas and expects that all new stores opened during the current and next two fiscal years will be located in these areas. Pathmark believes that, by opening stores in its current marketing areas, it can achieve additional operating economies and other benefits from its store expansion program without the risks and costs associated with opening stores in new marketing areas.

   OPERATING EFFICIENCIES

   TECHNOLOGY. Pathmark has made a significant and continuing investment in information technology. All Pathmark supermarket checkout terminals have third-generation IBM 4680 scanner systems supported by a RISC 6000 application processor in each store. These systems allow consumer credit and electronic fund transfer ("EFT") transactions, greatly facilitate system-wide promotion and merchandising programs, and improve the speed and control of consumer transactions. In addition, all Pathmark supermarkets utilize radio frequency technology for direct vendor receivings and shelf labels.

   GEOGRAPHIC CONCENTRATION. All Pathmark supermarkets are located within 100 miles of the Pathmark headquarters and principal warehousing facilities that service them. This allows for more efficient management supervision, increased speed of delivery and reduced transportation costs. All of the stores, which Pathmark expects to open in the current fiscal year, will be within this 100 mile radius.

   COST REDUCTION. During the fourth quarter of Fiscal 1996, Pathmark, in an effort to reduce its costs, effectuated a 25% reduction in administrative headcount and held for divestiture 12 supermarkets, principally in its southern region. Currently, seven of the 12 stores held for divestiture have been either sold or closed.

                                 THE SECURITIES

     Senior Subordinated Notes:

       Aggregate Principal
          Amount...................     $440.0 million

       Maturity Date...............     May 1, 2003

       Interest Payment Dates......     Interest on the Senior Subordinated Notes is payable in cash semi-annually on May 1 and November 1 of each year.

       Market......................     The Senior Subordinated Notes are not listed on any
                                           securities exchange.  However,  the Senior  Subordinated
                                           Notes are traded in the over-the-counter  market.  Merrill
                                           Lynch  currently  makes a market in the Senior Subordinated
                                           Notes,  although it is not obligated to do so, and  such
                                           market  making may be  discontinued  at any  time  without notice.  All of the Senior  Subordinated Notes were sold to the public in a public  offering  pursuant  to a  prospectus dated  October  19, 1993.  See "Risk Factors--Trading Market is Not Assured".

     Subordinated Notes:

       Aggregate Principal
          Amount...................     $199.0 million

       Maturity Date...............     June 15, 2002

       Interest Payment Dates......     Interest on the Subordinated Notes is payable in cash
                                           semi-annually on June 15 and December 15 of each year.

       Sinking Fund................     The Company will deposit an amount in cash equal to 25% of the original aggregate  principal amount of the Subordinated
                                           Notes with the Trustee under  the  Subordinated  Notes
                                           Indenture  on June 15 in each of 2000 and 2001 for the
                                           redemption of the Subordinated  Notes at a redemption price equal to 100% of the  principal  amount  thereof,  plus
                                           accrued interest to the date of redemption.

       Market......................     The  Subordinated  Notes  are  not  listed  on any  securities exchange. However,  the  Subordinated  Notes are traded in the  over-the-counter market.  Merrill Lynch  currently
                                           makes a market in the  Subordinated Notes,  although it is not  obligated to do so, and such market making may be
                                           discontinued  at any time  without  notice.  The
                                           Subordinated Notes were offered by the Company in exchange for the Holdings  115/8% Subordinated  Notes  due  2002  (the
                                           "Holdings  Subordinated  Notes") pursuant to a prospectus
                                           dated September 22, 1993. See  "Pathmark--The
                                           Recapitalization" and "Risk Factors--Trading Market is Not
                                           Assured".

     Subordinated Debentures:

       Aggregate Principal
          Amount...................     $95.8 million


       Maturity Date...............     June 15, 2002

       Interest Payment Dates......     Interest on the Subordinated  Debentures is payable in cash semi-annually on June 15 and December 15 of each year.

       Market......................     The  Subordinated  Debentures are not listed on any securities
                                           exchange. However,    the   Subordinated    Debentures   are
                                           traded   in   the over-the-counter  market.  Merrill Lynch
                                           currently  makes a market in the  Subordinated  Debentures, although it is not obligated to do so, and  such  market
                                           making  may be  discontinued  at any  time  without notice.
                                           The  Subordinated  Debentures  were offered by the Company in exchange for $95.8 million  aggregate  principal  amount of the $415.0 million  aggregate  principal  amount  outstanding
                                           of Holdings' 125/8% Subordinated   Debentures   due  2002
                                           (the   "Holdings   Subordinated Debentures")  pursuant to a
                                           prospectus  dated  September 22, 1993. See "Pathmark--The
                                           Recapitalization" and "Risk  Factors--Trading  Market is Not
                                           Assured."

     Deferred Coupon Notes:

       Maturity Date...............     November 1, 2003

       Issue Price.................     $532.74 per $1,000 principal amount at final maturity.

       Yield and Interest..........     10 3/4%  per  annum  (computed  on  a  semiannual  bond  equivalent basis) calculated  from October 26, 1993.  Cash  interest
                                           will not accrue on the Deferred  Coupon Notes prior to
                                           November 1, 1999.  Commencing  May 1, 2000,  cash  interest on the Deferred  Coupon Notes will be payable on May 1 and
                                           November  1 of each  year at a rate of 10 3/4%  per  annum.
                                           For federal  income tax purposes,  purchasers  of the
                                           Deferred  Coupon Notes will be required to include  amounts
                                           in gross  income in advance of  the   receipt  of  the  cash
                                           payment  to  which  the  income  is attributable.  See
                                           "Certain Federal Income Tax Considerations".

       Market......................     The  Deferred  Coupon  Notes  are  listed  on  the  NYSE.  Merrill
                                           Lynch currently  makes a market in the Deferred Coupon Notes as permitted by the rules  applicable to members of the NYSE and the  Securities  Act, although it is not  obligated to do so, and any such market making may be discontinued at any
                                           time without notice,  at the sole discretion of Merrill
                                           Lynch.  All of the  Deferred  Coupon  Notes  were sold to the public in a public  offering  pursuant to a prospectus  dated
                                           October 19, 1993.  See "Risk Factors--Trading Market is Not
                                           Assured".

     THE SECURITIES

     Optional Redemption of

     Securities....................     The Securities  are redeemable at the option of the Company, in whole or in  part,  on or after  November  1,  1998 in the case of the  Senior Subordinated  Notes,  June 15,  1997 in the  case of the  Subordinated Notes and November 1, 1999 in the case of the Deferred  Coupon  Notes, at the redemption prices set forth herein,  plus accrued interest,  if any,  to
                                           the  date  of  redemption.   The   Subordinated   Debentures
                                           currently are redeemable.

     Change in Control.............     Prior to November 1, 1998, in the case of the Senior  Subordinated
                                           Notes and prior to  November  1, 1999,  in the case of the
                                           Deferred  Coupon Notes,  upon a Change in Control,  the
                                           Company will have the option to redeem the Senior
                                           Subordinated  Notes and the Deferred  Coupon Notes,
                                           respectively,  in whole or in part, at a redemption price
                                           equal to the principal  amount or the  Accreted

                                           Amount,  as the case may be,  plus accrued and unpaid
                                           interest,  if any, to the date of redemption,  plus the
                                           Applicable  Premium.  In  addition,  upon a Change in Control and the satisfaction of certain conditions  regarding Senior
                                           Indebtedness, each  holder of the  Securities  will have the right to  require  the Company  to  repurchase  such
                                           holder's  Securities  at  101%  of  the Accreted  Amount
                                           thereof,  as the case maybe,  together  with accrued
                                           interest,  (including  any  defaulted  interest  in  the
                                           case  of the Securities  other than the Deferred  Coupon
                                           Notes) if any, to the date of repurchase.

     Subordination of Securities...     The  Securities  are  subordinated  to all  existing  and  future
                                           Senior Indebtedness  of the Company.  The  Subordinated
                                           Debentures rank pari passu with the  Subordinated  Notes.
                                           The  Deferred  Coupon  Notes are subordinated  to the Senior
                                           Subordinated  Notes and the  Subordinated Securities.  The
                                           Subordinated  Securities  are  subordinated  to  the Senior
                                           Subordinated   Notes.  The  amount  of  Senior   Indebtedness
                                           outstanding  at May 3, 1997 was  $648.0  million  with
                                           respect to the Senior  Subordinated  Notes,  $1,085.9
                                           million  with  respect  to the Subordinated  Securities,  and
                                           $1,380.7  million  with respect to the Deferred  Coupon
                                           Notes,  in each  case  including  $70.2  million  of standby letters of credit.

     Original Issue Discount of
       Deferred Coupon Notes.......     Each Deferred Coupon Note was sold at an original issue discount for federal  income tax  purposes.  Thus,  although cash
                                           interest will not accrue on the Deferred  Coupon Notes until
                                           November 1, 1999, and there will be no periodic  payments of interest on the Deferred Coupon Notes prior to May 1, 2000, original issue discount  (i.e.,  the difference between the stated  redemption  price at final  maturity and the issue price of the  Deferred  Coupon  Notes) will accrue from the issue date of the  Deferred  Coupon  Notes  and will be
                                           includible  as  interest income  periodically  (including
                                           for periods ending prior to November 1, 1999) in a holder's gross  income for federal  income tax purposes in  advance of receipt  of the cash  payments  to which the income is
                                           attributable.  See "Certain Federal Income Tax
                                           Considerations--Accrual of OID on the Deferred Coupon Notes".

     Certain Covenants of
       Securities..................     The Indentures for the Securities contain covenants,  including, but not limited to,  covenants  with  respect to the
                                           following  matters:  (i) limitation on  indebtedness;  (ii)
                                           limitation on restricted  payments; (iii)    limitation   on
                                           transactions    with    affiliates;    (iv) limitation  on
                                           liens;  (v)  limitation  on the  issuance of  preferred stock by  subsidiaries;  (vi) limitation on issuances of guarantees
                                           of indebtedness  by   subsidiaries;   (vii)  limitation  on
                                           transfer  of assets to  subsidiaries;  (viii)  limitation  on dividends  and other payment  restrictions  affecting
                                           subsidiaries;   (ix)  limitation  on unrestricted
                                           subsidiaries;  (x)  restriction on mergers and transfers of assets; and (xi) with respect to the Senior  Subordinated
                                           Notes, a limitation on other senior subordinated indebtedness.

                              THE RECAPITALIZATION

      The predecessor of the registrant was incorporated in the state of Delaware in June 1987 as a wholly owned subsidiary of Supermarkets General Holdings Corporation ("Holdings"). In October 1987, Holdings acquired Supermarkets General Corporation. In 1990, Supermarkets General Corporation was merged into the registrant and the registrant retained the name Supermarkets General Corporation. In connection with the recapitalization referred to below, the registrant changed its name from Supermarkets General Corporation to Pathmark Stores, Inc. ("Pathmark" or the "Company").

      Pathmark consummated a recapitalization plan (the "Recapitalization") on October 26, 1993. In connection with the Recapitalization, its former parent, Holdings, transferred all of the capital stock of Pathmark to PTK Holdings, Inc. ("PTK"), a then newly formed, wholly owned subsidiary of Holdings. PTK was incorporated in the State of Delaware in 1993 and owns 100% of the capital stock of Pathmark.

      In connection with the Recapitalization, Pathmark contributed warehouse, distribution and transportation operations and the inventory therein that service the Pathmark supermarkets and drug stores and certain other assets to Plainbridge, Inc., a then newly formed subsidiary ("Plainbridge") and distributed the Capital Stock of Plainbridge to PTK (the "Plainbridge Spin-Off"). In addition, Pathmark contributed to Chefmark, Inc., a newly formed Delaware corporation ("Chefmark"), the Chefmark deli food preparation operations and a related warehouse and a leased banana ripening warehouse, and distributed the shares of Chefmark to Holdings (the "Chefmark Spin-Off", and, together with the Plainbridge Spin-Off"). In connection with the Plainbridge Spin-Off, Pathmark entered into a logistical services agreement with Plainbridge (the "Logistical Services Agreement") that provided for the continuing supply of merchandise to the Pathmark supermarkets and drug stores and for the provision of warehousing, distribution and logistical services relating to the supply of such merchandise. During the fiscal year ended February 1, 1997 ("Fiscal 1996"), PTK contributed 100% of the capital stock of Plainbridge to Pathmark, making Plainbridge a wholly owned subsidiary of Pathmark.

      During Fiscal 1996, Pathmark twice amended its existing bank credit agreement dated as of October 26, 1993, as amended, (the "Bank Credit Agreement") by prospectively modifying certain of its financial covenants (interest coverage, leverage and consolidated adjusted earnings before interest, taxes, depreciation and amortization) and, in connection with the contribution of Plainbridge shares to the Company, by increasing its working capital facility (the "Working Capital Facility") under the Bank Credit Agreement by $25 million to $200 million. Also, Pathmark and Plainbridge terminated the Logistical Services Agreement. As used herein, "Pathmark" or the "Company" means Pathmark and its wholly-owned subsidiaries.

         On May 27, 1997, The Chase Manhattan Bank committed, subject to the execution of a definitive credit agreement, to provide to the Company senior secured facilities in an aggregate principal amount of $500 million pursuant to which the Company will repay in full all amounts outstanding under its existing Bank Credit Agreement. The senior secured facilities include two term facilities in an aggregate principal amount of $300 million and a revolving credit facility in the aggregate principal amount of $200 million. The Company believes it will successfully refinance its existing Bank Credit Agreement, however, there can be no assurances that the refinancing will occur.

                               RISK FACTORS

    See "Risk Factors" for a discussion of certain factors that should be considered by prospective purchasers of the Securities offered hereby.

                              USE OF PROCEEDS

    This Prospectus is to be used by Merrill Lynch in connection with offers and sales of the Securities in market-making transactions at negotiated prices related to prevailing marketing prices at the time of sale. The Company does not receive any proceeds from such market-making transactions

                             PATHMARK STORES, INC.
                SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

    The following table represents summary historical consolidated financial data of the Company for each of the five fiscal years in the period ended February 1, 1997. The following table also sets forth summary historical consolidated financial data of the Company for the 13 weeks ended May 3, 1997 ("First Quarter Fiscal 1997") and May 4, 1996 ("First Quarter Fiscal 1996"). Such interim financial data was derived from the unaudited consolidated financial statements of the Company, which, in the opinion of management, reflect all adjustments, consisting of only normal, recurring adjustments, necessary for a fair presentation of such data and which have been prepared in accordance with the same accounting principles followed in the presentation of the Company's audited financial statements for the year ended February 1, 1997. The statement of operations data for the First Quarter Fiscal 1997 is not necessarily indicative of the results that may be expected for the fiscal year. On March 1, 1996, the Company reacquired all of the outstanding capital stock of Plainbridge by means of a capital contribution from PTK. Since the acquisition is a transfer of interest among entities under common control, it is being accounted for at historical cost in a manner similar to pooling-of-interests accounting. Accordingly, the consolidated financial statements presented herein reflect the assets and liabilities and related results of operations of the combined entity for all periods. The Company sold its home centers segment in November 1994 and the accompanying consolidated statements of operations include the operating results of the Company's home centers segment as discontinued operations. The data that follows should be read in conjunction with "Capitalization", "Selected Historical Consolidated Financial Data", "Pathmark--The Recapitalization" and the Consolidated Financial Statements of the Company and notes thereto included in this Prospectus.

                                          FIRST                             FISCAL YEARS(A)
                                       QUARTERS(A)
                                     ---------------       -------------------------------------------------

                                    1997       1996       1996       1995        1994        1993       1992
                                    ----       ----       ----       ----        ----        ----       ----
                                                             (DOLLARS IN MILLIONS)
STATEMENTS OF OPERATIONS DATA:
Sales(b)........................   $ 922      $ 913    $3,710      $3,972      $3,968      $4,021      $4,110
Gross profit(b).................     259        266     1,091       1,134       1,102       1,069       1,079
Selling, general and
administrative                       212        214       857         866         851         837         817
  expenses(b)...................

Depreciation and amortization(c)      20         20        89          80          75          70          69
Restructuring charge(d).........      --         --         9          --          --          --          --
Lease commitment charge(e)......      --         --         9          --          --          --          --
Recapitalization expenses(f)....      --         --        --          --          --          17          --
Provision for store closings(g).      --         --        --          --          --           6          --
Amortization of goodwill........      --         --        --          --          --          --          18
Goodwill write-off..............      --         --        --          --          --          --         601
Operating earnings (loss).......      27         32       127         188         176         139        (426)
Interest expense, net(h)........     (42)       (40)     (161)       (165)       (148)       (172)       (183)
Earnings (loss) from continuing
  operations before income
  taxes, gain on disposal of home
  centers segment, extraordinary
  items and cumulative effect of
  accounting changes............     (15)        (8)      (34)         39(i)       28         (33)       (609)
Earnings (loss) from continuing
  operations before gain on
  disposal of home centers
  segment, extraordinary items
  and cumulative effective of
  accounting changes...........       (9)        (5)      (20)         33          24         (13)       (617)
Loss from discontinued
operations......................      --         --        --          --          (2)         --          (1)
Net earnings (loss).............      (9)        (6)(j)   (21)(j)      33          39(k)     (148)(l)(m) (623)(n)
Ratio of earnings to fixed
charges(o)......................      --         --        --        1.21x       1.16x         --          --
Deficiency in earnings available
  to cover fixed charges(p).....      15          8     $  34        $  --      $  --        $ 33       $ 609

OTHER OPERATING DATA:
Interest expense(q).............  $  (41)    $  (40)   $ (161)      $ (165)    $ (159)     $ (186)     $ (196)
EBITDA-FIFO(r)..................      48         54       236          269        253         232         267
EBITDA-FIFO coverage(r)(s)......      1.2x       1.4x      1.5x         1.6x       1.6x        1.2x        1.4x
Capital expenditures and

capital                           $   12     $   15    $   94      $   111     $  105      $   96      $   74
  leases........................
Net debt (repayments) borrowings      20          7       (23)         (82)       (13)        166         (48)
                                                                                     (FOOTNOTES ON FOLLOWING PAGE)

                             PATHMARK STORES, INC.
              NOTES TO SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

(a) The Company's fiscal year ends on the Saturday nearest to January 31 of the following calendar year. Fiscal years consist of 52 weeks, except for 53 weeks in Fiscal 1995. The first quarters of Fiscal 1997 and Fiscal 1996 are each comprised of 13 weeks.

(b) Certain reclassifications have been made to the prior years' consolidated financial statements to conform to the Fiscal 1996 presentation, the most significant of which was the Company's change in reporting of Pathmark coupon expenses (excluding manufacturers' coupons). Prior to this change, Pathmark coupon expenses, net of any vendor reimbursements, were recorded in selling, general and administrative expenses. As a result of this change, Pathmark gross coupon expenses have now been recorded as a reduction of sales with any vendor reimbursements being recorded as a reduction of cost of goods sold.

(c) In Fiscal 1996, depreciation and amortization includes a $5 million pretax charge to write down certain fixed assets held for sale to their estimated net realizable values. See Note 7 of the Notes to Consolidated Financial Statements included elsewhere in this Prospectus.

(d) During Fiscal 1996, the Company recorded a pretax charge of $9 million for reorganization and restructuring costs related to its administrative operations. See Note 3 of the Notes to Consolidated Financial Statements included elsewhere in this Prospectus.

(e) During Fiscal 1996, the Company recorded a pretax charge of $9 million related to unfavorable lease commitments of certain unprofitable stores in the Company's southern region. See Note 4 of the Notes to Consolidated Financial Statements included elsewhere in this Prospectus.

(f) In connection with the Recapitalization, in Fiscal 1993, the Company recorded a pretax charge of $17 million related to reorganization and restructuring costs.

(g) During Fiscal 1993, the Company decided to close or dispose of the five stores and recorded a pretax charge of $6 million.

(h) Prior to Fiscal 1995, interest expense was net of interest charged to discontinued operations.

(i) During Fiscal 1995, the Company recognized a pretax net gain of $16 million in connection with the disposition of its 36 freestanding drug stores.

(j) During Fiscal 1996, the Company recorded an extraordinary charge of $1 million, net of an income tax benefit, related to the early extinguishment of debt. See Note 18 of the Notes to the Company's Consolidated Financial Statements included elsewhere in this Prospectus.

(k) Includes a gain of $17 million, net of $2 million of income taxes, relating to the disposal of the Company's home centers segment. See
      Note 20 of the Notes to the Company's Consolidated Financial Statements included elsewhere in this Prospectus.

(l) Includes an extraordinary charge of $97 million, net of an income tax benefit of $15 million, relating to the early extinguishment of debt in connection with the Recapitalization.

(m) Includes the cumulative effect of accounting changes in Fiscal 1993 of $38 million, net of an income tax benefit of $28 million, reflecting the adoption of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits other than Pensions"; the adoption of Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits"; the change in the method utilized to calculate last-in, first-out (LIFO) inventories; and the change in the determination of the discount rate utilized to record the present value of certain noncurrent liabilities. All of the accounting changes were made as of the beginning of Fiscal 1993.

(n) During Fiscal 1992, the Company recorded an extraordinary charge of $5 million, net of income tax benefit of $3 million, relating to the early extinguishment of debt.

(o) For the purpose of this calculation, earnings before fixed charges consist of earnings from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred debt issuance costs) and the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third of operating lease rentals).

(p) For purposes of determining the deficiency in earnings available to cover fixed charges, earnings are defined as earnings (loss) from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred debt issuance costs) and the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third of operating lease rentals).

(q)  Represents interest expense before the charge to discontinued operations.

(r) EBITDA-FIFO represents earnings from continuing operations before income taxes, net interest expense, depreciation, amortization, (including amortization of video tapes), the LIFO charge (credit) and unusual transactions. The Company's LIFO credit during Fiscal 1996 was $1 million, Fiscal 1995 was a $1 million LIFO charge, Fiscal 1994 and Fiscal 1993 were a $1 million and $2 million LIFO credit, respectively and the Company's LIFO charge in Fiscal 1992 was $2 million. EBITDA-FIFO excludes in Fiscal 1996, a restructuring charge of $9 million, a lease commitment charge of $9 million, a $6 million charge representing termination costs for two former executives of the Company and a gain of $6 million recognized on the sale of certain real estate and excludes in Fiscal 1993, a charge of $17 million related to recapitalization expenses and a charge of $6 million related to a provision for store closings. EBITDA-FIFO is a widely accepted financial indicator of a company's ability to service and/or incur debt. EBITDA-FIFO should not be construed as an alternative to or a better indicator of operating income or to cash flows from operating activities, as determined in accordance with generally accepted accounting principles. For a discussion of the Company's operating performance and liquidity, see "Management's Discussion and Analysis of Financial Condition and Results of Operations".

(s) Calculated by dividing EBITDA-FIFO by interest expense, excluding interest charged to discontinued operations.

                                  RISK FACTORS

      The following factors, as well as information contained elsewhere in this Prospectus, should be carefully considered before investing in the Securities offered hereby.

LEVERAGE AND DEBT SERVICE

      As of May 3, 1997 the Company's long-term debt, including obligations under capital leases, was $1,348.0 million and its stockholder's deficit was $1,050.5 million. This long-term debt consists of $172.6 million of borrowings under the term loan facility (the "Term Loan"), $60.0 million of borrowings under the Pathmark working capital facility (the "Working Capital Facility" and, together with the Term Loan, the "Bank Credit Agreement"), $437.9 million of Senior Subordinated Notes, $199.0 million of Subordinated Notes, $95.8 million of Subordinated Debentures, $173.0 million of Deferred Coupon Notes and $209.7 million of other long-term debt primarily consisting of capital leases. In addition, the Company as of May 3, 1997 has current debt of $136.5 million, which included $57.9 million of borrowings under the Term Loan, $46.5 million of borrowings under the Working Capital Facility and $23.4 million of obligations under capital leases. See "Capitalization". The Company may incur additional indebtedness in the future, subject to certain limitations contained in the instruments governing its indebtedness. The Company is highly leveraged and has substantial debt service obligations. For a description of the Bank Credit Agreement, the Senior Subordinated Notes, the Subordinated Debentures and the Deferred Coupon Notes, see "Description of the Securities" and "Certain Indebtedness of the Company".

      The degree to which the Company is leveraged could have important consequences to holders of the Securities, including, but not limited to, the following: (i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired; (ii) a significant portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Company for its operations; (iii) certain of the Company's borrowings are and will continue to be at variable rates of interest, and (iv) such indebtedness contains and will contain financial and restrictive covenants, the failure to comply with which may result in an event of default which, if not cured or waived, could have a material adverse effect on the Company. See "Certain Indebtedness of the Company".

      The Company is required to repay a portion of its borrowings under the Term Loan each year, which repayment requirement commenced in January 1994, so as to retire such indebtedness in its entirety by October 1999. The Company also will be required to make sinking fund payments on the Subordinated Notes on each of June 15, 2000 and June 15, 2001. The Subordinated Notes and Subordinated Debentures will mature on June 15, 2002. See "Certain Indebtedness of the Company". The Senior Subordinated Notes will mature on May 1, 2003 and the Deferred Coupon Notes will mature on November 1, 2003. The Company believes that it will be able to make the scheduled payments or refinance its obligations with respect to its indebtedness through a combination of operating funds and future borrowing facilities not currently in place. Future refinancing will be necessary if the Company's cash flow from operations is not sufficient to meet its debt service requirements related to maturity of the Term Loan, Working Capital Facility and certain mortgages in Fiscal 1998, the amortization and the subsequent maturity of the Term Loan in Fiscal 1999, and the maturity of the Subordinated Notes and Subordinated Debentures in Fiscal 2002. The Company expects that it will be necessary to refinance all or a portion of the Senior Subordinated Notes and Deferred Coupon Notes due in Fiscal 2003. The Company may undertake a refinancing of some or all of such indebtedness sometime prior to its maturity. The Bank Credit Agreement includes an annual cleandown provision requiring borrowings under the Company's Working Capital Facility not to exceed $60.0 million for a period of 30 consecutive days. The Company was in compliance with its various debt covenants at May 3, 1997 and, based on management's operating projections for Fiscal 1997, the Company believes that it will be able to satisfy this cleandown provision and continue to be in compliance with its other debt covenants. The Company's ability to make scheduled payments or to refinance its obligations with respect to its indebtedness depends on its financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond its control. Although the Company's cash flow from its operations and borrowings have been sufficient to meet its debt service obligations, there can be no assurance that the Company's operating results will continue to be sufficient or that future borrowing facilities will be available for payment or refinancing of the Company's indebtedness.

      On May 27, 1997, The Chase Manhattan Bank committed, subject to the execution of a definitive credit agreement, to provide to the Company senior secured facilities in an aggregate principal amount of $500 million pursuant to which the Company will repay in full all amounts outstanding under its existing Bank Credit Agreement. The senior secured facilities include two term facilities in an aggregate principal amount of $300 million and a revolving credit facility in the aggregate principal amount of $200 million. The Company believes it will successfully refinance its existing Bank Credit Agreement, however, there can be no assurances that the refinancing will occur.

      While it is the Company's intention to enter into other refinancings that it considers advantageous, there can be no assurances that the prevailing market conditions will be favorable to the Company. In the event the Company obtains any future refinancing on less than favorable terms, the holders of outstanding indebtedness could experience increased credit risk and could experience a decrease in the market value of their investment, because the Company might be forced to operate under terms that would restrict its operations and might find its cash flow reduced.

LOSSES AND STOCKHOLDER'S DEFICIT

      During the period from the Acquisition in October 1987 through May 3, 1997, the Company had aggregate net losses of $1,119.2 million, of which approximately $890.7 million represents the amortization and write-off of goodwill associated with the Acquisition. At May 3, 1997, the Company had a stockholder's deficit of $1,050.5 million.

SUBORDINATION

      The right to payment of principal and premium, if any, and interest on the Securities is subordinated to the prior payment in full of all Senior Indebtedness (as defined in the Indentures for the respective Securities, See "Description of The Securities", of the Company. Indebtedness of the Company under the Bank Credit Agreement is Senior Indebtedness under the Indentures for all four series of the Securities. The Deferred Coupon Notes are subordinated to the Senior Subordinated Notes and the Subordinated Securities and the Subordinated Securities are Subordinated to the Senior Subordinated Notes. The amount of Senior Indebtedness outstanding at May 3, 1997 was approximately $648.0 million with respect to the Senior Subordinated Notes, $1,085.9 million with respect to the Subordinated Securities, and $1,380.7 million with respect to the Deferred Coupon Notes, in each case including $70.2 million of standby letters of credit. No payment of principal of or premium, if any, or interest on the Securities may be made during the continuance of specified defaults under the Senior Indebtedness. In addition, in the event of the dissolution, liquidation or other winding up of the Company or upon acceleration of the Securities prior to their stated maturity, all obligations with respect to Senior Indebtedness must first be paid in full before any payment may be made with respect to the Securities.

CONTROLLING STOCKHOLDER; RELATIONSHIP TO THE UNDERWRITER AND DEALER MANAGER

      Holdings owns 100% of the outstanding capital stock of PTK and through PTK controls 100% of the Company and has the ability to elect a majority of the directors of the Company. Investment partnerships indirectly controlled by Merrill Lynch & Co., Inc. ("ML&Co.") beneficially own 85.7% of the outstanding shares of voting stock of Holdings. As a results, ML&Co. controls Holdings and, through Holdings and PTK, controls the Company. See "Principal Stockholders".

      Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") is a wholly owned subsidiary of ML&Co. Merrill Lynch & Co., MLPF&S ("Merrill Lynch") acted as an underwriter or dealer manager as the case may be in connection with the offerings of the Securities. Merrill Lynch also has acted in various capacities for the Company and Holdings in the past.

ORIGINAL ISSUE DISCOUNT OF DEFERRED COUPON NOTES

      The Deferred Coupon Notes were issued at a substantial discount from their principal amount. Consequently, purchasers of the Deferred Coupon Notes should be aware that, although cash interest will not accrue on the Deferred Coupon Notes prior to November 1, 1999, and there will no periodic payments of cash interest on the Deferred Coupon Notes prior to May 1, 2000, original issue discount will be included on an accrual basis in the gross income of a holder of Deferred Coupon Notes in advance of the receipt of cash payments on the Deferred Coupon Notes. A holder of a Deferred Coupon Notes will be required to include in income, as interest, original issue discount on the Deferred Coupon Notes, but generally will not be required to include in income any cash payments received by such holder on the Deferred Coupon Note, even if denominated as interest. See "Certain Federal Income Tax Considerations" for a more detailed discussion of the federal income tax consequences to the holders of the Deferred Coupon Notes regarding the purchase, ownership and disposition of the Deferred Coupon Notes.

      If a bankruptcy case is commenced by or against the Company under the United Stated Bankruptcy Code after the issuance of the Deferred Coupon Notes, the claim of a holder of Deferred Coupon Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the initial offering price and (ii) that portion of the original issue discount which is not deemed to constitute "unmatured interest" for purposes of the United States Bankruptcy Code. Any original issue discount that was not amortized as of any such bankruptcy filing would constitute "unmatured interest".

INTEREST OF AFFILIATES

      As discussed above, ML&Co., through Holdings and PTK, continues to control the Company. See "Principal Stockholders". In the Spin-Offs, Holdings received the capital stock to Chefmark. See "The Recapitalization". In connection with the Spin-Offs, the Company entered into the Logistical Services Agreement and two Services Agreements with Plainbridge and has entered into a Services Agreement with Chefmark. Subsequent to May 3, 1997, only one Service Agreement with Chefmark remains. This agreement governs the position of services and payment of fees between the Company and Chefmark. See "Certain Transactions--The Spin-Offs and Related Agreements". In addition, Merrill Lynch, an affiliate of ML&Co., acted as an underwriter or dealer manager as the case may be in connection with the offerings of the Securities and as financial advisor to the Company and Holdings and has received certain fees for providing such services.

COMPETITION

      The supermarket business is highly competitive and is characterized by high asset turnover and narrow profit margins. Pathmark's competitors are national and regional supermarkets, drug stores, convenience stores, discount merchandisers, "warehouse" and "club" stores and other local retailers in the market areas served. See "Business--Competition".

TRADING MARKET IS NOT ASSURED

      Merrill Lynch is currently making offers and sales of the Senior Subordinated Notes and the Subordinated Securities in market-making transactions and may continue to do so in the future. However, it is not obligated to do so, and any such market making may be discontinued at any time without notice, at the sole discretion of Merrill Lynch. Furthermore, Merrill Lynch may be required to discontinue its market-making activities during periods when the Company is seeking to sell certain of its securities or when Merrill Lynch, such as by means of its affiliate's ownership interest in the Company, learns of material non-public information relating to the Company. Merrill Lynch would not be able to recommence its market-making activities until such sale has been completed or such information has become publicly available. It is not possible to forecast the impact, if any, that any such discontinuance may have on the market for the Senior Subordinated Notes and the Subordinated Securities. While other broker/dealers may make a market in the Senior Subordinated Notes and the Subordinated Securities from time to time, there can be no assurance that any other broker/dealer will do so at any time when Merrill Lynch discontinues its market-making activities. In addition, any such broker/dealer that is engaged in market-making activities may thereafter discontinue such activities at any time at its sole option.

      The Deferred Coupon Notes are listed on the NYSE. Merrill Lynch is currently making offers and sales of the Deferred Coupon Notes in market-making transactions as permitted by the rules applicable to members of the NYSE and the Securities Act, although it is not obligated to do so, and any such market making may be discontinued at any time without notice, at the sole discretion of Merrill Lynch.

      There can be no assurance as to the liquidity of the trading market for the Securities or that an active public market for the Securities will develop. If an active public market does not develop, the market price and liquidity of the Securities may be adversely affected. See "Marketing Making Activities of Merrill Lynch".

                                    PATHMARK

      Pathmark is a leading supermarket retailer in the Middle Atlantic States and is the 15th largest supermarket retailer in the nation. At May 3, 1997, Pathmark operated 144 supermarkets primarily in the New York-New Jersey and Philadelphia metropolitan areas. These metropolitan areas contain over 10% of the population and grocery sales in the United States.

      Pathmark pioneered the development of the large "superstore" in the northeast United States, opening the first "Pathmark Super Center" in 1977. By industry standards, Pathmark supermarkets are large and productive, averaging approximately 51,900 total square feet in size and generating high average sales volume of approximately $26.1 million per store ($690 per selling square foot) for stores open for all of Fiscal 1996. Pathmark believes that its large stores give it flexibility to expand and vary its merchandise offerings in response to changing competitive conditions.

      The principal executive offices of the Company are located at 301 Blair Road, P.O. Box 5301, Woodbridge, New Jersey 07095-0915 and its telephone number is (732) 499-3000.

                              THE RECAPITALIZATION

      The predecessor of the registrant was incorporated in the state of Delaware in June 1987 as a wholly owned subsidiary of Supermarkets General Holdings Corporation ("Holdings"). In October 1987, Holdings acquired Supermarkets General Corporation. In 1990, Supermarkets General Corporation was merged into the registrant and the registrant retained the name Supermarkets General Corporation. In connection with the recapitalization referred to below, the registrant changed its name from Supermarkets General Corporation to Pathmark Stores, Inc. ("Pathmark" or the "Company").

      Pathmark consummated a recapitalization plan (the "Recapitalization") on October 26, 1993. In connection with the Recapitalization, its former parent, Holdings, transferred all of the capital stock of Pathmark to PTK Holdings, Inc. ("PTK"), a then newly formed, wholly owned subsidiary of Holdings. PTK was incorporated in the State of Delaware in 1993 and owns 100% of the capital stock of Pathmark.

      In connection with the Recapitalization, Pathmark contributed warehouse, distribution and transportation operations and the inventory therein that service the Pathmark supermarkets and drug stores and certain other assets to Plainbridge, Inc., a then newly formed subsidiary ("Plainbridge") and distributed the Capital Stock of Plainbridge to PTK (the "Plainbridge Spin-Off"). In addition, Pathmark contributed to Chefmark, Inc., a newly formed Delaware corporation ("Chefmark"), the Chefmark deli food preparation operations and a related warehouse and a leased banana ripening warehouse, and distributed the shares of Chefmark to Holdings (the "Chefmark Spin-Off", and, together with the Plainbridge Spin-Off"). In connection with the Plainbridge Spin-Off, Pathmark entered into a logistical services agreement with Plainbridge (the "Logistical Services Agreement") that provided for the continuing supply of merchandise to the Pathmark supermarkets and drug stores and for the provision of warehousing, distribution and logistical services relating to the supply of such merchandise. During the fiscal year ended February 1, 1997 ("Fiscal 1996"), PTK contributed 100% of the capital stock of Plainbridge to Pathmark, making Plainbridge a wholly owned subsidiary of Pathmark.

      During Fiscal 1996, Pathmark twice amended its existing bank credit agreement dated as of October 26, 1993, as amended, (the "Bank Credit Agreement") by prospectively modifying certain of its financial covenants (interest coverage, leverage and consolidated adjusted earnings before interest, taxes, depreciation and amortization) and, in connection with the contribution of Plainbridge shares to the Company, by increasing its working capital facility (the "Working Capital Facility") under the Bank Credit Agreement by $25 million to $200 million. Also, Pathmark and Plainbridge terminated the Logistical Services Agreement. As used herein, "Pathmark" or the "Company" means Pathmark and its wholly-owned subsidiaries.

      On May 27, 1997, The Chase Manhattan Bank committed, subject to the execution of a definitive credit agreement, to provide to the Company senior secured facilities in an aggregate principal amount of $500 million pursuant to which the Company will repay in full all amounts outstanding under its existing Bank Credit Agreement. The senior secured facilities include two term facilities in an aggregate principal amount of $300 million and a revolving credit facility in the aggregate principal amount of $200 million. The Company believes it will successfully refinance its existing Bank Credit Agreement, however, there can be no assurances that the refinancing will occur.

                                 USE OF PROCEEDS

      This Prospectus is to be used by Merrill Lynch in connection with offers and sales of the Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. The Company does not receive any proceeds from such market-making transactions.

                              PATHMARK STORES, INC.

                                 CAPITALIZATION

      The following table sets forth the historical consolidated current debt and capitalization of the Company at May 3, 1997. This table should be read in conjunction with "The Recapitalization," "Certain Indebtedness of the Company" and "Selected Historical Consolidated Financial Data."

                                                                May 3, 1997

                                                               (in millions)

Current Debt(1):

    Current portion of obligations under capital leases....       $     23
    Current portion of Term Loan...........................             58
    Current portion of Working Capital Facility............             47
    Current portion of other long-term debt................              8
                                                                    -------

         Total current debt................................        $   136
                                                                    =======
1
Long-term Debt(1):

    Bank Credit Agreement:

      Term Loan............................................        $   173
      Working Capital Facility(2)..........................             60
    Senior Subordinated Notes due 2003.....................            438
    Intercompany Note in respect of Holdings Subordinated N              1
    Subordinated Notes due 2002............................            199
    Subordinated Debentures due 2002.......................             96
    Deferred Coupon Notes due 2003.........................            173
    Mortgages and notes payable............................             32
    Obligations under capital leases.......................            176
                                                                    -------

         Total long-term debt..............................          1,348
                                                                    -------

Stockholder's Deficit:

    Common stock, 100 shares authorized, 100 shares issued.             --
    Paid-in capital........................................             69
    Accumulated deficit....................................         (1,120)
                                                                    -------

         Total stockholder's deficit.......................         (1,051)
                                                                    -------

         Net capitalization................................        $   297
                                                                    =======


-----------
(1) See Note 2 to the Company's Unaudited Consolidated Financial Statements for the First Quarter Fiscal 1997 included elsewhere in this Prospectus for further information with respect to the indebtedness of the Company.
(2)  Excludes $70.2 million of standby letters of credit.

                              PATHMARK STORES, INC.

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

      The consolidated statements of operations data and balance sheet data presented below of the Company for each of the five fiscal years in the period ended February 1, 1997 were derived from audited consolidated financial statements of the Company, certain periods of which, together with the report of Deloitte & Touche LLP, independent auditors, are included elsewhere herein. The selected historical consolidated financial data of the Company for the First Quarter Fiscal 1997 and First Quarter Fiscal 1996 presented below was derived from the unaudited consolidated financial statements of the Company, which, in the opinion of management, reflect all adjustments, consisting of only normal, recurring adjustments, necessary for a fair presentation of such data and which have been prepared in accordance with the same accounting principles followed in the presentation of the Company's audited financial statements for the year ended February 1, 1997. The statement of operations data for the First Quarter Fiscal 1997 is not necessarily indicative of the results that may be expected for the fiscal year. On March 1, 1996, the Company reacquired all of the outstanding capital stock of Plainbridge by means of a capital contribution from PTK. Since the acquisition is a transfer of interest among entities under common control, it is being accounted for at historical cost in a manner similar to pooling-of-interests accounting. Accordingly, the consolidated financial statements presented herein reflect the assets and liabilities and related results of operations of the combined entity for all periods. The Company sold its home centers segment in November 1994 and the accompanying consolidated statements of operations include the operating results of the Company's home centers segment as discontinued operations. The data that follows should be read in conjunction with "Capitalization", "Pathmark--The Recapitalization" and the Consolidated Financial Statements of the Company and notes thereto included in this Prospectus.

                                                      First                          Fiscal Years(a)
                                                   Quarters(a)

                                                 ----------------    ------------------------------------------------
                                                 1997       1996      1996      1995       1994      1993      1992
                                                 ----       ----      ----      ----       ----      ----      ----
                                                                        (Dollars in millions)
Statements of Operations Data:

Sales(b)...................................    $   922    $   913   $ 3,710   $ 3,972    $ 3,968   $ 4,021   $ 4,110
Cost of sales(b) (exclusive of depreciation
and                                                663        647     2,619     2,838      2,866     2,952     3,031
  amortization shown separately below).....

                                                  -----     -----     -----     ------     ----      -----     -----

Gross profit(b)............................        259        266     1,091     1,134      1,102     1,069     1,079
Selling, general and administrative                212        214       857       866        851       837       817
expenses(b)................................

Depreciation and amortization(c)...........         20         20        89        80         75        70        69
Restructuring charge(d)....................         --         --         9        --         --        --        --
Lease commitment charge(e).................         --         --         9        --         --        --        --
Recapitalization expenses(f)...............         --         --        --        --         --        17        --
Provision for store closings(g)............         --         --        --        --         --         6        --
Amortization of goodwill...................         --         --        --        --         --        --        18
Goodwill write-off.........................         --         --        --        --         --        --       601
                                                  -----     -----     -----     ------     ----      -----     -----

Operating earnings (loss)..................         27         32       127       188        176       139      (426)
Interest expense, net(h)...................        (42)       (40)     (161)     (165)      (148)     (172)     (183)
Gain on disposition of freestanding drug
store(i)...................................         --         --        --        16         --        --        --
                                                  -----     -----     -----     ------     ----      -----     -----

Earnings (loss) from continuing operations
  before income taxes, gain on disposal of
  home centers segment, extraordinary items
  and cumulative effect of accounting
  changes..................................        (15)        (8)      (34)       39         28       (33)     (609)
Income tax benefit (provision).............          6          3        14        (6)        (4)       20        (8)
                                                  -----     -----     -----     ------     ----      -----     -----
Earnings (loss) from continuing operations
  before gain on disposal of home centers
  segment, extraordinary items and
  cumulative effect of accounting changes.          (9)        (5)      (20)       33         24       (13)     (617)
Loss from discontinued operations..........         --         --        --        --         (2)       --        (1)
Gain on disposal of home centers segment,
  net of tax(j)............................         --         --        --        --         17        --        --
                                                  -----     -----     -----     ------     ----      -----     -----
Earnings (loss) from before extraordinary
  items and cumulative effect of accounting
  changes..................................         (9)        (5)      (20)       33         39       (13)     (618)
Extraordinary items, net of tax(k).........         --         (1)       (1)       --         --       (97)       (5)
                                                  -----     -----     -----     ------     ----      -----     -----
Earnings (loss) before cumulative effect of
  accounting changes.......................         (9)        (6)      (21)       33         39      (110)     (623)
Cumulative effect of accounting changes, net        --         --        --        --         --       (38)       --
  of tax(l).................................     -----      -----     -----    ------       ----     -----     -----
Net earnings (loss)........................    $    (9)    $   (6)   $  (21)   $   33      $  39   $  (148)  $  (623)
                                                  =====     =====     =====     ======     ====      =====     =====
Ratio of earnings to fixed charges(m)......         --         --        --      1.21x      1.16x       --        --
                                                  =====     =====     =====     ======     ====      =====     =====
Deficiency in earnings available to cover
  fixed charges(n).........................    $    15     $    8    $   34    $   --      $  --   $    33   $   609
                                                  =====     =====     =====     ======     ====      =====     =====
BALANCE SHEET DATA
Total assets...............................    $   987    $   975   $   990   $   986    $ 1,018   $ 1,119   $ 1,101
Working capital deficiency.................        207        164       182       173        122       107        55
Obligations under capital leases, long-term        177        139       175       140        127       132       127
Other long-term debt, net of current
  maturities..............................       1,171      1,220     1,186     1,215      1,273     1,286     1,278
Stockholder's deficit......................     (1,051)    (1,030)   (1,042)   (1,024)    (1,030)   (1,001)     (967)
                                                                                          (FOOTNOTE ON FOLLOWING PAGE)

                              PATHMARK STORES, INC.

            NOTES TO SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA


(a) The Company's fiscal year ends on the Saturday nearest to January 31 of the following calendar year. Fiscal years consist of 52 weeks, except for 53 weeks in Fiscal 1995. The first quarters of Fiscal 1997 and Fiscal 1996 are each comprised of 13 weeks.

(b) Certain reclassifications have been made to the prior years' consolidated financial statements to conform to the Fiscal 1996 presentation, the most significant of which was the Company's change in reporting of Pathmark coupon expenses (excluding manufacturers' coupons). Prior to this change, Pathmark coupon expenses, net of any vendor reimbursements, were recorded in selling, general and administrative expenses. As a result of this change, Pathmark gross coupon expenses have now been recorded as a reduction of sales with any vendor reimbursements being recorded as a reduction of cost of goods sold.

(c) In Fiscal 1996, depreciation and amortization includes a $5 million pretax charge to write down certain fixed assets held for sale to their estimated net realizable values. See Note 7 of the Notes to Consolidated Financial Statements included elsewhere in the Prospectus.

(d) During Fiscal 1996, the Company recorded a pretax charge of $9 million for reorganization and restructuring costs related to its administrative operations. See Note 3 of the Notes to Consolidated Financial Statements included elsewhere in the Prospectus.

(e) During Fiscal 1996, the Company recorded a pretax charge of $9 million related to unfavorable lease commitments of certain unprofitable stores in the Company's southern region. See Note 4 of the Notes to Consolidated Financial Statements included elsewhere in the Prospectus.

(f) In connection with the Recapitalization in Fiscal 1993, the Company recorded a pretax charge of $17 million related to reorganization and restructuring costs.

(g) During Fiscal 1993, the Company decided to close or dispose of five stores and recorded a pretax charge of $6 million.

(h) Prior to Fiscal 1995, interest expense was net of interest charged to discontinued operations.

(i) During Fiscal 1995, the Company recognized a pretax net gain of $16 million in connection with the disposition of its 36 freestanding drug stores. See Note 19 of the Notes to Consolidated Financial Statements included elsewhere in the Prospectus.

(j) During Fiscal 1994, the Company sold its home centers segment, which resulted in a gain on sale of $17 million, net of $2 million of income taxes. See Note 20 of the Notes to Consolidated Financial Statements included elsewhere in the Prospectus.

(k) During Fiscal 1996, the Company recorded an extraordinary charge of $1 million, net of an income tax benefit, related to the early extinguishment of debt. See Note 18 of the Notes to Consolidated Financial Statements included elsewhere in the Prospectus. During Fiscal 1993, in connection with the Recapitalization, the Company recorded an extraordinary charge of $97 million, net of an income tax benefit of $15 million, related to the early extinguishment of debt. During Fiscal 1992, the Company recorded an extraordinary charge of $5 million, net of an income tax benefit of $3 million, related to the early extinguishment of debt.

(l) The cumulative effect of accounting changes in Fiscal 1993 of $38 million, net of an income tax benefit of $28 million, reflects the adoption of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits other than Pensions"; the adoption of Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits"; the change in the method utilized to calculate last-in, first-out (LIFO) inventories; and the change in the determination of the discount rate utilized to record the present value of certain noncurrent liabilities. All of the accounting changes were made as of the beginning of Fiscal 1993.

(m) For the purpose of this calculation, earnings before fixed charges consist of earnings from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred debt issuance costs) and the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third of operating lease rentals).

(n) For purposes of determining the deficiency in earnings available to cover fixed charges, earnings are defined as earnings (loss) from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred debt issuance costs) and the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third of operating lease rentals).

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

                              RESULTS OF OPERATIONS

      The matters discussed herein, with the exception of historical information, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the competitive environment in which the Company operates and the general economic conditions in the Company's trading areas.

RESULTS OF OPERATIONS

      RECLASSIFICATIONS: Certain reclassifications have been made to the prior years' consolidated financial statements to conform to the Fiscal 1996 presentation, the most significant of which was the Company's change in reporting of Pathmark coupon expenses (excluding manufacturers' coupons). Prior to this change, Pathmark coupon expenses, net of any vendor reimbursements, were recorded in selling, general and administrative expenses. As a result of this change, Pathmark gross coupon expenses have now been recorded as a reduction of sales, with any vendor reimbursements being recorded as a reduction of cost of goods sold.

    FIRST QUARTER FISCAL 1997  V. FIRST QUARTER FISCAL 1996

      SALES: Sales in the first quarter of Fiscal 1997 were $922.3 million compared to $912.8 million in the prior year, an increase of 1% with same store sales from supermarkets increasing 0.6%. The increase in sales resulted from the Company's new store openings and remodels over the past year and the Company's promotional pricing program which commenced in the first quarter of Fiscal 1997. The Company operated 144 supermarkets at both the end of the first quarters of Fiscal 1997 and Fiscal 1996, including 55 and 46 Pathmark 2000 format stores, respectively.

      GROSS PROFIT: Gross profit in the first quarter of Fiscal 1997 was $259.3 million or 28.1% of sales compared with $266.0 million or 29.1% of sales for the prior year. The decrease in gross profit in both dollars and as a percentage of sales for the first quarter Fiscal 1997 compared to the prior year was primarily due to the promotional pricing program introduced during the first quarter of Fiscal 1997. The cost of goods sold comparisons were affected by a pretax LIFO charge of $0.4 million and $0.9 million in the first quarters of Fiscal 1997 and Fiscal 1996, respectively.

      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES ("SG&A"): SG&A in the first quarter of Fiscal 1997 decreased $1.3 million or 0.6% compared to the prior year. As a percentage of sales, SG&A were 23.0% in the first quarter of Fiscal 1997, down from 23.4% in the prior year. The decrease in SG&A as a percentage of sales in the first quarter of Fiscal 1997 compared to the prior year was primarily due to lower advertising and administrative expenses, partially offset by higher labor and labor related expenses.

      DEPRECIATION AND AMORTIZATION: Depreciation and amortization of $20.2 million in the first quarter of Fiscal 1997 was $0.4 million lower than the prior year of $20.6 million. The decrease in depreciation and amortization expense in the first quarter of Fiscal 1997 compared to the prior year was primarily due to the write down in the fourth quarter of Fiscal 1996 of certain fixed assets held for sale, principally in the Company's southern region, partially offset by capital expenditures in Fiscal 1997. Depreciation and amortization excludes video tape amortization, which is recorded in cost of goods sold, of $0.8 million and $0.75 million in the first quarters of Fiscal 1997 and Fiscal 1996, respectively.

      OPERATING EARNINGS: Operating earnings in the first quarter of Fiscal 1997 were $26.7 million compared with the prior year of $31.7 million. The decrease in operating earnings in the first quarter of Fiscal 1997 compared to the prior year was due to lower gross profit, partially offset by lower SG&A and depreciation and amortization expense.

      INTEREST EXPENSE: Interest expense was $41.3 million in the first quarter of Fiscal 1997 compared to $39.9 million in the prior year primarily due to an increase in the Working Capital Facility along with higher interest rates, partially offset by reductions in the Term Loan.

      INCOME TAXES: Income taxes for the interim period are based on the estimated effective tax rate expected to be applicable for the full fiscal year. The income tax benefit in the first quarters of Fiscal 1997 and Fiscal 1996 were $5.7 million and $3.3 million, respectively.

      During the first quarter of Fiscal 1997, the Company made income tax payments of $1.7 million and received income tax refunds of $0.5 million. During the first quarter of Fiscal 1996, the Company made income tax payments of $1.4 million and received income tax refunds of $0.3 million.

      EXTRAORDINARY ITEM: During the first quarter of Fiscal 1996, in connection with the termination of the Plainbridge credit agreement due to the reacquisition of Plainbridge by Pathmark, the Company wrote off deferred financing fees resulting in a net loss on early extinguishment of debt of $0.7 million.

      SUMMARY OF OPERATIONS: For the first quarter of Fiscal 1997, the Company's net loss was $8.8 million compared to a net loss of $5.5 million for the prior year. The increase in net loss in the first quarter of Fiscal 1997 compared to the prior year was primarily due to lower operating earnings and higher interest expense, partially offset by a higher income tax benefit.

      EBITDA-FIFO: EBITDA-FIFO was $48.3 million and $54.2 million in the first quarters of Fiscal 1997 and Fiscal 1996, respectively. EBITDA-FIFO represents net earnings before interest expense, income taxes, depreciation, amortization, the LIFO charge (credit) and unusual transactions. EBITDA-FIFO is a widely accepted financial indicator of a company's ability to service and/or incur debt. EBITDA-FIFO should not be construed as an alternative to, or a better indicator of operating income or to cash flows from operating activities, as determined in accordance with generally accepted accounting principles.

    FISCAL 1996 (52-WEEK YEAR)  V. FISCAL 1995 (53-WEEK YEAR)

      SALES: Sales in Fiscal 1996 were $3.71 billion compared to $3.97 billion in Fiscal 1995. Sales comparisons were impacted by the extra week in the prior year and the disposition of the freestanding drug stores during Fiscal 1995. Sales generated by the freestanding drug stores were $110.8 million in Fiscal 1995. Same store sales from supermarkets decreased 2.8% for the year primarily due to a significant increase in competitive new store openings and remodels, particularly in the Company's southern region. During Fiscal 1996, the Company opened four new Pathmark 2000 format stores, two of which replaced smaller stores, and completed 21 major renovations and enlargements to existing supermarkets. Two stores were closed and not replaced during the year. At Fiscal 1996 year end, the Company operated 144 supermarkets, including 53 Pathmark 2000 format stores, compared with the end of Fiscal 1995 when the Company operated 144 supermarkets, including 44 Pathmark 2000 format stores.

      GROSS PROFIT: Gross profit in Fiscal 1996 was $1.09 billion or 29.4% of sales compared with $1.13 billion or 28.6% of sales in Fiscal 1995. Excluding the impact of the disposition of the freestanding drug stores, gross profit as a percentage of sales was 28.8% in Fiscal 1995. The improvement in gross profit, as a percentage of sales in Fiscal 1996 compared to Fiscal 1995, was primarily due to increased focus on merchandising programs, the impact of the disposition of the freestanding drug stores, as well as the Company's continuing emphasis on the Pathmark 2000 format stores which allow expanded variety in all departments particularly high margin perishables. The decrease in gross profit was primarily attributable to the lower sales. The cost of goods sold comparisons were affected by a pretax LIFO credit of $1.3 million and a pretax LIFO charge of $1.1 million in Fiscal 1996 and Fiscal 1995, respectively.

      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES ("SG&A"): SG&A decreased $8.4 million or 1.0% in Fiscal 1996 compared with Fiscal 1995. SG&A, on a proforma basis eliminating the SG&A impact of the freestanding drug stores, increased 2.0% in Fiscal 1996 compared to Fiscal 1995. As a percentage of sales, SG&A were 23.1% in Fiscal 1996, up from 21.8% in Fiscal 1995 due to the impact of lower sales, higher labor and labor related expenses, claims expenses and occupancy costs, partially offset by lower advertising expenses and the impact of the disposition of the freestanding drug stores in Fiscal 1995. SG&A for Fiscal 1996 also included a first quarter provision of $5.8 million representing the termination costs for two former executives of the Company, a first quarter gain of $5.6 million recognized on the sale of certain real estate and a second quarter curtailment gain of $2.0 million due to the elimination of postretirement medical coverage for active non-union associates. SG&A for Fiscal 1995 also included a fourth quarter gain of $3.4 million recognized on the sale of a former warehouse of Purity Supreme, Inc. ("Purity"), a previously divested company.

      DEPRECIATION AND AMORTIZATION: Depreciation and amortization of $89.0 million in Fiscal 1996 was $8.6 million higher than $80.4 million in Fiscal 1995. The increase for Fiscal 1996 was primarily due to a pretax charge of $5.4 million to write down certain fixed assets held for sale, principally in the Company's southern region, to their estimated net realizable values and capital expenditures. Depreciation and amortization excludes video tape amortization, which is recorded in cost of goods sold, of $3.1 million and $2.8 million in Fiscal 1996 and Fiscal 1995, respectively.

      RESTRUCTURING CHARGE: During the fourth quarter of Fiscal 1996, the Company recorded a pretax charge of $9.1 million for reorganization and restructuring costs related to its administrative operations. The restructuring charge included $4.2 million for the costs of a voluntary early retirement program and $1.2 million for severance and termination benefits. The remaining charge of $3.7 million primarily relates to consulting fees incurred in connection with the restructuring and exit costs for facility consolidation.

      LEASE COMMITMENT CHARGE: During the fourth quarter of Fiscal 1996, the Company decided to divest a group of its southern region stores, certain of which have experienced unprofitable operating results. The Company concluded that the operating losses being experienced by these stores were other than temporary and that the projected operating results of such stores would not be sufficient to recover their long-lived assets and their contractual lease commitments. Further, the Company believes that these lease costs will not be significantly recoverable through any future sublease. Therefore, the Company recorded a $8.8 million pretax charge related to these unfavorable lease commitments, in addition to writing down the long-lived assets of these stores (see "Depreciation and Amortization" above).

      OPERATING EARNINGS: Operating earnings for Fiscal 1996 were $127.1 million compared with $187.9 million for Fiscal 1995. The decrease in operating earnings during Fiscal 1996 compared to Fiscal 1995 was due to lower sales, higher depreciation and amortization expense, the restructuring charge and the lease commitment charge, partially offset by lower SG&A.

      INTEREST EXPENSE: Interest expense was $161.5 million for Fiscal 1996 compared to $164.7 million in Fiscal 1995 primarily due to reductions in the Term Loan along with lower interest rates.

      INCOME TAXES: The income tax benefit for Fiscal 1996 was $14.4 million. The income tax provision for Fiscal 1995 was $5.9 million reflecting the reversal of the valuation allowance of $9.1 million related to the Company's deferred income tax assets. The reversal was recorded in conjunction with the Company's continuing evaluation of its deferred income tax assets. In the opinion of management, sufficient evidence continues to exist, which indicates that it is more likely than not, that the Company will be able to realize its deferred income tax assets.

      During Fiscal 1996, the Company made income tax payments of $4.6 million and received income tax refunds of $5.5 million. During Fiscal 1995, the Company made income tax payments of $21.9 million and received income tax refunds of $10.3 million.

      EXTRAORDINARY ITEMS: During the first quarter of Fiscal 1996, in connection with the termination of the Plainbridge credit agreement due to the reacquisition of Plainbridge by Pathmark, the Company wrote off deferred financing fees resulting in a net loss on early extinguishment of debt of $0.7 million. During the second quarter of Fiscal 1996, in connection with the proceeds from the sale of certain mortgaged property, the Company made a mortgage paydown of $5.3 million, including accrued interest and debt premiums, resulting in a net loss on early extinguishment of debt of $0.2 million.

      NET EARNINGS: The Company's net loss in Fiscal 1996 was $20.8 million compared to net earnings of $32.7 million in Fiscal 1995. The decrease in net earnings for Fiscal 1996 compared to Fiscal 1995 was due to lower operating earnings in Fiscal 1996, the gain on disposition of the freestanding drug stores in Fiscal 1995, partially offset by lower interest expense and an income tax benefit in Fiscal 1996 compared to an income tax provision in Fiscal 1995.

      EBITDA-FIFO: EBITDA-FIFO was $236.4 million and $268.9 million in Fiscal 1996 and Fiscal 1995, respectively.

    FISCAL 1995 (53-WEEK YEAR)  V. FISCAL 1994 (52-WEEK YEAR)

      SALES: Sales were $3.97 billion in both Fiscal 1995 and Fiscal 1994. The decrease in sales, due to the sale of the freestanding drug stores on July 28, 1995, was offset by sales for the extra week in Fiscal 1995. Same store sales from supermarkets decreased 0.3% for the year. During Fiscal 1995, the Company opened five supermarkets, of which three replaced older, smaller stores and completed 18 renovations and enlargements. One store was closed and not replaced during the year. At Fiscal 1995 year end, the Company operated 144 supermarkets, including 44 Pathmark 2000 format stores, compared with the end of Fiscal 1994 when the Company operated 143 supermarkets, including 29 Pathmark 2000 format stores. The Company operated one freestanding drug store at Fiscal 1995 year end compared to 36 freestanding drug stores at the end of Fiscal 1994 (see "Disposition of Freestanding Drug Stores" below).

      GROSS PROFIT: Gross profit in Fiscal 1995 was $1.13 billion or 28.6% of sales compared with $1.10 billion or 27.8% of sales in Fiscal 1994. The improvement in gross profit, as a percentage of sales for Fiscal 1995 compared to Fiscal 1994, was primarily due to increased focus on merchandising programs as well as to the Company's continuing emphasis on the Pathmark 2000 format stores, which allow expanded variety in all departments particularly high margin perishables and lower inventory shrink. The cost of goods sold comparisons were affected by a pretax LIFO charge of $1.1 million and a pretax LIFO credit of $0.7 million for Fiscal 1995 and Fiscal 1994, respectively.

      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES ("SG&A"): SG&A increased $14.7 million or 1.7% in Fiscal 1995 compared with Fiscal 1994. SG&A, on a proforma basis eliminating the SG&A impact of the freestanding drug stores in the third and fourth quarters of Fiscal 1994, increased 4.0% in Fiscal 1995 compared to Fiscal 1994. As a percentage of sales, SG&A were 21.8% in Fiscal 1995 up from 21.4% in Fiscal 1994 due to higher claims expenses, occupancy costs and supplies, partially offset by lower promotional costs and labor related expenses, along with weather related expenses that adversely affected the first quarter of Fiscal 1994. SG&A for Fiscal 1995 also included a fourth quarter gain of $3.4 million recognized on the sale of a former warehouse of Purity, a previously divested company.

      DEPRECIATION AND AMORTIZATION: Depreciation and amortization of $80.4 million in Fiscal 1995 was $4.9 million higher than the $75.5 million in Fiscal 1994. The increase for Fiscal 1995 was primarily due to capital expenditures. Depreciation and amortization excludes video tape amortization, which is recorded in cost of goods sold, of $2.8 million and $2.6 in Fiscal 1995 and Fiscal 1994, respectively.

      OPERATING EARNINGS: Operating earnings for Fiscal 1995 were $187.9 million compared with the $175.7 million in Fiscal 1994. The increase in operating earnings in Fiscal 1995 compared to Fiscal 1994 was due to higher gross profit, partially offset by higher SG&A and depreciation and amortization expenses.

      INTEREST EXPENSE: Interest expense was $164.7 million for Fiscal 1995 compared to $158.5 million in Fiscal 1994 due to the higher interest rates on the Company's floating rate bank debt and higher average borrowings under its Working Capital Facilities. During Fiscal 1994, the Company allocated $11.0 million of interest expense to discontinued operations.

      DISPOSITION OF FREESTANDING DRUG STORES: During the second quarter of Fiscal 1995, the Company made a decision to dispose of its 36 freestanding drug stores and, on July 28, 1995, completed the sale of 30 of its freestanding drug stores, including merchandise inventory, to Rite Aid Corporation for $59.9 million. The Company recorded a pretax gain on the disposition of its freestanding drug stores of $15.5 million, net of a $19.0 million charge related to the estimated exit costs of the remaining six freestanding drug stores. Five of the remaining six freestanding drug stores were closed during Fiscal 1995 and the sixth store closed during the second quarter of Fiscal 1996.

      INCOME TAXES: The income tax provision of $5.9 million for Fiscal 1995 is net of reversals through July 29, 1995 of the deferred income tax valuation allowance totaling $9.1 million related to the Company's deferred income tax assets. The reversals were recorded in conjunction with the Company's continuing evaluation of its deferred income tax assets. In the opinion of management, sufficient evidence exists, such as the positive trend in earnings, which indicates that it is more likely than not that the Company will be able to realize its deferred income tax assets. The income tax provision was $4.1 million in Fiscal 1994.

      During Fiscal 1995, the Company made income tax payments of $21.9 million and received income tax refunds of $10.3 million. During Fiscal 1994, the Company made income tax payments of $6.3 million and received income tax refunds of $25.9 million.

      SUMMARY OF CONTINUING OPERATIONS: Earnings from continuing operations were $32.7 million for Fiscal 1995 compared to $24.1 million for Fiscal 1994. The increase in earnings from continuing operations for Fiscal 1995 was primarily due to the gain of disposition of freestanding drug stores and higher operating earnings, partially offset by higher interest expense.

      NET EARNINGS: Net earnings were $32.7 million in Fiscal 1995 compared to $39.1 million in Fiscal 1994. Fiscal 1994 included the gain on disposal of home centers segment of $17.0 million and a loss from discontinued operations of $2.1 million.

      EBITDA-FIFO: EBITDA-FIFO was $268.9 million and $253.1 million in Fiscal 1995 and Fiscal 1994, respectively.

FINANCIAL CONDITION

      DEBT SERVICE: During the first quarter of Fiscal 1997, total debt increased $24.5 million from Fiscal 1996 year end primarily due to borrowings under the Working Capital Facility and debt accretion on the Deferred Coupon Notes, partially offset by Term Loan repayments. Borrowings under the Working Capital Facility were $106.5 million at May 3, 1997 and have decreased to $70.5 million at June 12, 1997.

      During the second quarter of Fiscal 1997, the Company sold four of its 12 stores that it announced for divestiture at the end of Fiscal 1996 for $14.9 million. The proceeds were used to paydown a portion of the Working Capital Facility.

      During Fiscal 1996, total debt decreased $6.3 million from Fiscal 1995 year end primarily due to Term Loan repayments of $44.8 million, offset by borrowings under the Working Capital Facility and debt accretion on the Deferred Coupon Notes. Borrowings under the Working Capital Facility were $73.5 million at February 1, 1997. During the third quarter of Fiscal 1996, the Company sold three of its supermarket properties for $19.3 million, net of fees of $1.4 million and income taxes of $0.7 million and simultaneously leased back the properties. The net proceeds were used to paydown debt, primarily the Working Capital Facility.

      During Fiscal 1996, Pathmark twice amended its existing Bank Credit Agreement. In conjunction with the reacquisition of the Plainbridge capital stock, the outstanding obligations of Plainbridge under its bank credit agreement were satisfied by the Company and the Plainbridge bank credit agreement was terminated. The Company simultaneously entered into an amendment to its Bank Credit Agreement with its existing lenders increasing the Company's Working Capital Facility from $175 million to $200 million (of which the maximum of $125.0 million can be in letters of credit) to satisfy any additional liquidity needs and prospectively modifying certain of its financial covenants to take into account the operations of Plainbridge. In December 1996, the Company amended its Bank Credit Agreement with existing lenders modifying certain of its covenants, including those concerning the generation of minimum levels of cash flow (as defined), minimum interest coverage and maximum leverage rates.

      The Company is required to repay a portion of its borrowings under the Term Loan each year, so as to retire such indebtedness in its entirety by Fiscal 1999. The Company is also required to make sinking fund payments on the Subordinated Notes in the amount of 25% of the original aggregate principal amount of the Subordinated Notes on each of June 15, 2000 and June 15, 2001. The Subordinated Debentures and the remaining Subordinated Notes mature on June 15, 2002. The Senior Subordinated Notes and the Deferred Coupon Notes mature in Fiscal 2003. The Company has no payment obligations, through intercompany notes or otherwise, with respect to its parent's indebtedness.

      The indebtedness under the Working Capital Facility and the Term Loan bear interest at floating rates and cash interest payments on that indebtedness may vary in future years. The Company does not currently maintain any interest rate hedging arrangements due to the reasonable risk that near term interest rates will not rise significantly. The Company is continuously evaluating this risk and will implement interest rate hedging arrangements if deemed appropriate.

      The majority of the cash interest payments are scheduled in the second and fourth quarters.

      The amount of principal payments required each year on outstanding long-term debt (excluding the original issue discount with respect to the Deferred Coupon Notes) are as follows (dollars in millions):

                                                           Principal
   Fiscal Years                                             Payments
   ------------                                             --------
       1997(a)....................................          $  94.4
       1998.......................................            155.7
       1999.......................................            127.2
       2000.......................................             50.6
       2001.......................................             50.0
       2002.......................................            195.8
       2003.......................................            610.9

----------
(a) Subsequent to May 3, 1997.

    LIQUIDITY:

      The consolidated financial statements of the Company indicate that, at May 3, 1997, current liabilities exceeded current assets by $207.5 million and stockholder's deficit was $1.05 billion. Management believes that cash flows generated from operations, supplemented by the unused borrowing capacity under the Working Capital Facility and the availability of capital lease financing will be sufficient to pay the Company's debts as they come due, provide for its capital expenditure program and meets its other cash requirements.

      The Company believes that it will be able to make the scheduled payments or refinance its obligations with respect to its indebtedness through a combination of operating funds and borrowing facilities. Future refinancing will be necessary if the Company's cash flow from operations is not sufficient to meet its debt service requirements related to the maturity of a portion of the Term Loan, Working Capital Facility and certain mortgages in Fiscal 1998, the amortization and subsequent maturity of the Term Loan in Fiscal 1999 and the maturity of the Subordinated Notes and Subordinated Debentures in Fiscal 2002. The Company expects that it will be necessary to refinance all or a portion of the Senior Subordinated Notes and the Deferred Coupon Notes due in Fiscal 2003. The Company may undertake a refinancing of some or all of such indebtedness sometime prior to its maturity. The Bank Credit Agreement includes an annual cleandown provision requiring borrowings under the Company's Working Capital Facility not to exceed $60.0 million for a period of 30 consecutive days. The Company was in compliance with its various debt covenants at May 3, 1997, and, based on management's operating projections for Fiscal 1997, the Company believes that it will be able to satisfy this cleandown provision and continue to be in compliance with its other debt covenants. The Company's ability to make scheduled payments, to refinance or otherwise meet its obligations with respect to its indebtedness depends on its financial and operating performance, which in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond its control. Although the Company's cash flow from its operations and borrowings has been sufficient to meet its debt service obligations, there can be no assurance that the Company's operating results will continue to be sufficient or that future borrowing facilities will be available for payment or refinancing of the Company's indebtedness.

      On May 27, 1997, The Chase Manhattan Bank committed, subject to the execution of a definitive credit agreement, to provide to the Company senior secured facilities in an aggregate principal amount of $500 million pursuant to which the Company will repay in full all amounts outstanding under its existing Bank Credit Agreement. The senior secured facilities include two term facilities in an aggregate principal amount of $300 million and a revolving credit facility in the aggregate principal amount of $200 million. The Company believes it will successfully refinance its existing Bank Credit Agreement, however, there can be no assurances that the refinancing will occur.

      While it is the Company's intention to enter into other refinancings that it considers advantageous, there can be no assurances that the prevailing market conditions will be favorable to the Company. In the event the Company obtains any future refinancing on less than favorable terms, the holders of outstanding indebtedness could experience increased credit risk and could experience a decrease in the market value of their investment, because the Company might be forced to operate under terms that would restrict its operations and might find its cash flow reduced.

      CAPITAL EXPENDITURES: Capital expenditures for the first quarter of Fiscal 1997, including property acquired under capital leases, were $11.8 million compared to $15.2 million for the prior year. During the first quarter of Fiscal 1997, the Company opened one new Pathmark 2000 format store, completed one enlargement to an existing supermarket and closed one of the 12 stores announced for divestiture at the end of Fiscal 1996. Subsequent to the first quarter of Fiscal 1997, the Company opened one new Pathmark 2000 format store and sold or closed six of the 12 stores announced for divestiture. During the remainder of Fiscal 1997, the Company plans to open one new Pathmark 2000 format store and to complete up to an aggregate of nine major renovations and enlargements.

      Capital expenditures for Fiscal 1996, including property acquired under capital leases, were $94.1 million compared to $110.6 million for Fiscal 1995 and $105.2 for Fiscal 1994. During Fiscal 1996, the Company opened four new Pathmark 2000 format stores, two of which replaced smaller stores, and completed 21 major renovations and enlargements.

      CASH FLOWS: Cash provided by operating activities amounted to $5.1 million in the first quarter of Fiscal 1997 compared to $11.8 million in the prior year. The decrease in net cash provided by operating activities is primarily due to a decline in cash provided by operating assets and liabilities and an increase in the net loss. Cash used for investing activities was $3.8 million in the first quarter of Fiscal 1997 compared to $4.1 million in the prior year, primarily due to expenditures of property and equipment, partially offset by proceeds from property dispositions. Cash provided by financing activities was $2.7 million in the first quarter of Fiscal 1997 compared to cash used for financing activities of $8.2 million in the prior year. The increase in cash provided by financing activities is primarily due to an increase in borrowings under the Working Capital Facility.

      Cash provided by operating activities amounted to $73.6 million in Fiscal 1996 compared to $118.3 million in Fiscal 1995. The decrease in net cash provided by operating activities was primarily due to a decline in cash provided by operating assets and liabilities and a decrease in net earnings. Cash used for investing activities in Fiscal 1996 was $46.8 million due to expenditures of property and equipment of $55.0 million, offset by proceeds from property dispositions of $8.2 million. Cash used for investing activities in Fiscal 1995 was $0.7 million primarily due to property and equipment expenditures of $69.5 million, partially offset by the net proceeds from the disposition of the freestanding drug stores of $59.9 million, the proceeds from the sale of real estate of $3.4 million and the proceeds from the disposal of home centers segment of $4.7 million. Cash used for financing activities in Fiscal 1996 was $28.6 million compared to $128.0 million in Fiscal 1995. The decrease in cash used for financing activities is primarily due to an increase in borrowings under the Working Capital Facility, the proceeds from the lease financing of three supermarket locations, a decrease in dividends to PTK and a paydown of $25.0 million on the Term Loan in Fiscal 1995 in conjunction with the disposition of the freestanding drug stores. During Fiscal 1995, the Company paid a dividend to PTK of $26.5 million from the net proceeds related to the disposition of the freestanding drug stores and the sale of the home centers segment.

      Cash provided by operating activities amounted to $118.3 million in Fiscal 1995 compared to $110.1 million in Fiscal 1994. The increase in net cash provided by operating activities was primarily due to an improvement in cash provided by operating assets and liabilities. Cash used for investing activities in Fiscal 1995 was $0.7 million primarily due to property and equipment expenditures of $69.5 million, partially offset by the net proceeds from the disposition of the freestanding drug stores of $59.9 million, the proceeds from the sale of real estate of $3.4 million and the proceeds from the disposal of the home centers segment of $4.7 million, compared to cash used for investing activities of $1.5 million in Fiscal 1994, primarily reflecting the expenditures for property and equipment of $83.9 million, net of the proceeds of the home centers segment of $81.1 million. Cash used for financing activities in Fiscal 1995 was $128.0 million compared to $92.3 million in Fiscal 1994. The increase in cash used for financing activities is primarily due to a decrease in borrowings under the Working Capital
Facilities and a paydown of $25.0 million on the Term Loan, partially offset by a decrease in dividends to PTK. During Fiscal 1995, the Company paid a dividend to PTK of $26.5 million from the net proceeds related to the disposition of the freestanding drug stores and the sale of the home centers segment. During Fiscal 1994, the Company paid a dividend of $66.6 million to PTK from the net proceeds related to the disposal of the home centers segment.

                                    BUSINESS

     Pathmark is a leading supermarket retailer in the Middle Atlantic States and is the 15th largest supermarket retailer in the nation. At May 3, 1997, Pathmark operated 144 supermarkets primarily in the New York-New Jersey and Philadelphia metropolitan areas. These metropolitan areas contain over 10% of the population and grocery sales in the United States.

     The following table presents the market area, number of stores, selling and total square footage for Pathmark's supermarkets.

                                           Selling
        Market              Number of       Sq. Ft     Total Sq. Ft
         Area                Stores        (000's)       (000's)
         ----                ------        -------       -------
   NJ, NY, PA, DE, CT          144          5,475         7,467

BUSINESS STRATEGY

      Pathmark's business strategy is to increase sales, profitability and market penetration in its existing markets by focusing on the following five operating priorities: concentrate on core business, Pathmark "smart" service, lower operating costs, spend capital wisely and have the right management team. By concentrating on and implementing these five priorities, the Company expects to accomplish its strategic goals (i) by providing superior perishable and non-perishable merchandise, value and service to its customers through its marketing, merchandising and customer service programs; (ii) through efficient use of capital to renovate and enlarge its existing store base; and (iii) through increased operating efficiencies.

MARKETING AND MERCHANDISING

     SUPER CENTER FORMAT. The average Pathmark Super Center is approximately
     39% larger than the average size supermarket in the United States and offers greater convenience by providing one-stop shopping and a wider assortment of foods and general merchandise than is offered by conventional supermarkets.

     PATHMARK 2000. Pathmark 2000 is a new, larger Super Center format designed to provide Pathmark customers with a substantially greater selection of quality perishable products. Pathmark 2000 stores are also designed to be more "customer friendly", with wider aisles, more accessible customer service and information departments, improved signs and graphics, and increased availability of Pathmark associates, particularly in the perishable departments. All of Pathmark's new supermarkets and enlargements completed in Fiscal 1996 employed the Pathmark 2000 concept, and Pathmark expects that all new stores and enlargements thereafter will employ the same concept. At May 3, 1997, 55 of Pathmark's supermarkets were Pathmark 2000s.

     FLEXIBLE MERCHANDISING. Pathmark believes that its large-store format gives it considerable flexibility to respond to changing consumer demands and competition by varying and enhancing its merchandise selection. Pathmark's "Big Deals" program, currently consisting of over 500 merchandise items offers large-sized merchandise at prices which Pathmark believes are competitive with those available in "warehouse" and "club" stores. Pathmark emphasizes competitive pricing plus weekly sales and promotions supported by extensive advertising, both in print and electronic media. Merchandising flexibility and effectiveness is enhanced through the increased utilization of a category management approach. In addition, Pathmark offers for sale over 3,000 items through its private label program.

     PHARMACY. Pathmark provides full pharmacy services in virtually all of its stores. Pathmark's broad market coverage within its marketing area has enabled it to become a leading filler of third-party prescriptions in this area. Pathmark believes that its well-established pharmacy operations provide a competitive advantage in attracting and retaining customers.

STORE EXPANSION AND RENOVATION PROGRAM

     NEW STORES, ENLARGEMENTS AND RENOVATIONS. During Fiscal 1996, Pathmark opened four new Pathmark 2000s (two of which replaced smaller stores), closed two other smaller stores, and completed 16 renovations and five enlargements. During the fiscal year ending January 31, 1998 ("Fiscal 1997"), Pathmark plans to open up to three new Pathmark 2000s (two of which have already opened), and to complete up to an aggregate of ten renovations and enlargements.

     Pathmark recognizes the importance of keeping its stores looking fresh and up-to-date; thus, each store typically receives a renovation or enlargement every five years. At the end of Fiscal 1996, Pathmark derived approximately 76% of its supermarket sales from stores that were opened, enlarged or renovated during the last five years.

     CORE MARKET FOCUS. Pathmark has identified over 50 potential locations for new supermarkets within its current marketing areas and expects that all new stores opened during the current and next two fiscal years will be located in these areas. Pathmark believes that, by opening stores in its current marketing areas, it can achieve additional operating economies and other benefits from its store expansion program without the risks and costs associated with opening stores in new marketing areas.

OPERATING EFFICIENCIES

     TECHNOLOGY. Pathmark has made a significant and continuing investment in information technology. All Pathmark supermarket checkout terminals have third-generation IBM 4680 scanner systems supported by a RISC 6000 application processor in each store. These systems allow consumer credit and electronic fund transfer ("EFT") transactions, greatly facilitate system-wide promotion and merchandising programs, and improve the speed and control of consumer transactions. In addition, all Pathmark supermarkets utilize radio frequency technology for direct vendor receivings and shelf labels.

     GEOGRAPHIC CONCENTRATION. All Pathmark supermarkets are located within 100 miles of the Pathmark headquarters and principal warehousing facilities that service them. This allows for more efficient management supervision, increased speed of delivery and reduced transportation costs. All of the stores, which Pathmark expects to open in the current fiscal year, will be within this 100 mile radius.

     COST REDUCTION. During the fourth quarter of Fiscal 1996, Pathmark, in an effort to reduce its costs, effectuated a 25% reduction in administrative headcount and held for divestiture 12 supermarkets, principally in its southern region. Currently, seven of the 12 stores held for divestiture have been either sold or closed.

PATHMARK SUPERMARKETS

      Pathmark operated 144 supermarkets at May 3, 1997. Super Centers accounted for approximately 97% of Pathmark's supermarket sales for Fiscal 1996. The following table presents selected data respecting supermarket sales and stores for the last five fiscal years.


                                                                               Fiscal Years

                                                        -----------------------------------------------------------
                                                         1996       1995(a)        1994         1993         1992
                                                         ----       -------        ----         ----         ----
                                                                          (Dollars in millions)
Supermarket sales................................       $3,701       $3,853       $3,785       $3,839       $3,942
Average sales per Supermarket....................         26.1          26.4(b)     25.9         25.4         24.7
Number of Supermarkets:
    Renovations(c)...............................           16           14           14           12            8
    Enlargements(d)..............................            5            4           11            5           10
    Opened.......................................            4            5            4            4            3
    Closed.......................................            4            4            6            5            3
Type of Supermarket(e):
    Pathmark 2000................................           53           44           29           10            2
    Super Center.................................           86           95          108          128          137
    Conventional.................................            5            5            6            7            7
    Total Supermarkets Open at Year End..........          144          144          143          145          146
------------

(a)  Fiscal 1995 was a 53-week year.
(b) Computed on the basis of aggregate sales of stores open for the full year, based on a 52-week period.
(c) Renovations involve an investment of $350,000 or more and in Fiscal 1996 averaged nearly $1.5 million per store.
(d) Enlargements involve the addition of selling space and in Fiscal 1996 averaged an investment in excess of $3.7 million.
(e) Includes two stores not wholly owned. The sales figures for these stores are not included above.

      By industry standards, Pathmark stores are large and productive, averaging approximately 51,900 square feet in size and generating high average sales volume of approximately $26.1 million per store ($690 per selling square foot) for stores open for all of Fiscal 1996. Pathmark's 144 supermarkets at May 3, 1997 ranged from 26,000 to 66,500 square feet in size and included 132 supermarkets that are 40,000 square feet or larger in size. All Pathmark stores carry a broad variety of food and drug store products, including an extensive variety of the Pathmark, No Frills and Pathmark Preferred brands. All but seven supermarkets contained in-store pharmacy departments at year end.

      Pathmark pioneered the development of the large "superstore" in the Middle Atlantic States, opening the first "Pathmark Super Center" in 1977, and currently operates 139 such stores, including 55 "Pathmark 2000" stores. The majority of Super Centers were created through the enlargement or renovation of existing stores. In addition to the broad variety of food and non-food items carried in conventional Pathmark stores, a typical Super Center includes a customer service center, videotape rental, a pharmacy, expanded produce department, meat department, cheese shop, bakery, seafood, service delicatessen department, expanded health and beauty care department and book department. All Super Centers have EFT and credit transaction capability at their checkout terminals, and 130 supermarkets also feature in-store automated teller machines. During 1996, the Company entered into master licensing agreements with two regional banking institutions to place up to 114 in-store banks in Pathmark supermarkets over the next three years. Each bank, which occupies approximately 400 square feet, offers a full array of financial services and is open seven days a week. The license agreements have an initial term of five years with optional renewal periods. At May 3, 1997, 24 stores had in-store banks within them and Pathmark expects to have 45 additional in-store banks by the end of Fiscal 1997.

      Pathmark has developed a new, larger Super Center format called "Pathmark 2000" designed to provide Pathmark customers with a substantially greater selection of perishable products, particularly produce. The average sales for Pathmark 2000 stores in Fiscal 1996 was $28.5 million compared to $25.2 million for the balance of the chain. Pathmark 2000 stores are also designed to be more "customer friendly", with wider aisles, more accessible customer service and information departments, improved signs and graphics, and increased availability of Pathmark associates. For example, Pathmark has recently introduced "GREAT" service, a customer service program emphasizing proactive inter-personal communication between store associates and customers. All of Pathmark's new supermarkets and a majority of supermarket enlargements completed in Fiscal 1996 employed the Pathmark 2000 concept and Pathmark expects that virtually all new stores and enlargements will employ the same concept.

      Pathmark's supermarket business is generally not seasonal, although sales in the second and fourth quarters tend to be slightly higher than those in the first and third quarters.

STORE EXPANSION AND RENOVATION PROGRAM

      A key of Pathmark's business strategy has been, and will continue to be, the expansion of the total selling square footage of its operations. Pathmark believes, that by adding new stores and increasing the selling area of existing stores, it can improve its competitive position and operating margins by achieving economies of scale in merchandising, advertising, distribution and supervision. During the five years ending with Fiscal 1996, Pathmark completed 99 renovations and enlargements and opened 20 new supermarkets. At the close of Fiscal 1996, sales in these stores accounted for approximately 76% of its total supermarket sales. Pathmark currently expects to open up to three new Pathmark "2000" Super Centers during Fiscal 1997 (two of which have already opened), none of which will replace smaller stores, and to complete up to ten renovations and enlargements.

ADVERTISING AND PROMOTION

      As part of its marketing strategy, Pathmark emphasizes value through its competitive pricing and weekly sales and promotions supported by extensive advertising. Additional savings are offered each week through Pathmark "super coupons" in newspapers and circulars. Pathmark's advertising expenditures are concentrated on print advertising, including advertisements and circulars in local and area newspapers and advertising flyers distributed in stores, radio and television. Several years ago, Pathmark introduced "Smart Coupons" in its advertisements. With "Smart Coupons", customers no longer are required to cut out Pathmark coupons from its advertisement and physically present them at the cash registers. Rather, when a coupon item is scanned during the check-out process, the coupon savings is automatically deducted from the price. Pathmark believes that its "Smart Coupons" greatly convenience its customers and improve customer service at the checkout.

CONSUMER RESEARCH

      Pathmark conducts numerous ongoing and special consumer research projects. These typically involve customer surveys (both in-store and by telephone) as well as focus groups. The information derived from these projects is used to evaluate consumers' attitudes and purchasing patterns and helps shape Pathmark's marketing programs.

TECHNOLOGY

      Pathmark has made a significant and continuing investment in information technology. All Pathmark supermarket checkout terminals have third-generation IBM 4680 scanner systems supported by a RlSC 6000 application processor in each store. These systems allow consumer credit and EFT transactions, greatly facilitate system-wide promotion and merchandising programs, and improve the speed and control of customer transactions. This technology and the data generated by scanning have not only led to lower labor costs, improved price control, shelf allocation and quicker customer check-out, but have also assisted in the analysis of product movement, profit contribution and demographic merchandising. Pathmark also has a computer-assisted ordering system which enables it to replenish inventory to avoid "out of stocks" at store level while maintaining optimum overall inventory levels. In addition, all Pathmark supermarkets utilize radio frequency technology for direct vendor receivings and shelf labels.

      All of the pharmacies are equipped with pharmacy computers. In addition to improving customer service, these computers aid pharmacists in detecting drug interactions, improve the collection of third-party receivables and help to attract third-party businesses such as health maintenance organizations and union welfare plans.

      In August 1991, Pathmark entered into a long-term facilities management and systems integration agreement with IBM Company. Under the agreement, IBM has taken over Pathmark's data center operations, mainframe processing and information system functions, (formerly performed by approximately 150 employees) and is providing business applications and systems designed to enhance Pathmark's customer service and efficiency.

SUPPLY AND DISTRIBUTION

      Most of the merchandise sold in Pathmark's supermarkets is supplied through its distribution facilities located in New Jersey. In addition, pursuant to a supply agreement between Chefmark and Pathmark (the "Chefmark Supply Agreement"), Chefmark supplies Pathmark with merchandise from its banana ripening and deli food preparation operations. The Chefmark Supply Agreement provides that, for a period of seven years, such services are to be performed by Chefmark in substantially the same manner as they have been performed by Pathmark's banana ripening and deli food preparation operations prior to the Chefmark Spin-Off.

      All of Pathmark's stores are located within 100 miles of the principal Pathmark and Chefmark distribution centers. The following table presents information concerning the distribution and processing facilities through which Pathmark is supplied, and the product lines relevant to each.

                                               DISTRIBUTION FACILITIES

                                                                                  SQUARE            YEAR
                 LOCATION                          PRODUCT LINE                   FOOTAGE          OPENED
                 --------                          ------------                   -------          ------
           Woodbridge, NJ(1).........  Dry Grocery                                 475,000          1968
           Edison, NJ(2).............  General Merchandise,                        266,000          1980
                                             Health and Beauty Care
                                             Products,
                                             Pharmaceuticals, Tobacco

           Woodbridge, NJ(1).........  Meat, Dairy, Deli, Produce                  255,000          1970
           Dayton, NJ(2).............  Frozen Food Distribution Center             112,000          1994
           No. Brunswick, NJ(2)......  Dry Grocery                                 425,000          1996

                                                PROCESSING FACILITIES

                                                                                  SQUARE            YEAR
                 LOCATION                       PRODUCTS PROCESSED                FOOTAGE          OPENED
                 --------                          ------------                   -------          ------
           Somerset, NJ(3)...........  Delicatessen Products                        16,000          1976
           Avenel, NJ(4).............  Banana Ripening                              30,000          1984
-----------
(1)   Owned by Pathmark.

(2)   Leased by Pathmark.

(3)   Owned by Chefmark.

(4)   Leased by Chefmark.


COMPETITION

      The supermarket business is highly competitive and is characterized by high asset turnover and narrow profit margins. Pathmark's earnings are primarily dependent on the maintenance of relatively high sales volume per supermarket, efficient product purchasing and distribution, and cost-effective store operating and distribution techniques. Pathmark's main competitors are national and regional supermarkets, drug stores, convenience stores, discount merchandisers, "warehouse" and "club" stores and other local retailers in the areas served. Principal competitive factors include price, store location, advertising and promotion, product mix, quality and service.

TRADE NAMES, SERVICE MARKS AND TRADEMARKS

      Pathmark has registered a variety of trade names, service marks and trademarks with the United States Patent and Trademark Office, each for an initial period of 20 years, renewable for as long as the use thereof continues. Pathmark considers its Pathmark service marks to be of material importance to its business and actively defends and enforces such service marks.

REGULATION

      Pathmark's food and drug business requires it to hold various licenses and to register certain of its facilities with state and federal health, drug and alcoholic beverage regulatory agencies. By virtue of these licenses and registration requirements, Pathmark is obligated to observe certain rules and regulations, and a violation of such rules and regulations could result in a suspension or revocation of the licenses or registrations. In addition, most of Pathmark's licenses require periodic renewals. Pathmark has experienced no material difficulties with respect to obtaining, effecting or retaining its licenses and registrations.

EMPLOYEES

      At May 3, 1997, the Company employed approximately 31,000 people, of whom approximately 20,000 were employed on a part-time basis.

      Approximately 89% of the Company's employees are covered by 28 collective bargaining agreements (typically having three or four year terms) negotiated with approximately 17 different local unions. During Fiscal 1997, eight contracts, covering approximately 13,000 Pathmark associates in 92 stores, will expire. The Company does not anticipate any difficulty in renegotiating these contracts.

      The Company believes that its relationship with its employees is generally satisfactory.

PROPERTIES

      Reference is made to the answer to Item 1, "Business" of this report for information concerning the states in which the Company's supermarkets and distribution facilities are located. See "Business of Pathmark-Supply and Distribution" in Item 1 of this report for information concerning the Company's distribution facilities.

      Pathmark's 144 supermarkets have an aggregate selling area of approximately 5.5 million square feet. Twenty of the supermarkets are owned by Pathmark and the remaining 124 are leased. These supermarkets either are freestanding stores or are located in shopping centers. Twenty-nine leases expire during the current and next four calendar years and Pathmark has options to renew all of them.

      Pathmark owns its corporate headquarters in Woodbridge, NJ and maintains administrative and accounting offices in Carteret, NJ in leased premises totaling approximately 150,000 square feet in size.

      Most of the facilities owned by Pathmark are owned subject to mortgages. Pathmark plans to acquire leasehold or fee interests in any property on which new stores or other facilities are opened and will consider entering into sale/leaseback or mortgage transactions with respect to owned properties if Pathmark believes such transactions are financially advantageous.

LEGAL PROCEEDINGS

      The Company is a party to a number of legal proceedings in the ordinary course of business. Management believes that the ultimate resolution of these proceedings will not in the aggregate have a material adverse impact on the financial condition, results of operations or business of the Company.

                              CERTAIN TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The holders of SMG-II Preferred Stock are a party with the holders of SMG-II Common Stock to the Stockholders Agreement, which, among other things, restricts the transferability of SMG-II capital stock and relates to the corporate governance of SMG-II and Holdings. Among other provisions, the Stockholders Agreement requires a vote of at least 80% of the members of the Board of Directors to cause the Company to conduct any business other than that engaged in by the Company in February of 1991 and the approval of stockholders representing 662/3% of the number of shares of SMG-II voting capital stock voting together as a single class for SMG-II to enter into any Significant Transaction (as defined), including certain mergers, sales of assets, acquisitions, sales or redemptions of stock, the amendment of the certificate of incorporation or by-laws or the liquidation of SMG-II. The Stockholders Agreement also provides that SMG-II must obtain the prior written consent of the Equitable Investors with respect to certain of these transactions and that the Equitable Investors have certain preemptive rights with respect to the sale of capital stock of Holdings or the Company.

    The Stockholders Agreement also contains an agreement of the stockholders of SMG-II with respect to the composition of SMG-II's and Holdings' Board of Directors. Under this agreement, the Merrill Lynch Investors will be entitled to designate up to seven directors, the Management Investors will be entitled to designate up to three directors and the Equitable Investors will be entitled to designate one director to both of SMG-II's and Holdings' Board of Directors. Such agreement furthermore entitles the Merrill Lynch Investors to designate a majority of Holdings' Board of Directors at all times. Since Holdings (through PTK) owns all of the outstanding shares of the Company's Common Stock, by having the ability to designate a majority of Holdings' Board of Directors, the Merrill Lynch Investors have the ability to control the Company. The Merrill Lynch Investors are controlled by ML&Co.

    In addition to the foregoing, the Stockholders Agreement contains terms restricting the transfer of SMG-II Common Stock and SMG-II Preferred Stock (collectively, the "SMG-II Stock") by the stockholders of SMG-II, and providing to the stockholders of SMG-II rights of first offer with respect to resales of SMG-II Stock, rights of first refusal with respect to certain issuances of shares of SMG-II Stock, certain rights to demand or participate in registrations of shares of SMG-II Stock under the Securities Act and certain "tag-along" rights.

    In October 1996, pursuant to the Donald Agreement, James L. Donald, an Officer and Director, was provided by Pathmark with a four-year loan of $4.5 million. The foregoing indebtedness to Pathmark is evidenced by 16 full recourse promissory notes for $281,250 each bearing interest at the short-term or intermediate-term federal rate in effect as of the date of each note (effective rate of 6%) and secured by the Equity Strip and the Option. Under the Donald Agreement, one promissory note will be forgiven at the end of each quarter of a year during which Mr. Donald remains employed by Pathmark. In the event that Mr. Donald resigns his employment without Good Reason or is terminated for Cause or in the event of his death, the outstanding portion of the loan will become immediately due and payable. As of May 3, 1997, Mr. Donald remained indebted to the Company in the amount of $3,937,500.

    The Company retained John W. Boyle, a Director of the Company, to act as its interim Chairman and Chief Executive Officer for the Transition Period. Under the terms of the consulting arrangement between the Company and Mr. Boyle, the Company paid Mr. Boyle a consulting fee of $41,667 per month ($288,980 in the aggregate) plus living and travel expenses during the Transition Period. In addition, Mr. Boyle received a completion bonus of $100,000 when Mr. Donald commenced employment with the Company.

    In March 1990, Jerry G. Rubenstein, a Director, borrowed from Holdings $100,000 in order to help finance his purchase of Holdings' Class A Common Stock. Subsequently, such shares of Holdings' Class A Common Stock were exchanged for shares of SMG-II Class A Common Stock. The foregoing indebtedness to Holdings is evidenced by a full recourse promissory note (the "Recourse Note"). The Recourse Note is for a term of ten years and bears interest at the rate of 8.02% per annum, payable annually. Except as otherwise provided in the Recourse Note, no principal on such recourse loan shall be due and payable until the tenth anniversary of the date of issue of such Recourse Note. Under the terms of the agreement pursuant to which the shares of Holdings' Class A Common Stock were exchanged for shares of SMG-II Class A Common Stock, the Company is obligated to pay to each Management Investor who pays interest on his Recourse Note (except under certain circumstances) an amount equal to such interest, plus an amount sufficient to pay any income taxes resulting from the above prescribed payment after taking into account the value of any deduction available to him as a result of the payment of such interest or taxes. As of May 3, 1997, Mr. Rubenstein remained indebted to Holdings in the amount of $100,000.

                                   MANAGEMENT

DIRECTORS OF THE COMPANY

    The following table sets forth the name, principal occupation or employment at the present time and during the last five years, and the name and principal business of any corporation or other organization in which such occupation or employment is or was conducted, of the directors of the Company, all of whom are citizens of the United States unless otherwise indicated. Each individual named below is a director of both the Company and Holdings.

                                                                                                  DIRECTOR OF THE
                                                                                                      COMPANY
                  NAME, AGE, PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS                            SINCE (1)
                  -------------------------------------------------------                         ------------
MATTHIAS  BOWMAN,  48, Chief  Executive  Officer of Merrill Lynch Capital  Partners,  Inc.,            1997
    ("MLCP"),  an investment  firm  affiliated  with Merrill Lynch & Co., ("ML& Co."),  the financial  services  concern,  since 1994;  Vice  Chairman of  Investment  Banking with
    ML&Co.  since  1993;  Managing  Director  of  Merrill  Lynch,  Pierce,  Fenner  & Smith
    Incorporated since at least 1992.  Mr. Bowman is also a Director of Rykoff-Sexton, Inc.

JOHN W. BOYLE,  68, Chairman and Chief Executive  Officer of the Company from March 1996 to            1995
   October 1996  (Retired);  Vice  Chairman  (retired),  Eckerd  Corporation,  a drug store chain,  between 1983 and 1995.  Mr. Boyle is also a Director of United  Artists  Theater
   Circuit, Inc.(2)

JAMES J. BURKE,  JR., 45,  Managing  Partner and a Director of  Stonington  Partners,  Inc.            1988
    ("SPI"),  a private  investment  firm,  since 1993,  and a Director of MLCP since 1987;
    Partner of MLCP from 1993 to 1994;  President and Chief Executive  Officer of MLCP from
    1987 to 1993.  Mr. Burke was also a Managing  Director of ML&Co.  until 1994. Mr. Burke is also a Director of Ann Taylor Stores Corp.,  Borg-Warner  Security Corp.,  Education
    Management Corp. and United Artists Theater Circuit, Inc.

                                                                                                  DIRECTOR OF THE
                                                                                                      COMPANY
                  NAME, AGE, PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS                            SINCE (1)
                  -------------------------------------------------------                           -----------
JAMES DONALD,  43,  Chairman,  President and Chief Executive  Officer of the Company (since            1996
    October  1996);  Senior Vice  President and General  Manager,  Safeway,  Inc.,  Eastern
    Division from February 1994 until  October  1996;  Vice  President-Marketing,  Wal-mart
    Corp. prior thereto(3).

U.  PETER  C.  GUMMESON,  38,  Managing  Director  of  Alliance  Corporate  Finance  Group,            1996
    Incorporated,  an investment firm affiliated with the Equitable Life Assurance  Society of the United States (the "Equitable") and an investment officer of the Equitable.

SUNIL C.  KHANNA,  40,  Principal  of SPI since 1993;  Principal of MLCP from 1993 to 1994;            1987
    Vice  President  of MLCP  from  1989 to 1993;  a  Director  of the  Investment  Banking
    Division of ML&Co. from 1993 to 1994, and a Vice President  thereof prior thereto.  Mr.
    Khanna is also a Director of Rykoff-Sexton, Inc.

STEPHEN M. McLEAN,  39, Partner and a Director of SPI since 1993; Partner of MLCP from 1993            1987
    to 1994;  Senior  Vice  President  of MLCP from 1987 to 1993;  Director  of MLCP  since
    1987;  Managing  Director of the  Investment  Banking  Division  of ML&Co.  until 1994.
    Mr. McLean is also a Director of CMI Industries, Inc. and Dictaphone Corporation.

ROBERT  G.  MILLER,  53,  Chairman  & Chief  Executive  Officer  of  Fred  Meyer,  Inc.,  a            1997
    diversified retailer.  Mr. Miller is also a Director of PacifiCorp.

JERRY G. RUBENSTEIN,  67, Managing Partner, Omni Management Associates;  Consultant to MLCP            1996
    since 1988.

------------------
(1) Includes service with Pathmark's predecessor.

(2) Mr. Boyle was retained on March 20, 1996 to act as the Company's interim Chairman and Chief Executive Officer. He resigned said position on
October 7, 1996.

(3) Mr. Donald was elected as Chairman, President and Chief Executive Officer of the Company effective October 8, 1996.

    Pursuant to the Stockholders Agreement, the ML Investors are entitled to designate seven directors, the Management Investors are entitled to designate three directors and The Equitable Investors are entitled to designate one director to Holdings' Board of Directors. By having the ability to designate a majority of Holdings' Board of Directors, the Merrill Lynch Investors have the ability to control the Company. Currently, six of the persons serving as directors were designated by the Merrill Lynch Investors (Messrs. Bowman, Boyle, Burke, Khanna, McLean and Rubenstein), one was designated by the Management Investors (Mr. Donald) and one was designated by the Equitable Investors (Mr. Gummeson). Mr. Miller was designated by the three investor groups. No family relationship exists between any director and any other director or executive officer of the Company.

EXECUTIVE OFFICERS

    The following table sets forth the name, principal occupation or employment at the present time and during the last five years, and the name of any corporation or other organization in which such occupation or employment is or was conducted, of the executive officers of the Company, all of whom are citizens of the United States unless otherwise indicated and serve at the discretion of the Board of Directors of the Company. The executive officers of the Company listed below were elected to office for an indefinite period of time. No family relationship exists between any executive officer and any other executive officer or director of the Company.

                                                                                                         OFFICER OF THE
                                                                                                             COMPANY
              NAME                AGE                       POSITIONS AND OFFICE                             SINCE(1)
             ------              -----                     ----------------------                        ---------------
JAMES DONALD                      43       Chairman,  President  and Chief  Executive  Officer  since         1996
                                           October 1996(2)

NEILL CROWLEY                     54       Executive  Vice  President--Retail  Services  since October        1994
                                           1996;  Executive  Vice  President--Distribution  since  May
                                           1995; Executive Vice  President--Marketing from May 1994 to
                                           May 1995;  Executive  Vice  President--Marketing  and Store
                                           Support,  The Vons Companies,  Inc. (a supermarket  chain)
                                           prior thereto.

RON MARSHALL                      43       Executive  Vice  President  and Chief  Financial  Officer           1994
                                           since  October  1994.  Senior  Vice  President  and Chief
                                           Financial   Officer   of  Dart   Group   Corporation   (a
                                           diversified retailer) prior thereto.

JOSEPH W. ADELHARDT               50       Senior Vice President and Controller  since January 1996;           1987
                                           Vice   President  and  Controller   prior  thereto.   Mr.
                                           Adelhardt joined the Company in 1976.

HARVEY M. GUTMAN                  51       Senior  Vice  President--Retail  Development.  Mr.  Gutman          1990
                                           joined the Company in 1976.

ROBERT JOYCE                      51       Senior Vice President  (since  October  1996);  Executive           1989
                                           Vice  President--Operations  (from January 1996 to October
                                           1996;  Senior Vice  President--Operations--from  March 1995 to January  1996;  Senior  Vice  President--Administration
                                           prior thereto. Mr. Joyce joined the Company in 1963.

RONALD RALLO                      59       Senior  Vice   President--Merchandising   (since   October         1993
                                           1996); Executive Vice  President--Merchandising  (from May
                                           1995     to     October      1996);      Senior      Vice
                                           President--Merchandising  from  July  1993  to May  1995);
                                           Senior  Vice  President--Merchandising  Pathmark  division
                                           (from   September   1992  to  July  1993);   Senior  Vice
                                           President--Perishable  Merchandising,   Pathmark  division
                                           prior thereto. Mr. Rallo joined the Company in 1962.

JOHN SHEEHAN                      39       Senior Vice  President--Operations  (since  October 1996);         1996
                                           Director of Operations, Albertsons, Inc. prior thereto.

MARC A. STRASSLER                 48       Vice  President,   Secretary  and  General  Counsel.  Mr.          1987
                                           Strassler joined the Company in 1974.

                                                                                                         OFFICER OF THE
                                                                                                             COMPANY
              NAME                AGE                       POSITIONS AND OFFICE                             SINCE(1)
             ------              -----                     ----------------------                        ---------------
FRANK VITRANO                     41       Vice   President  and  Treasurer   since  December  1996;         1996
                                           Treasurer from July 1995 to December 1996;  Director-Risk
                                           management   prior   thereto.   Mr.  Vitrano  joined  the
                                           Company in 1972.

MYRON D. WAXBERG                  63       Vice  President  and  General   Counsel--Real  Estate  Mr.         1991
                                           Waxberg joined the Company in 1976.

   -----------
(1)  Includes service with Pathmark's predecessor.
(2)  Member of the Company's Board of Directors.

EXECUTIVE COMPENSATION.

                           SUMMARY COMPENSATION TABLE
                                                                                  LONG TERM COMPENSATION
                                              ANNUAL COMPENSATION                         AWARDS
                                      -----------------------------------------   -------------------------
                                                                                              SECURITIES
                                                                   OTHER ANNUAL  RESTRICTED   UNDERLYING     ALL OTHER
                                                                   COMPENSATION  STOCK AWARDS OPTIONS/SARS  COMPENSATION
    NAME AND PRINCIPAL POSITION       YEAR   SALARY($)    BONUS($)   ($) (1)      ($) (2)      (#) (3)        ($) (4)
    ---------------------------       ----   --------     --------   -------      -------      -------        -------
James L. Donald(5).................   1996     193,846   1,175,000    340,021    3,400,000      100,000          16,821
 Chairman, President and Chief
  Executive Officer

Jack Futterman(6)..................   1996      70,673          --         --           --           --      2,545,000
 Retired Chairman, President          1995     526,442     332,658         --           --           --          5,250
  and CEO                             1994     491,346      92,127         --           --           --          5,250

John W. Boyle(5)...................   1996          --          --         --           --        3,000        388,980
 Retired Interim Chairman,
  President and CEO

Ron Marshall.......................   1996     300,000      36,000     49,177           --           --          5,250
 Executive Vice President             1995     280,289     168,173         --           --           --             --
 and Chief Financial Officer          1994      89,904      53,942         --           --        2,000             --

Neill Crowley......................   1996     253,750      30,450         --           --           --          5,250
 Executive Vice President-            1995     247,212     112,241         --           --           --          4,341
 Retail Services                      1994     168,712      21,089         --           --        1,000             --

Ronald Rallo.......................   1996     245,000      29,400      4,389           --           --          5,250
 Senior Vice President-               1995     227,500     113,585      4,399           --           --          5,250
 Merchandising                        1994     200,385      21,141      4,265           --           --          5,250

Robert Joyce.......................   1996     223,846      26,862      2,195           --           --          5,250
 Senior Vice President                1995     205,437      97,334      2,200           --          250          5,250
                                      1994     169,125      21,141      2,133           --           --          5,250

  -----------
(1) Represents (i) with respect to Mr. Donald, payment of $58,771 to Mr. Donald as reimbursement of legal expenses in connection with the negotiation of his employment agreement and forgiveness of a loan payment due to the Company of $281,250; (ii) with respect to Mr. Marshall, reimbursement of relocation expenses; and (iii) with respect to Messrs. Rallo and Joyce, payments as reimbursement for interest paid to Holdings for loans each of less than $60,000 from Holdings in connection with the purchase of SMG-II Class A Common Stock, and includes an amount sufficient to pay any income taxes resulting therefrom after taking into account the value of any deductions available as a result of the payment of such interest and taxes.

(2) Includes accumulated dividends of $1,039,440 with respect to an award of 8,520 restricted shares of SMG-II Series C Preferred Stock.

(3) Stock options shown were granted (i) to Mr. Donald pursuant to the Employment Agreement dated October 8, 1996 among the Company, SMG-II and Mr. Donald (the "Donald Agreement"); and (ii) to Messrs. Boyle, Marshall, Crowley and Joyce pursuant to the Management Investors 1987 Stock Option Plan of SMG-II (the "Plan"). All options relate to shares of SMG-II Class A Common Stock.

(4) Represents (i) with respect to Mr. Donald, payments of $11,756 on behalf of Mr. Donald for temporary housing and $5,065 for a term life insurance premium on Mr. Donald's life; (ii) with respect to Mr. Futterman, payments of $4,594 representing the Company's matching contribution to the SGC Savings Plan, $2,128,150 paid to Mr. Futterman pursuant to a Retirement Agreement dated March 20, 1996 among Mr. Futterman, the Company and SMG-II (the "Retirement Agreement"), and $412,256 paid pursuant to Mr. Futterman's Supplemental Retirement Agreement; (iii) with respect to Mr. Boyle, payments of $288,980 representing a consulting fee for acting as the Company's interim Chief Executive Officer payable pursuant to a Consulting Agreement dated March 20, 1996 between the Company and Mr. Boyle, and a completion bonus of $100,000 in connection with the identification and hiring of Mr. Donald as Chief Executive Officer; and (iv) with respect to the other four named executive officers, the Company's matching contribution under the SGC Savings Plan.

(5) Mr. Donald was employed by the Company on October 8, 1996 as Chairman, President and CEO replacing Mr. Boyle who acted as interim Chairman and CEO from March 20, 1996 to October 7, 1996.

(6)  Mr. Futterman retired on March 20, 1996.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                   POTENTIAL
                                                                                              REALIZABLE VALUE AT
                                                                                            ASSUMED ANNUAL RATES OF
                                          INDIVIDUAL GRANTS                                STOCK PRICE APPRECIATION
                                                                                                FOR OPTION TERM
             ---------------------------------------------------------------------------- ----------------------------
                                                   % of Total
                                                    Options/
                                                      SARs
                                      Options/      Granted to   Exercise
                                    SARs Granted    Employees    or Base     Expiration
                     Name                (#)        in Fiscal     Price          Date        5% ($)       10% ($)
                                                      Year       ($/Sh)
                     ----           -------------   ---------    --------    -----------     ------       --------
             James L. Donald.....     100,000            95.7         (1)        (2)        6,288,946    15,937,425

             John W. Boyle.......       3,000 (3)         2.9        100      5/02/06         188,668       478,123

(1) The stock option to purchase an aggregate of 100,000 shares of SMG-II Class A Common Stock granted to Mr. Donald by SMG-II consists of component A ("Option Component A") covering 50,000 shares of SMG-II Class A Common Stock and component B ("Option Component B") covering the remaining 50,000 shares of Common Stock. Subject to the vesting terms described below, Option Component A has an initial per share exercise price of $100 per share. The per share exercise price of Option Component A will increase to $125 per share on the first day of the Fiscal Year beginning in calendar year 2000 ("Fiscal Year 2000") and to $150 per share on the first day of the Fiscal Year beginning in calendar year 2001 ("Fiscal Year 2001"). Subject to the vesting terms described below, Option Component B has an initial per share exercise price of $100 per share. The per share exercise price of Option Component B will increase to $150 per share on the first day of the Fiscal Year beginning in calendar year 1999; to $250 per share on the first day of Fiscal Year 2000; and to $350 per share on the first day of Fiscal Year 2001. Mr. Donald will vest in 25% of the Option Component A and in 25% of the Option Component B on the Effective Date and on each of the first through third anniversaries of the Effective Date, provided that the Optionee is in the employ of the Company on each such date. Upon the occurrence of a Minimum IPO (as defined below) while the Optionee is in the employ of the Company, the entire Option shall immediately and fully vest. In addition, the Option will immediately and fully vest upon the occurrence of a Change in Control occurring prior to a Termination Event. Except for purposes of tag-along rights and piggyback rights under the Stockholders Agreement, the Option shall not be exercisable (even though the Option or a portion thereof is vested) unless and until it becomes exercisable in accordance with the following provisions:

(i) The Exercisable Percentage as defined below) of each component of the Option will become exercisable if the ML Investors (as defined in the Stockholders Agreement) have a Realization Event (as defined below) in respect of the SMG-II Class A Common Stock at a per share price in excess of the amounts (the "Target Prices") set forth below :

       PERIOD OF TIME          TARGET PRICE PER        TARGET PRICE PER
                                 SHARE/OPTION       SHARE/OPTION COMPONENT
                                 COMPONENT A                   B
       -------------------- ----------------------- ------------------------

       Prior to 2/1/00              $ 100                    $ 150

       2/1/00 to 1/31/01            $ 125                    $ 250

       2/1/01 and after             $ 150                    $ 350

     (ii)Notwithstanding the above, if the ML Investors have a Realization Event for more than 15% of the shares of SMG-II Class A Common Stock beneficially owned by them on the date Mr. Donald is granted an Option at a per share price in excess of the Target Price described above applicable to the date when such Realization Event occurs, then the components of the Option for which such Target Prices have been achieved shall become immediately vested and exercisable and the exercise price shall not thereafter increase.

(2) The Option will expire on October 8, 2001 to the extent not previously exercised (the "Expiration Date"); provided, however, that the Expiration Date for the portion of Option Component A and Option Component B which is vested prior to such Expiration Date will be extended until October 8, 2003 if such vested portion of Option Component A and Option Component B, as the case may be, has not become exercisable by such initial Expiration Date. During the period of such extension, the per share exercise price of Option Component A and Option Component B, as the case may be (to the extent not previously exercised), will increase at the end of each month during such extension period at an annual rate of 10%.

(3) Options shown were granted pursuant to the Plan and relate to shares of Class A Common Stock of SMG-II. Options are fully vested and exercisable at the time of grant, provided that no exercise may occur unless a registration statement has been filed under the Securities Act of 1933 with respect to the shares subject to the option or the Compensation Committee of the Board of Directors of SMG-II determines that an exemption from registration is available.

        AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                 AND FY-END OPTION/SAR VALUES(1)

                                                       NUMBER OF SECURITIES
                                                            UNDERLYING
                                                            UNEXERCISED
                                                           OPTIONS/SARS
                                                           AT FY-END (#)
                                                           EXERCISABLE/
      NAME                                                 UNEXERCISABLE
      ----                                                 -------------
John W. Boyle................................                  3,000/0
Jack Futterman...............................                 13,000/0
James Donald.................................                0/100,000
Neill Crowley................................                  1,000/0
Ron Marshall.................................                  2,000/0
Ronald Rallo.................................                  2,850/0
Robert Joyce.................................                  2,500/0

   --------
(1) Options shown were granted pursuant to the Plan (except with respect to Mr. Donald) and relate to shares of Class A Common Stock of SMG-II. No options were exercised in Fiscal 1996 by any of the above named executives.

                                                              PENSION PLAN TABLE(1)
                                                                 YEARS OF SERVICE
                              ---------------------------------------------------------------------------------------
FINAL AVERAGE PAY                 10             15            20             25             30             35
                                  --             --            --             --             --             --
---------------------------
  $150,000...............       $ 20,000       $ 30,000      $ 40,000       $ 50,000       $ 60,000       $ 60,000
    200,000...............        26,667         40,000        53,333         66,667         80,000         80,000
    225,000...............        30,000         45,000        60,000         75,000         90,000         90,000
    250,000...............        33,333         50,000        66,667         83,333        100,000        100,000
    300,000...............        40,000         60,000        80,000        100,000        120,000        120,000
    350,000...............        46,667         70,000        93,333        116,667        140,000        140,000
    400,000...............        53,333         80,000       106,667        133,333        160,000        160,000
    450,000...............        60,000         90,000       120,000        150,000        180,000        180,000
    500,000...............        66,667        100,000       133,333        166,667        200,000        200,000
    550,000...............        73,333        110,000       146,667        183,333        220,000        220,000
    600,000...............        80,000        120,000       160,000        200,000        240,000        240,000
    650,000...............        86,667        130,000       173,333        216,667        260,000        260,000
    700,000...............        93,333        140,000       186,667        233,333        280,000        280,000
    750,000...............       100,000        150,000       200,000        250,000        300,000        300,000

(1) The table above illustrates the aggregate annual pension benefits payable under the SGC Pension Plan and Excess Benefit Plan (collectively, the "Pension Plans"). The retirement benefit for individuals with 30 years of credited service is 40% of the individual's average compensation during his or her highest five compensation years in the last ten years before retirement, less one-half of the social security benefit received. The retirement benefit is reduced by 1.33% for every year of credited service less than 30. Covered compensation under the Pension Plans includes all cash compensation subject to withholding plus amounts deferred under the Savings Plan pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended, and as to individuals identified in the Summary Compensation Table, would be the amount set forth in that table under the headings "Salary" and "Bonus". The table shows the estimated annual benefits an individual would be entitled to receive if normal retirement at age 65 occurred in January 1997 after the indicated number of years of covered employment and if the average of the participant's covered compensation for the five years out of the last ten years of such employment yielding the highest such average equaled the amounts indicated. The estimated annual benefits are based on the assumption that the individual will receive retirement benefits in the form of a single life annuity (married participants may elect a joint survivorship option) and are before applicable deductions for social security benefits in effect as of January 1997. As of December 31, 1996, the following individuals had the number of years of credited service indicated after their names: Mr. Futterman, 22.8; Mr. Crowley, 1.5; Mr. Rallo, 30, Mr. Joyce, 26.7 and Mr. Marshall, 1.0. Neither Mr. Donald nor Mr. Boyle had any credited service. As described below in "Compensation Plans and Arrangements--Supplemental Retirement Agreements", certain of the named executives is party to a Supplemental Retirement Agreement with Pathmark.

COMPENSATION PLANS AND ARRANGEMENTS

      SUPPLEMENTAL RETIREMENT AGREEMENTS. The Company has entered into supplemental retirement agreements with certain key executives, including certain of the executive officers named in the Summary Compensation Table, and set forth below, which provide that said executive officers will be paid upon termination of employment after attainment of age 60 a supplemental pension benefit in such an amount as to assure him or her an annual amount of pension benefits payable under the supplemental retirement agreement, the Company's qualified pension plans and certain other plans of the Company, including Savings Plan balances as of March 31, 1983, (a) in the case of Mr. Futterman, equal to $525,000, (b) in the case of Messrs. Joyce and Rallo equal to (i) 30% of his final average Compensation based on ten years of service with the Company and increasing 1% per year for each year of service thereafter, to a maximum of 40%, of his final average Compensation based on 20 years of service, or (ii) $150,000, whichever is less, and (d) in the case of Messrs. Crowley and Marshall, equal to 12.5% of his final average Compensation based on five years of service with the Company and increasing 2.5% per year for each year of service thereafter to a maximum of 35% of his final average Compensation based on 14 years of service. "Compensation" includes base salary and payments under the Executive Incentive Plan, but excludes Company matching contributions under the Savings Plan. If the executive leaves the Company prior to completing 20 years of service (other than for disability), the supplemental benefit would be reduced proportionately. Should the executive die, the surviving spouse then receiving or, if he or she was not then receiving a supplemental pension benefit, the spouse would be entitled to a benefit equal to two-thirds of the benefit to which the executive would have been entitled, provided the executive has attained at least ten years of service with the Company.

EMPLOYMENT AGREEMENTS:

      EMPLOYMENT AGREEMENT AMONG PATHMARK, SMG-II AND JAMES L. DONALD. On October 8, 1996 (the "Effective Date"), the Company entered into the Donald Agreement with Mr. James L. Donald pursuant to which Mr. Donald was elected Chairman, President and Chief Executive Officer for a term of five years. The Donald Agreement provides Mr. Donald with an initial annual base salary of $600,000 and provides that he shall participate in the Pathmark Executive Incentive Plan, under which Mr. Donald may earn an annual bonus of up to 125% of his annual salary based on performance targets that are set by the Board. For the partial fiscal year commencing on the Effective Date and ending on February 1, 1997, the Donald Agreement guaranties Mr. Donald a minimum bonus of $175,000 and, for the first full fiscal year during the term of the Donald Agreement, Mr. Donald shall receive a minimum annual bonus of $425,000. Furthermore, under the Donald Agreement, Mr. Donald is guaranteed an annual bonus for each of the second, third and fourth full fiscal years of the term of at least 25% of his base salary. The Donald Agreement provides Mr. Donald with the right to defer up to 50% of his annual bonus and salary, which shall be held in a grantor trust established by the Company. During the term of the Donald Agreement, in addition to the base salary, bonus eligibility and other customary annual benefits and perquisites that the Company generally provides to its executive officers, the Company will provide Mr. Donald with a company car and term life insurance in the amount of $4.5 million during the first year and $3.2 million thereafter. The Company also reimbursed Mr. Donald for the legal expenses incurred by him in the negotiation of the Donald Agreement. Mr. Donald also received a one-time signing bonus of $1 million, which is being amortized over the term of the Donald Agreement.

      Furthermore, Mr. Donald received an equity package (the "Equity Strip"), consisting of 8,520 restricted shares of a new series of SMG-II Preferred Stock with a stated value of $200 per share and 19,851 restricted shares of SMG-II Class A Common Stock, the terms of which are set forth in the stock award agreement (the "Stock Award Agreement"). The Equity Strip, which as of the Effective Date was valued by the Company at $3.4 million, based upon an independent appraisal, will vest in its entirety upon the occurrence of an Employment-Related Event, as defined in the Stock Award Agreement, and will be forfeited in its entirety upon the occurrence of a Termination Event, as defined in the Donald Agreement. The valuation of $3.4 million is being amortized by the Company over the term of the Donald Agreement. The Preferred Stock ranks pari passu with the existing SMG-II convertible preferred stock and will accrue dividends at a rate of 10% per annum. The Preferred Stock will be convertible into Common Stock on a one-for-one basis. As of the Effective Date, the Preferred Stock had accumulated dividends of approximately $122 per share.

      In addition, Mr. Donald received a stock option (the "Option") to purchase an aggregate of 100,000 shares of SMG-II Class A Common Stock. The Option consists of component A ("Option Component A") covering 50,000 shares of SMG-II Class A Common Stock and component B ("Option Component B") covering the remaining 50,000 shares of SMG-II Class A Common Stock. Any terms used herein not otherwise defined shall have the meanings assigned to them in the Donald Agreement. Option Component A shall have an initial per share exercise price of $100 per share. The per share exercise price of Option Component A will increase to $125 per share on the first day of the Fiscal Year beginning in calendar year 2000 ("Fiscal Year 2000") and to $150 per share on the first day of the Fiscal Year beginning in calendar year 2001 ("Fiscal Year 2001"). Option Component B will have an initial per share exercise price of $100 per share. The per share exercise price of Option Component B will increase to $150 per share on the first day of the Fiscal Year beginning in calendar year 1999; to $250 per share on the first day of Fiscal Year 2000; and to $350 per share on the first day of Fiscal 2001. The Option will expire on the fifth anniversary of the Effective Date to the extent not previously exercised (the "Expiration Date"); provided, however, that the Expiration Date for the portion of Option Component A and Option Component B which is vested (as explained below) immediately prior to such Expiration Date will be extended until the seventh anniversary of the Effective Date if such vested portion of Option Component A and Option Component B, as the case may be, has not become exercisable by such initial Expiration Date. During the period of such extension, the per share exercise price of Option Component A and Option Component B, as the case may be (to the extent not previously exercised), will increase at the end of each month during such extension period at an annual rate of 10%. Mr. Donald will vest in 25% of Option Component A and in 25% of Option Component B on the Effective Date and on each of the first through third anniversaries of the Effective Date, provided that the Optionee is in the employ of Pathmark on each such date. Upon the occurrence of a Minimum IPO (as defined below) while the Optionee is in the employ of the Company, the entire Option shall immediately and fully vest. In addition, the Option will immediately and fully vest upon the occurrence of a Change in Control (as defined below) occurring prior to the Termination Event (as defined below). If Mr. Donald's employment with the Company should end as a result of a Termination Event, then, as of the applicable date of termination, the entire Option (whether or not then vested) will be immediately and irrevocably forfeited.

      Except for purposes of tag-along rights under Article V of the Stockholders Agreement and the piggyback rights under Article VI of the Stockholders Agreement, the Option shall not be exercisable (even though the Option or a portion thereof is vested) unless and until it becomes exercisable in accordance with the following provisions:

     (i) The Exercisable Percentage (as defined below) of each component of the Option will become exercisable if the ML Investors (as defined in the Stockholders Agreement) have a Realization Event (as defined below) in respect of the Common Stock at a per share price in excess of the amounts (the "Target Prices") set forth below :

          PERIOD OF TIME        TARGET PRICE PER        TARGET PRICE PER
                                  SHARE/OPTION       SHARE/OPTION COMPONENT
                                  COMPONENT A                   B
          ------------------ ----------------------- ------------------------

          Prior to 2/1/00            $ 100                    $ 150

          2/1/00 to 1/31/01          $ 125                    $ 250

          2/1/01 and after           $ 150                    $ 350

     (ii)Notwithstanding the above, if the ML Investors have a Realization Event for more than 15% of the shares of Common Stock beneficially owned by them on the date of grant and Option at a per share price in excess of the Target Price described above applicable to the date when such Realization Event occurs, then the components of the Option for which such Target Prices have been achieved shall become immediately vested and exercisable and the exercise price shall not thereafter increase.

      In the event that Mr. Donald becomes entitled to any tag-along rights under Section 5.6 or registration rights under Section 6.2 of the Stockholders Agreement, he will be permitted to exercise his sale or transfer rights with respect to the portion of the Option for which the Target Price has been met. For purposes of Section 5.6(b) of the Stockholders Agreement, 100% of the portion of the Option for which the Target Amount has been realized will be considered exercisable in order to determine the number of shares to be included under Section 5.6(b) of the Stockholders Agreement. If, prior to the Expiration Date, the Board determines that it is necessary or desirable to list, register or qualify the shares of Common Stock subject to the Option, and if such listing, registration or qualification is delayed beyond the Expiration Date, the vested and exercisable portion of the Option will remain exercisable until 30 days after such listing, registration, or qualification is accomplished.

      Pursuant to the Donald Agreement, the Company lent Mr. Donald $4.5 million (the "Loan") evidenced by 16 separate promissory notes. Under the terms of each note, if Mr. Donald is in full employment of the Company on a quarterly anniversary of the Effective Date, Mr. Donald's obligation to pay such note maturing on such date will be forgiven as to principal, but not any then accrued and unpaid interest. In the event his employment ends at any time during the term of the Donald Agreement prior to a Change in Control as a result of a Termination Event, each note will become immediately due and payable as to all outstanding principal and all accrued and unpaid interest. These notes bear interest at an effective rate of 6%. The Loan is on a full recourse basis and secured by the Equity Strip, the Option and any shares acquired upon exercise of the Option.

      In the event of Mr. Donald's Involuntary Termination, Pathmark will pay him (w) the full amount of any accrued but unpaid base salary, plus a cash payment (calculated on the basis of the base salary then in effect) for all unused vacation time which Mr. Donald may have accrued as of the date of Involuntary Termination; (x) the amount of any earned but unpaid Annual Bonus for any Fiscal Year of Pathmark ended on or prior to the date of Involuntary Termination; (y) any unpaid reimbursement for business expenses; and (z) a severance amount equal to four times Mr. Donald's annual rate of salary, based upon the annual rate then in effect immediately prior to the date of termination, payable in monthly installments over 24 months. In addition, in the event of an Involuntary Termination, Mr. Donald and his eligible dependents shall continue to be eligible to participate in the medical, dental, health and life insurance plans applicable to Mr. Donald immediately prior to the Involuntary Termination on the same terms and conditions in effect immediately prior to such Involuntary Termination until the earliest to occur of (i) the end of the 24-month period after the date of termination, the date Mr. Donald becomes eligible to be covered under the benefit plans of a subsequent employer and (iii) the date Mr. Donald breaches any of the protective covenants described below. Furthermore, in the event of an Involuntary Termination, the Equity Strip will automatically and without the need for further action or consent by Pathmark become fully vested in the manner provided by the Stock Award Agreement, and the Option will continue to remain outstanding to the extent provided by the Option Agreement. All notes not previously delivered to Mr. Donald will automatically and without the need for further action or consent by Pathmark be delivered by the escrow agent to Mr. Donald marked "Paid in Full" upon payment by Mr. Donald of any then accrued but unpaid interest on the Loan. During the 30-day period beginning 6 months after a Change in Control, Mr. Donald shall be eligible to resign from the Company for no stated reason and receive all the amounts listed in clauses (w), (x), (y) and (z) above. Any such resignation in such 30-day period following a Change in Control shall be treated as an Involuntary Termination for all purposes of this Agreement.

      In the event Mr. Donald's employment ends at any time during the term as a result of a Termination Event, the Company shall pay him only the amounts decried in clauses (w), (x) and (y) above, and Mr. Donald will immediately forfeit the Equity Strip and the Option. In addition, each note will become immediately due and payable as to all outstanding principal and all accrued and unpaid interest if Mr. Donald's employment ends prior to a Change in Control as a result of a Termination Event.

      Although, in the event of an Involuntary Termination, Mr. Donald has no duty to mitigate the severance amount by seeking new employment, any severance amount payable during the second year of the severance period shall be reduced by any compensation or benefits Mr. Donald earns in connection with any employment by another employer.

      The Donald Agreement includes protective covenants that prohibit Mr. Donald from engaging (i) in any activity in competition with Pathmark, or any parent or subsidiary thereof or (ii) in soliciting employees or customers of Pathmark, or any parent or subsidiary thereof, during his term of employment and up to two years thereafter. The Donald Agreement also includes a confidentiality clause which prohibits Mr. Donald from disclosing any confidential information regarding Pathmark.

The following definitions apply to the terms of the Donald Agreement:

"CAUSE" means the termination of Mr. Donald's employment with Pathmark because of (i) his willful and repeated failure (other than by reason of incapacity due to physical or mental illness) to perform the material duties of his employment after notice from Pathmark of such failure and his inability or unwillingness to correct such failure within 30 days of such notice, (ii) his conviction of a felony or plea of no contest to a felony or
(iii) perpetration by Mr. Donald of a material dishonest act or fraud against Pathmark or any parent or subsidiary thereof; provided however, that, before Pathmark may terminate Mr. Donald for Cause, the Board shall deliver to him a written notice of Pathmark's intent to terminate him for Cause, including the reasons for such termination, and Pathmark must provide him an opportunity to meet once with the Board prior to such termination.

"CHANGE IN CONTROL" means the acquisition by a person (other than a person or group of persons that beneficially owns an equity interest in SMG-II or Pathmark on the Effective Date or any person controlled thereby) of more than 50% control of the voting securities of SMG-II as a result of a sale of voting securities after the Effective Date by the persons who, on the Effective Date, have a beneficial interest in such voting securities, but shall not include any change in the ownership of Pathmark or SMG-II resulting from a public offering.

"COMMON STOCK" means SMG-II Class A Common Stock, par value $0.01 per share.

"EXERCISABLE PERCENTAGE" means (i) in connection with a Third Party Sale, the percentage of the shares of Common Stock subject to the Option that Mr. Donald is entitled to sell pursuant to the exercise of his "tag-along" rights under the Stockholders Agreement and (ii) in connection with a Public Offering, the percentage of the shares of Common Stock then beneficially owned by the ML Investors (as defined in the Stockholders Agreement) which are sold in the Public Offering.

"GOOD REASON" means Mr. Donald's resignation because of (i) the failure of Pathmark to pay any material amount of compensation to Mr. Donald when due,
(ii) a material adverse reduction or material adverse diminution in Mr. Donald's titles, duties, positions or responsibilities with Pathmark, including, but not limited to, failure by Pathmark to elect Mr. Donald to the office of Chief Executive Officer, or (iii) any other material breach by Pathmark of the Donald Agreement. In order to assert Good Reason, Mr. Donald must provide written notification of his intention to resign within 30 business days after he knows or has reason to know the occurrence of any such event. After Mr. Donald provides such written notice to Pathmark, Pathmark shall have 15 days from the date of receipt of such notice to effect a cure of the condition constituting Good Reason.

"INVOLUNTARY TERMINATION" means (i) the termination of Mr. Donald's employment by Pathmark other than for Cause or disability or (ii) Mr. Donald's resignation of employment with Pathmark for Good Reason.

"MINIMUM IPO" means a Public Offering of the Common Stock after the Date of Grant at the conclusion of which the aggregate price for all the shares of Common Stock having been sold to the public in such Public Offering, plus the aggregate offering price for all shares of Common Stock sold in all prior Public Offerings of Common Stock occurring after the date that Mr. Donald is granted any Option, exceeds $50 million.

"PREFERRED STOCK" shall mean a new series of convertible preferred stock that will be issued for purposes of the Donald Agreement.

"PUBLIC OFFERING" means a public offering of the Common Stock pursuant to an effective registration statement under the Securities Act.

      "REALIZATION EVENT" means the receipt by the ML Investors (as defined in the Stockholders Agreement) of cash or property from an unrelated third party as consideration for the sale of shares of Common Stock then beneficially owned by the ML Investors. For purposes of the Donald Agreement, any property other than cash received by the ML Investors in the Realization Event shall have the value ascribed to such property by the parties to such sale.

      "SECURITIES ACT"  means the Securities Act of 1933, as amended.

      "STOCKHOLDERS AGREEMENT" shall mean the Stockholders Agreement, dated as of February 4, 1991, as amended, among SMG-II and its stockholders.

      "TERMINATION EVENT" shall mean Mr. Donald's resignation without Good Reason or a termination by Pathmark for Cause.

      "Third Party Sale" means a sale of Common Stock subject to Section 5.6 of the Stockholders Agreement.

OTHER EXECUTIVE AGREEMENTS

      As of May 23, 1994, the Company entered into an employment agreement with Mr. Crowley. As of September 9, 1994, the Company entered into an employment agreement with Mr. Marshall. As of June 1, 1995, the Company entered into an employment agreement with Mr. Rallo and Mr. Joyce, respectively. The four above mentioned employment agreements are hereinafter referred to collectively as the "Employment Agreements". Each of the Employment Agreements is for an initial term of two years. The term of each Employment Agreement is automatically extended for an additional year on (a) August 1, 1997 for Mr. Crowley and on each successive August 1st thereafter;
(b) February 1, 1998 for Mr. Marshall and on each successive February 1st thereafter, and (c) June 1, 1997 for Mr. Rallo and Mr. Joyce and on each successive June 1st thereafter. Under the terms of his respective Employment Agreement, each executive is entitled to a minimum annual base salary of (a) $280,000 for Mr. Crowley; (b) $300,000 for Mr. Marshall, (c) $245,000 for Mr.
Rallo, and (d) $225,000 for Mr. Joyce, which salary is subject to upward adjustment by the Company. The Employment Agreements also provide that each executive shall be entitled to receive an annual bonus of up to 66% of his annual base salary with respect to Messrs. Crowley and Marshall and upto 55% of his annual base salary with respect to Messrs. Joyce and Rallo, and shall be provided the opportunity to participate in pension and welfare plans, programs and arrangements that are generally made available to executives of Pathmark or as may be deemed appropriate by the Compensation Committee of the Board of Directors of SMG-II.

      In the event one of the four above named executives' employment is terminated by the Company without Cause (as defined in the Employment Agreements), or by the executive for Good Reason (as defined in the Employment Agreements) prior to the termination of the applicable Employment Agreement, such executive will be entitled to continue to receive his base salary and continued coverage under health and insurance plans for the period commencing on the date of such termination or resignation through the date of applicable Employment Agreement would have expired had it not been automatically renewed but for said termination or resignation, reduced by any compensation or benefits which the executive is entitled to receive in connection with his employment by another employer during said period.

      The Employment Agreements contain agreements by the executives not to compete with the Company as long as they are receiving payments under an employment agreement and an agreement by the executives not to disclose confidential information.

      On March 20, 1996 (the "Retirement Date"), Mr. Futterman retired as Chairman and Chief Executive Officer of the Company. Pursuant to the Retirement Agreement, Mr. Futterman will be entitled to receive his base salary at the annual rate of $525,000 per year during the period, commencing on the day following the Retirement Date and ending on July 31, 1998, or the date of his death, if earlier (the "Benefit Period"), plus the bonus or bonuses attributable to the financial targets set forth for the Company under its Executive Incentive Plan ("EIP") that he would have earned (a maximum of 75% of base salary) had his employment continued through the Benefit Period, subject to the Company reaching the applicable financial targets set under the EIP or any other bonus plan; provided however, that the minimum bonus paid for each fiscal year of the Company ending during the Benefit Period shall not be less than 25% of the 75% target amount. Additionally, Mr. Futterman will be entitled to receive continued health coverage through the Benefit Period under the Company's health and insurance plans applicable to him immediately prior to the Retirement Date. Each of the above described payments and benefits shall be reduced by any compensation or benefits he is entitled to receive in connection with any employment by another employer during the Benefit Period; provided, however, that such reduction shall not apply to the first $100,000 of compensation and benefits earned by Mr. Futterman for any calendar year during the Benefit Period. The Retirement Agreement also provides that Mr. Futterman shall be entitled to be reimbursed by the Company for secretarial and office expenses incurred by him during the two year period beginning September 1, 1996, up to $30,000 per year (or an aggregate reimbursement of $60,000). Additionally, pursuant to the terms of the Retirement Agreement, the Company made a cash lump sum payment to Mr. Futterman of $1.5 million on April 1, 1996.

      The Company retained John W. Boyle, a Director of the Company, to act as its interim Chairman and Chief Executive Officer for the period of March 20, 1996 through October 7, 1996 (the "Transition Period"). Under the terms of the consulting arrangement between the Company and Mr. Boyle, the Company paid Mr. Boyle a consulting fee of $41,667 per month plus living and travel expenses during the Transition Period. In addition, Mr. Boyle received a completion bonus of $100,000 when Mr. Donald commenced employment with the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Prior to January 10, 1997, Messrs. Burke, Khanna and McLean comprised the compensation committee of the Board of Directors of SMG-II, and were responsible for decisions concerning compensation of the executive officers of the Company. Messrs. Burke and McLean are directors of MLCP and they, along with Mr. Khanna, have been retained by MLCP as consultants. MLCP is an indirect wholly-owned subsidiary of ML&Co. See "Security Ownership of Certain Beneficial Ownership and Management." On January 10, 1997, Mr. Boyle became a member of the Compensation Committee.

COMPENSATION OF DIRECTORS

      Each director who is not employed by the Company or one of its subsidiaries, SPI, MLCP or the Equitable Investors or its affiliates receives an annual retainer of $20,000 per year, plus travel expenses.

                             PRINCIPAL STOCKHOLDERS

      As of April 15, 1997, all shares of the Company's capital stock is held by PTK. All of PTK's capital stock is held by Holdings. Since February 4, 1991, all shares of the Holdings Common Stock are held by SMG-II. As of April 15, 1997, the number of shares of SMG-II (i) Class A Common Stock, (ii) Class B Common Stock, (iii) Series A Preferred Stock, (iv) Series B Preferred Stock and (v) Series C Preferred Stock, beneficially owned by the persons known by management of the Company to be the beneficial owners of more than 5% of the outstanding shares of any class as "beneficial ownership" has been defined under Rule 13d-3, as amended, under the Securities Exchange Act of 1934, are set forth in the following table:

                                                                                              Number         % of
                   Name                                                                     of Shares        Class
                   ----                                                                   -------------      -----
SMG-II Class A Common Stock
    Merrill Lynch Capital Appreciation Partnership No. IX, L.P.(2)...................         488,704.8        65.2
    ML Offshore LBO Partnership No. IX(2)............................................          12,424.7         1.7
      Barfield House
      St. Julians Avenue
      St. Peter Port
      Guernsey
      Channel Islands
    ML Employees LBO Partnership No. I, L.P.(2)......................................          12,148.6         1.6
    ML IBK Positions, Inc.(3)........................................................          21,258.9         2.8
    Merchant Banking L.P. No. 1(3)...................................................           8,119           1.1
    Merrill Lynch KECALP L.P. 1987(3)................................................           7,344           1.0
    CBC Capital Partners, Inc.(4)....................................................          30,000           4.0
      270 Park Avenue
      New York, NY 10017
    Management and other employees (including former employees of Pathmark)..........        169,419   (1)     22.6
      301 Blair Road
      Woodbridge, NJ 07095
SMG-II Class B Common Stock
    The Equitable Life Assurance Society of the United States(5).....................         114,000          35.6
      c/o Alliance Corporate Finance Group Incorporated
      1345 Avenue of the Americas, 39th Floor
      New York, NY 10005
    Equitable Deal Flow Fund, L.P.(5)................................................         150,000          46.9
      c/o Alliance Corporate Finance Group Incorporated
      1345 Avenue of the Americas, 39th Floor
      New York, NY 10005
    Equitable Variable Life Insurance Company(5).....................................          36,000          11.3
      c/o Alliance Corporate Finance Group Incorporated
      1345 Avenue of the Americas, 39th Floor
      New York, NY 10005
    CBC Capital Partners, Inc.(4)....................................................          20,000           6.2
SMG-II Series A Preferred Stock(6)...................................................
    Merrill Lynch Capital Appreciation Partnership No. B-X, L.P.(2)..................         133,043          56.2
    ML Offshore LBO Partnership No. B-X(2)...........................................          40,950          17.3
    MLCP Associates, L.P. No. II(2)..................................................           1,740            .7
    ML IBK Positions, Inc.(3)........................................................          46,344.5        19.6
    Merchant Banking L.P. No. IV(3)..................................................           3,779           1.6
    Merrill Lynch KECALP L.P. 1989(3)................................................           7,000           3.0
    Merrill Lynch KECALP L.P. 1991(3)................................................           3,874.5         1.6
SMG-II Series B Preferred Stock(6)
    CBC Capital Partners, Inc.(4)....................................................          12,500           7.0
    The Equitable Life Assurance Society of the United States(5).....................          84,134          46.5
    Equitable Deal Flow Fund, L.P.(5)................................................          84,135          46.5
SMG-II Series C Preferred Stock(6)...................................................           8,520         100.0
    James Donald
      301 Blair Road
      Woodbridge, NJ 07095

---------

(1) Includes presently exercisable options granted under the Plan for 76,943 shares of SMG-II Class A Common Stock held by Management Investors.

(2) MLCP and its affiliates are the direct or indirect managing partners of ML Offshore LBO Partnership No. IX, Merrill Lynch Capital Appreciation Partnership No. IX, L.P., ML Employees LBO Partnership
    No. 1, L.P., Merrill Lynch Capital Appreciation Partnership No. B-x, L.P., ML Offshore LBO Partnership No. B-X and MLCP Associates, L.P. No. II. Such entities and those disclosed in footnote (3) below, are referred to herein as the ML Investors. The address of such entities is c/o Merrill Lynch Capital Partners, Inc., in care of Stonington
    Partners,  Inc., 767 Fifth Avenue, New

    York, New York 10153. MLCP is an indirect wholly owned subsidiary of ML&Co. The partners and principals of SPI (including Messrs. Burke, McLean and Khanna) are consultants to MLCP. Mr. Bowman is Chief Executive Officer of MLCP.

(3) Merchant Banking L.P. No. 1, Merchant Banking L.P. No. IV, Merrill Lynch KECALP L.P. 1987, Merrill Lynch KECALP L.P. 1989, Merrill Lynch
    KECALP L.P.      1991 and ML IBK Positions,  Inc. are indirectly
    controlled by ML&Co. The address of such entities is c/o James Caruso, Merrill Lynch & Co., Inc., World Financial Center, South Tower, New York, New York, 10080-6123.

(4) CBC Capital Partners, Inc. is an affiliate of Chase Manhattan Corp.

(5) The Equitable Investors are separate purchasers who are affiliates of each other.

(6) SMG-II Preferred stock may be converted into an equivalent number of shares of common stock of SMG-II in accordance with its terms.

      No officer or director claims beneficial ownership of any share of the Company's Common Stock, Holdings Common Stock, or of SMG-II stock other than SMG-II Class A Common Stock, except Mr. Donald who claims beneficial ownership of 8,520 (100%) shares of SMG-II Series C Preferred Stock. As of April 15, 1997 the number of shares of SMG-II Class A Common Stock beneficially owned by each director, by each of the executive officers named in the Summary Compensation Table and by all directors and executive officers as a group is as follows:

              Name                                                  Number of Shares       % of Class
              ----                                                  ----------------       ----------
      Matthias Bowman(1)........................................              --             --
      James J. Burke, Jr.(1)....................................              --             --
      James Donald..............................................          19,851              2.6
      Jack Futterman(2).........................................          23,000              3.1
      Neill Crowley(2)..........................................           1,000              *
      U. Peter C. Gummeson......................................              --             --
      Ron Marshall(2)...........................................           2,000              *
      Sunil C. Khanna...........................................             700              *
      Stephen M. McLean(1)......................................              --             --
      John W. Boyle(2)..........................................           3,000              *
      Ronald Rallo(2)...........................................           3,250              *
      Jerry G. Rubenstein(2)....................................           2,500              *
      Robert Joyce(2)...........................................           3,200              *
      Directors and named executive officers as a group(1)(2)             66,011              8.8

-----------
*    Less than 1%

(1) Does not include 550,000 shares of SMG-II Class A Common Stock or 236,731.5 shares of SMG-II Series A Preferred Stock owned beneficially by a group of which MLCP is a part. Messrs. Burke, McLean and Bowman, directors of MLCP, disclaim beneficial ownership in all such shares.

(2) Includes presently exercisable options granted under the Plan to purchase shares of SMG-II Class A Common Stock, as follows: Mr. Futterman, 13,000; Mr. Crowley, 1,000; Mr. Marshall, 2,000; Mr. Joyce, 2,500; Mr. Rallo, 2,850, Mr. Rubenstein, 1,000; and Mr. Boyle, 3,000 and all directors and executive officers as a group, 31,110.

                          DESCRIPTION OF THE SECURITIES

    The Senior Subordinated Notes were issued under an Indenture dated as of October 26, 1993 (the "Senior Subordinated Notes Indenture") between the Company and the United States Trust Company of New York, trustee (the "Senior Subordinated Trustee"). The Subordinated Notes were issued under an Indenture dated as of October 26, 1993 (the "Subordinated Notes Indenture") between the Company and Wilmington Trust Company, trustee (the "Subordinated Notes Trustee"). The Subordinated Debentures were issued under an Indenture dated as of October 26, 1993 (the "Subordinated Debentures Indenture" and together with the Subordinated Notes Indenture, the "Subordinated Securities Indentures") between the Company and Wilmington Trust Company, trustee (the "Subordinated Debentures Trustee"). The Deferred Coupon Notes were issued under an Indenture dated as of October 26, 1993 (the "Deferred Coupon Notes Indenture" and collectively with the Senior Subordinated Notes Indenture, the Subordinated Notes Indenture and the Subordinated Debentures Indenture, the "Indentures") between the Company and NationsBank of Georgia, National Association, trustee (the "Deferred Coupon Notes Coupon Trustee" and collectively referred to as the "Subordinated Securities", and together with the Senior Subordinated Notes and the Deferred Coupon Notes are collectively referred to as the "Securities". Copies of the Indentures are filed as exhibits to the Registration Statement of which this Prospectus is a part. The Indentures are subject to and are governed by the Trust Indenture Act of 1939, as amended. The following summaries of the material provisions of the Indentures, including the definitions of certain terms therein and those terms made a part of the Indentures by the Trust Indenture Act of 1939, as amended. References to Indenture provisions include all the Indentures unless otherwise indicated.

GENERAL

    THE SENIOR SUBORDINATED NOTES. The Senior Subordinated Notes will mature on May 1, 2003, are limited to $440.0 million aggregate principal amount, and are unsecured obligations of the Company. Each Senior Subordinated Note bears interest at the rate of 95/8% payable in cash semiannually on May 1 and November 1 of each year to the Person in whose name the Senior Subordinated Note (or any predecessor Senior Subordinated Note) is registered at the close of business on the April 15 or October 15 next preceding such interest payment date. (Sections 202, 301 and 307)

    THE SUBORDINATED NOTES. The Subordinated Notes will mature on June 15, 2002, are limited to $200.0 million aggregate principal amount, of which $199.0 million was issued in conjunction with the Recapitalization, and are unsecured obligations of the Company. Each Subordinated Note bears interest at the rate of 115/8% payable in cash semiannually on June 15 and December 15 each year, to the Person on whose name the Subordinated Note (or any predecessor Note) is registered at the close of business on the June 1 or December 1 next preceding such interest payment date. (Sections 202, 301 and
307)

    THE SUBORDINATED DEBENTURES. The Subordinated Debentures will mature on June 15, 2002, are limited to $95.8 million aggregate principal amount and are unsecured obligations of the Company. Each Subordinated Debentures bears interest at the rate of 125/8% payable in cash semiannually on June 15 and December 15 each year, to the Person in whose name the Subordinated Debentures (or any predecessor Subordinated Debenture) is registered at the close of business on the June 1 or December 1 next preceding such interest payment date. (Sections 202, 301 and 307)

    THE DEFERRED COUPON NOTES. The Deferred Coupon Notes will mature on November 1, 2003, are limited to $225.3 million aggregate principal amount at maturity, and are unsecured obligations of the Company. The Deferred Coupon Notes were offered at a substantial discount from their principal amount at maturity. Cash interest will not accrue on the Deferred Coupon Notes prior to November 1, 1999. Thereafter, cash interest on the Deferred Coupon Notes will be payable, at a rate of 10 3/4% per annum, semiannually on each May 1 and November 1, commencing May 1, 2000, to the Person in whose name the Deferred Coupon Note (or any predecessor Deferred Coupon Note) is registered at the close of business on the April 15 or October 15 next preceding such interest payment date. Cash interest will accrue from the most recent payment date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from November 1, 1999. (Sections 202, 301 and 307)

    Principal of premium, if any, and interest on the Securities are payable, and the Securities are exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register. (Sections 301, 305 and 1002) The Securities will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof. (Section 203) No service charge will be made for any registration of transfer, exchange or redemption of Securities, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith. (Section 305)

    Only the Subordinated Notes will be entitled to the benefit of a sinking fund.

OPTIONAL REDEMPTION

    THE SENIOR SUBORDINATED NOTES. The Senior Subordinated Notes will be subject to redemption at any time on or after November 1, 1998, at the option of the Company, in whole or in part, on not less than 21 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple of $1,000 at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning November 1 of the years indicated below:

           YEAR                                  REDEMPTION
                                                   PRICE
                                               ----------------

           1998.........................            104.82%
           1999.........................            102.41%

and thereafter at 100% of the principal amount, in each case together with accrued interest to the redemption date (subject to the right of Holders of record on relevant record dates to receive interest due on an interest payment date).

    Notwithstanding the foregoing, on or prior to November 1, 1996, the Company may redeem, on not less than 21 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple of $1,000, in the aggregate up to 35% of the initial principal amount of the Senior Subordinated Notes with the net proceeds of any issuance of Qualified Capital Stock of the Company or PTK at a redemption price of 109% of the principal amount thereof, together with accrued and unpaid interest to the redemption date.

    In addition, the Senior Subordinated Notes will be subject to redemption, at the option of the Company, prior to November 1, 1998, in whole or in part, at any time within 180 days after a Change in Control on not less than 21 nor more than 60 days' prior notice to each Holder of Senior Subordinated Notes to be redeemed in amounts of $1,000 or an integral multiple of $1,000, at a redemption price equal to the sum of (i) the principal amount thereof plus
(ii) accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on relevant record dates to receive interest due on an interest payment date) plus (iii) the Applicable Premium.

    If less than all of the Senior Subordinated Notes are to be redeemed, the Senior Subordinated Notes Trustee shall select the respective Senior Subordinated Notes, or portions thereof, to be redeemed pro rata, by lot or by any other method the Senior Subordinated Notes Trustee shall deem fair and reasonable.

    THE SUBORDINATED NOTES. The Subordinated Notes will be subject to redemption otherwise than through the operation of the sinking fund (as described below) at any time on or after June 15, 1997, at the option of the Company, in whole or in part, on not less than 21 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple of $1,000 at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning June 15 of the years indicated below:

           YEAR                                    REDEMPTION
                                                     PRICE
                                                 ----------------
           1997...........................           105.8125%
           1998...........................           103.8750%
           1999...........................           101.9375%
and thereafter at 100% of the principal amount, in each case together with accrued interest to the redemption date (subject to the right of Holders of record on relevant record dates to receive interest due on an interest payment date).

    If less than all of the Subordinated Notes are to be redeemed, the Trustee shall select the Subordinated Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Subordinated Notes Trustee may deem fair and reasonable.

    The Subordinated Debentures. The Subordinated Debentures will be subject to redemption at any time on or after June 15, 1994, at the option of the Company, in whole or in part, on not less than 21 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple of $1,000 at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning June 15 of the years indicated below:

                                                                Redemption
               Year                                               Price
               ----                                            -----------
               1997...................                           103.600%
               1998...................                           102.700%
               1999...................                           101.800%
               2000...................                           100.900%

and thereafter at 100% of the principal amount, in each case together with accrued interest to the redemption date (subject to the right of Holders of record on relevant record dates to receive interest due on an interest payment date).

    If less than all of the Subordinated Debentures are to be redeemed, the Trustee shall select the Subordinated Debentures or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

    THE DEFERRED COUPON NOTES. The Deferred Coupon Notes will be subject to redemption during the 12-month period beginning November 1, 1999, at the option of the Company, in whole or in part, on not less than 21 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple of $1,000 at a redemption price (expressed as a percentage of the Accreted Amount) of 105% and thereafter at 100% of the principal amount at final Maturity, in each case together with accrued interest, if applicable, to the redemption date (subject to the right of Holders of record on relevant record dates to receive interest due on an interest payment date).

    Notwithstanding the foregoing, on or prior to November 1, 1996, the Company may redeem, on not less than 21 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple of $1,000, Deferred Coupon Notes which represent an aggregate principal amount at final Maturity which shall not exceed 35% of the original principal amount at final Maturity of the Deferred Coupon Notes with the net proceeds of any issuance of Qualified Capital Stock of the Company or PTK at a redemption price of 110% of the Accreted Amount thereof.

      In addition, the Deferred Coupon Notes will be subject to redemption, at the option of the Company, prior to November 1, 1999, in whole or in part, at any time within 180 days after a Change in Control on not less than 21 nor more than 60 days' prior notice to each holder of Deferred Coupon Notes to be redeemed in amounts of $1,000 or an integral multiple of $1,000, at a redemption price equal to the sum of (i) the Accreted Amount as of the date of redemption plus (ii) accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on relevant record dates to receive interest due on an interest payment date) plus (iii) the Applicable Premium.

    If less than all of the Deferred Coupon Notes are to be redeemed, the Deferred Coupon Notes Trustee shall select the respective Deferred Coupon Notes, or portions thereof, to be redeemed pro rata, by lot or by any other method the respective Trustees shall deem fair and reasonable.

THE SUBORDINATED NOTES SINKING FUND

    The sinking fund for the Subordinated Notes provides for the mandatory redemption of 25% of the original aggregate principal amount of the Subordinated Notes on each of June 15, 2000 and June 15, 2001, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest to the redemption date, providing for the redemption of 50% of the original aggregate principal amount of the Subordinated Notes prior to maturity. (Sections 203 and 1201) If less than all of the Subordinated Notes are to be redeemed, the Subordinated Notes Trustee shall select the Subordinated Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Subordinated Notes Trustee shall deem fair and reasonable. The Company may, at its option, receive a credit against sinking fund obligations equal to the aggregate principal amount of Subordinated Notes acquired by the Company and surrendered to the Subordinated Notes Trustee for cancellation and of Subordinated Notes redeemed or called for redemption otherwise than through operation of the sinking fund that have not previously been so credited for such purpose by the Subordinated Notes Trustee. (Section 1202)

SUBORDINATION

    The Securities are subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined below); provided, however, that the Senior Subordinated Notes shall rank pari passu with, or prior to, all existing and future Indebtedness of the Company that is subordinated to any Senior Indebtedness and the Subordinated Securities shall rank pari passu with, or prior to, all existing and future Indebtedness of the Company (other than Permitted Senior Subordinated Indebtedness) that is subordinated to any Senior Indebtedness of the Company. (Section 1301) In the event of: (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company (except a distribution in connection with a consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following conveyance, transfer or lease of its properties and assets substantially as an entirety to another corporation upon the terms and conditions of the provisions of "Merger and Sale of Assets, etc."), the holders of all Senior Indebtedness will be entitled to receive payment in full, in cash or cash equivalents, of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision has been made for such payment in cash or cash equivalents, before the Holders of the Securities are entitled to receive any payment on account of principal of (or premium, if any) or interest on the Securities; and any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders of the Securities or the Trustees would be entitled but for the provisions of the Indentures relating to subordination (except, so long as the effect of this parenthetical clause is not to cause the Securities to be treated in any case or proceeding or similar event described above as part of the same class of claims as the Senior Indebtedness or any class of claims on a parity with or senior to the Senior Indebtedness, for any such payment or distribution
(x) authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination in a reorganization proceeding under any applicable bankruptcy law, or (y) of securities that (A) are unsecured (except to the extent the Securities are secured), (B) have an Average Life to Stated Maturity and final Maturity which are no shorter than the Average Life to Stated Maturity of the Securities or any securities issued to the holders of Senior Indebtedness under the Bank Credit Agreement pursuant to a plan of reorganization or readjustment, (C) are subordinated, to at least the same extent as the Securities, to the payment of all Senior Indebtedness then outstanding and (D) are not guaranteed by any Subsidiary of the Company (except to the extent the Securities are so guaranteed) shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness to the extent necessary to make payment in full, in cash or cash equivalents, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to holders of such Senior Indebtedness. In the event that, notwithstanding the foregoing, any Trustee or any Holder of the Securities shall have received any such payment or distribution of assets of the Company of any kind or character before all Senior Indebtedness is paid in full, in cash or cash equivalents, then such payment or distribution will be paid over or delivered to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, in cash or cash equivalents, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. (Section 1302)

    The Company is also prohibited from making payments on account of principal of (or premium, if any) or interest on the Securities or on account of the purchase or redemption or other acquisition of the Securities if there shall have occurred and be continuing: (a) a default in any payment with respect to any Specified Senior Indebtedness (as defined below) beyond any applicable grace period, (b) any other event of default with respect to any Specified Senior Indebtedness resulting in the acceleration of the maturity thereof or (c) any other event of default with respect to any Specified Senior Indebtedness permitting the holders or the trustee thereof to accelerate the maturity thereof (until, in the case of an event of default described in clause (a) or (b) above, such event of default described in clause (a) above shall have been cured or waived or ceased to exist or such acceleration described in clause (b) above shall have been rescinded or annulled or the holders of such Specified Senior Indebtedness have waived the benefits of the provision described herein or, in the case of an event of default described in clause (c) above, until the earlier of (1) 179 days after the date on which written notice of such event of default (which notice requests that no such payment be made) is received by the Company or the relevant Trustee from the agent with respect to any such event of default under the Bank Credit Agreement or any other representative of a holder of Specified Senior Indebtedness with respect to any such event of default under such Specified Senior Indebtedness and (2) the date, if any, on which such event of default is cured or waived or the related Specified Senior Indebtedness is discharged or the holders of such Specified Senior Indebtedness (and, if any Indebtedness under the Bank Credit Agreement is outstanding, lenders under the Bank Credit Agreement) have waived the benefits of the provisions described herein; provided that further written notice relating to the same or any other event of default specified in clause
(c) with respect to any Specified Senior Indebtedness received by the Company or the relevant Trustee within 12 months after such receipt shall not have such effect. In the event that the Company makes any payment to the Trustees or any Holder of the Securities prohibited by the foregoing, then such payment is required to be paid over to the Company. (Section 1303) Subject to the payment in full, in cash or cash equivalents, of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders in Senior Indebtedness to receive payments and distribution of assets of the Company applicable to the Senior Indebtedness until the Securities are paid in full. (Section 1305)

    By reason of such subordination, in the event of a distribution of assets upon insolvency, (i) the holders of Senior Indebtedness may recover more, ratably, than Holders of the Securities, (ii) the Holders of the Senior Subordinated Notes, which constitute Senior Indebtedness with respect to the Subordinated Securities and the Deferred Coupon Notes, may recover more than the Holders of such Securities, and the (iii) Holders of the Subordinated Securities, which constitute Senior Indebtedness with respect to the Deferred Coupon Notes, may recover more than the Holders of the Deferred Coupon Notes. With respect to the Senior Subordinated Notes, on May 3, 1997, the Company had outstanding $648.0 million of Senior Indebtedness, $467.8 million of Subordinated Indebtedness and no Indebtedness pari passu with the Senior Subordinated Notes. With respect to the Subordinated Securities, on May 3, 1997, the Company had outstanding $1,085.9 million of Senior Indebtedness, $173.0 million of Subordinated Indebtedness, and no Indebtedness pari passu in right of payment except that the Subordinated Securities are pari passu to each other. With respect to the Deferred Coupon Notes, on May 3, 1997 the Company had outstanding $1,380.7 million of Senior Indebtedness and no Subordinated Indebtedness or Indebtedness pari passu in right of payment to the Deferred Coupon Notes.

    "SPECIFIED SENIOR INDEBTEDNESS" means (i) all Senior Indebtedness under the Bank Credit Agreement, (ii) with respect to the Subordinated Securities, Senior Indebtedness under the Senior Subordinated Notes, (iii) with respect to the Deferred Coupon Notes, Senior Indebtedness under the Senior Subordinated Notes and (iv) any other issue of Senior Indebtedness or refinancings thereof permitted by said definition having a principal amount of at least $100.0 million and is specifically designated in the instrument evidencing such Senior Indebtedness as "Specified Senior Indebtedness" by the Company. For purposes of this definition: (a) the amount of the Indebtedness of the Company with respect to any Interest Rate Hedge Arrangement shall be deemed to be the less of (x) 25% of the notional amount of such Interest Rate hedge Arrangement, or (y) the maximum amount the Company could be required to pay under such Interest Rate Hedge Arrangement; and (b) a refinancing of any such Indebtedness shall be treated as such only if it ranks or would pari passu with the Indebtedness refinanced. "Interest Rate Hedge Arrangement" means that any rate swap transaction under a rate swap agreement to which the Company is a party or beneficiary, or becomes a party or beneficiary, and any interest rate protection agreement, interest rate future, interest rate option or other interest rate hedge arrangement to or under which the Company is a party or a beneficiary, or becomes a party or a beneficiary, or to or under which any Subsidiary of the Company is or becomes such a party or beneficial if the obligations of such Subsidiary thereunder are guaranteed by the Company.

    "SENIOR INDEBTEDNESS" means the principal of, premium, if any, and interest on (such interest on Senior Indebtedness, wherever referred to in the Indentures, being deemed to include interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in any document evidencing the Senior Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such bankruptcy law) any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the date of the Indentures, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the respective Securities. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include the principal of, premium, if any, and interest on (including interest accruing after the occurrence of an event of default) all obligations of every nature of the Company from time to time owed under the Bank Credit Agreement, including, without limitation, principal of and interest on, and all fees, expenses, indemnities, payments for early termination of Interest Rate Hedge Arrangements and reimbursement obligations under letters of credit payable under the Bank Credit Agreement, with respect to the Subordinated Securities, Senior Indebtedness shall include Permitted Senior Subordinated Indebtedness, and with respect to the Deferred Coupon Notes, Senior Indebtedness shall include Indebtedness evidenced by the Senior Subordinated Notes and the Subordinated Securities. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) with respect to the Senior Subordinated Notes, Indebtedness evidenced by the Senior Subordinated Notes, the Subordinated Securities and the Deferred Coupon Notes, (ii) with respect to the Subordinated Securities, Indebtedness evidenced by the Subordinated Securities and the Deferred Coupon Notes, (iii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company (other than Permitted Senior Subordinated Indebtedness with respect to the Subordinated Securities), except for subordination as a result of intercreditor arrangements with respect to collateral, (iv) Indebtedness that when incurred, and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company, (v) Indebtedness that is represented by Redeemable Capital Stock, (vi) Indebtedness of the Company to a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's subsidiaries, including the Holdings Intercompany Notes, (vii) that portion of any Indebtedness (other than any Indebtedness provided by any lender pursuant to the Bank Credit Agreement, except to the extent such Indebtedness is provided with actual knowledge on the part of any such lender that the incurrence thereof by the Company is a violation of the Indentures) which at the time of issuance is issued in violation of the Indentures.


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


CERTAIN COVENANTS

     The Indentures contain, among others, the following covenants:

     LIMITATION ON INDEBTEDNESS. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume, or directly or indirectly guarantee or in any other manner become directly or indirectly liable for the payment of, any Indebtedness (including any Acquired Indebtedness, but excluding Permitted Indebtedness) unless, at the time of such event and after giving effect thereto on a pro forma basis, the Company's Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding such event, taken as one period and calculated on the assumption that such Indebtedness had been incurred on the first day of such four-quarter period and on the assumption that, in connection with the incurrence of any such Indebtedness, any related acquisition (whether by means of purchase, merger or otherwise) and any related repayment of Indebtedness also had occurred on such date with the appropriate adjustments with respect to such acquisition and repayment being included in such pro forma calculation, would have been at least equal to 1.75 to 1.0. (Section 1007)

     LIMITATION ON RESTRICTED PAYMENTS. (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly,

            (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable in shares of its Qualified Capital Stock or in options, warrants or other rights to purchase such Qualified Capital Stock),

            (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Affiliate thereof (other than Capital Stock of (x) any Subsidiary held by the Company or any of its Majority-owned Subsidiaries and (y) any Majority-owned Subsidiary of the Company) or any options, warrants or other rights to acquire such Capital Stock,

            (iii) make any principal payment on or redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, any Indebtedness of the Company which is pari passu with or expressly subordinate in right of payment to the Senior Subordinated Notes, the Subordinated Securities or the Deferred Coupon Notes, as the case may be.

            (iv) declare or pay any dividend or distribution on any Capital Stock of any Subsidiary to any Person (other than the Company or any of its Majority-owned Subsidiaries) or purchase, redeem or otherwise acquire or retire for value, any Capital Stock of any Subsidiary held by any Person (other than the Company or any of its Majority-owned Subsidiaries), or

            (v) incur, create or assume any guarantee of Indebtedness of any Affiliate of the Company (other than a Majority-owned Subsidiary of the Company) or make any Investment (other than any Permitted Investment) in any Person, including any Unrestricted Subsidiary

     (such payments or other actions described in the foregoing clauses (i) through (v), other than any such action that is a Permitted Payment, are collectively referred to as "Restricted Payments"), unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), (1) no Default or Event of Default shall have occurred and be continuing and (2) the aggregate amount of all Restricted Payments (plus Permitted Payments set forth in clauses (b)(vi),
     (b)(xi) and (b)(xii) below) declared or made after the date of the Indentures (including Investments in Unrestricted Subsidiaries pursuant to the "Limitation on Unrestricted Subsidiaries" covenant) shall not exceed the sum of

            (A) 50% of the aggregate cumulative Consolidated Adjusted Net Income of the Company accrued on a cumulative basis during the period beginning on October 31, 1993 and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Adjusted Net Income shall be a loss, minus 100% of such loss), plus

            (B) the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Company's Board of Directors, whose determination shall be conclusive), received after the date of the Indentures by the Company as capital contributions to the Company, plus

            (C) the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Company's Board of Directors, whose determination shall be conclusive), received after the date of the Indentures by the Company from the issuance or sale (other than to any of its Subsidiaries) of shares of Qualified Capital Stock of the Company or warrants, options or rights to purchase shares (other than from any of its Subsidiaries) upon the exercise of options, warrants or rights to purchase shares of Qualified Capital Stock of the Company, plus

            (D) the aggregate net proceeds, including the Fair Market value of property other than cash (as determined by the Company's Board of Directors, whose determination shall be conclusive), received by the Company (other than from any of its Subsidiaries) upon the exercise of options, warrants or rights to purchase shares of Qualified Capital Stock of the Company, plus

            (E) the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Company's Board of Directors, whose determination shall be conclusive), received after the date of the Indentures by the Company from the issue or sale of debt securities that have been converted into or exchanged for Qualified Capital Stock of the Company, together with the aggregate cash received by the Company at the time of such conversion or exchange. (Section 1008)

            (b) Notwithstanding paragraph (a) above, the Company and its Subsidiaries may take the following actions (clauses (i) through (xiii) being referred to as "Permitted Payments") so long as, in the case of clauses (vi), (ix), (xi), (xii) and (xiii), no Default or Event of Default has occurred and is continuing:

            (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the provisions of the previous paragraph (in which event such dividend shall be deemed to have been paid on such date of declaration thereof for purposes of the previous paragraph);

            (ii) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Affiliate of the Company, in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip) or out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary) of shares of Qualified Capital Stock of the Company;

            (iii) payments by the Company to SMG-II pursuant to the Tax Sharing Agreement;

            (iv) dividends or distributions in an aggregate amount not to exceed the amount of dividends or distributions paid to the Company or its Subsidiaries by Unrestricted Subsidiaries since the date of the Indentures;

            (v) the redemption, defeasance, repurchase or acquisition or retirement for value (each, for purposes of this clause, a "refinancing") of any Indebtedness of the Company (other than Redeemable Capital Stock) which is pari passu with or expressly subordinate in right of payment to the Senior Subordinated Notes, the Subordinated Securities or the Deferred Coupon Notes, as the case may be, through the issuance of (A) new Indebtedness of the Company or (B) shares of Qualified Capital Stock of the Company or PTK; provided that, with respect to clause (A), any such new Indebtedness (1) has a principal amount that does not exceed the principal amount that does not exceed the principal amount so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of expenses of the Company incurred in connection with such refinancing; provided that for purposes of this clause, the principal amount of any Indebtedness shall be deemed to mean the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination, (2) has an Average Life to Stated Maturity that is equal to or greater than the remaining Average Life to Stated Maturity of principal of the Senior Subordinated Notes, Subordinated Debentures or the Deferred Coupon Notes, as the case may be, (3) has a final Stated Maturity that exceeds the final Stated Maturity of principal of the Senior Subordinated Notes, as the case may be, and (4) is pari passu with or expressly subordinated in right of payment to the Senior Subordinated Notes, the Subordinated Securities or the Deferred Coupon Notes, as the case may be, at least to the same extent as the Indebtedness refinanced;

            (vi) dividends, loans or advances by the Company to Holdings or PTK to enable Holdings to pay cash dividends on the Holdings' $3.52 Cumulative Exchangeable Redeemable Preferred Stock (the "Exchangeable Preferred Stock" or the "Holdings Preferred Stock"); provided that on the date of payment of such dividend, the Company, after giving pro forma effect to such dividend, loan or advance, would be able to incur $1.00 of additional Indebtedness under the provisions of the "Limitation on Indebtedness" covenant (other than Permitted Indebtedness), assuming a market rate of interest on such Indebtedness;

            (vii) the redemption, defeasance or acquisition or retirement for value of any Pari Passu Indebtedness; provided that the Company shall redeem, pursuant to the optional redemption provisions of the respective Indentures, the principal amount of Senior Subordinated Notes, Subordinated Notes, Subordinated Debentures or Deferred Coupon Notes, as the case may be (except that with respect to the Subordinated Notes, the Subordinated Debentures are not considered Pari Passu Indebtedness for the purposes of this clause), bearing the same proportion to the aggregate amount of such Pari Passu Indebtedness being redeemed, repurchased, defeased or acquired or retired for value that the aggregate outstanding principal amount of such Securities bears to the aggregate outstanding principal amount of such Pari Passu Indebtedness (without giving effect to such redemption, repurchase, defeasance, acquisition or retirement);

            (viii)the declaration or payment of any dividend or distribution on any Capital Stock of any Subsidiary, or the purchase, redemption, acquisition or retirement for value of any Capital Stock of any Subsidiary; provided that such declaration, payment, purchase, redemption, acquisition or retirement is made pro rata among all holders of such Capital Stock of such Subsidiary;

            (ix) payments or other actions described in clauses (i) through (v) in paragraph (a) above that would otherwise be Restricted Payments in an aggregate amount not to exceed $35.0 million;

            (x) the dividend or distribution of the Capital Stock of Plainbridge to PTK;

            (xi) the repurchase of any Indebtedness of the Company which is pari passu with or expressly subordinate in right of payment to the Senior Subordinated Notes, the Subordinated Securities or the Deferred Coupon Notes, as the case may be, at a purchase price not greater than 101% of the principal amount of such Indebtedness in the event of a Change in Control (as defined below) pursuant to a provision similar to the "Purchase of Securities upon Change in Control" covenant; provided that prior to such repurchase the Company has made the Change in Control Offer as provided in such covenant and has repurchased all Senior Subordinated Notes, Subordinated Securities or Deferred Coupon Notes, as the case may be, validly tendered for payment in connection with such Change in Control offer;

            (xii) the redemption, repurchase, defeasance or acquisition or retirement for value of the Holdings Intercompany Notes remaining outstanding following the Recapitalization (other than a scheduled principal payment, scheduled sinking fund payment or at maturity); and

            (xiii)with respect to the Subordinated Notes, the redemption, repurchase, defeasance or acquisition or retirement for value of the Subordinated Debentures; provided that, in the case of redemption, repurchase, defeasance or acquisition or retirement for value with the proceeds of other Indebtedness, the applicable provisions of clause (v) above are complied with.

Except as provided in this paragraph (b) and clause (a)(2) above, nothing in this covenant limits or restricts the making of any Permitted Payment and a Permitted Payment will not be treated as a Restricted Payment.

     (c) In computing Consolidated Adjusted Net Income of the Company under clause (A) of paragraph (a) above, (1) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and
(2) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of the respective Indentures, such Restricted Payment shall be deemed to have been made in compliance with the respective Indentures notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Adjusted Net Income of the Company for any period. (Section 1008)

     Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property of services) with any Affiliate of the Company (other than a wholly owned Subsidiary thereof) unless (i) such transaction or series of transactions is or are on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those which could have been obtained at the time of such transaction or transactions in a comparable transaction in arm's-length dealings with an unaffiliated third party and (ii) (A) with respect to any transaction or series of transactions involving aggregate payments in excess of $1.0 million, but less than $10.0 million, the Company delivers an officers' certificate to the Trustees certifying that such transaction or transactions complies with clause (i) above and (B) with respect to a transaction or series of transactions, involving aggregate payments equal to or greater than $10.0 million, (1) such transaction or transactions shall have received the approval of a majority of the disinterested directors of the Board of Directors of the Company if Plainbridge is a party to such transaction or transactions or (2) if Plainbridge is not a party to such transactions or series of transactions shall have received either the approval of a majority of the disinterested directors of the Board of Directors of the Company or the Company shall deliver to the Trustees a written opinion of a nationally recognized investment banking firm stating that such transaction is fair to the Company from a financial point of view; provided, however, that the foregoing restriction shall not apply to (1) the payment of fees to MLCP or Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their Affiliates for consulting, investing banking or financial advisory services rendered by such

Person to the Company or any Subsidiary of the Company, (2) the payment of reasonable and customary regular fees to directors of the Company, PTK, SMG-II, Holdings or any of their respective subsidiaries or parents who are not employees of any of such Persons, (3) the Logistical Services Agreement and transactions pursuant thereto and (4) the Spin-Off Agreements and transactions pursuant thereto. For purposes of this paragraph (a), any transaction or series of related transactions between the Company or any Subsidiary and any Affiliate of the Company that is approved as being on the terms required by clause (i) in the prior sentence by a majority of the disinterested directors of the Board of Directors of the Company shall be deemed to be on terms as favorable as those that might be obtained at the time of such transaction or series of transactions in a comparable transaction in arm's length dealings with an unaffiliated third party, and thus shall be permitted under this paragraph (a).

     (b) The Company will not, and will not permit any of its Subsidiaries to, amend, modify, or in any way alter the terms of the Intercompany Agreement, the Logistical Services Agreement or the Spin-Off Agreements in a manner materially adverse to the Company other than (i) by adding new Subsidiaries and (ii) in the case of the Logistical Services Agreement and Spin-Off Agreements, any amendments or modifications that are approved by a majority of the disinterested directors of the Board of Directors of the Company. (Section 1009)

     LIMITATIONS ON LIENS. The Company will not, and will not permit any Subsidiary to, create, incur, affirm or suffer to exist any Lien of any kind securing any Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Subsidiary) upon any property or assets (including any intercompany notes) of the Company or any Subsidiary owned on the date of the Indentures or acquired after the date of the Indentures, or any income or profits therefrom, unless the Senior Subordinated Notes, the Subordinated Securities or the Deferred Coupon Notes, as the case may be, are directly secured equally and ratably with (or prior to in the case of Subordinated Indebtedness) the obligation or liability secured by such Lien, and except for any Lien securing such Acquired Indebtedness prior to the related acquisition by the Company or its Subsidiaries. (Section 1010)

     LIMITATION ON OTHER SENIOR SUBORDINATED INDEBTEDNESS UNDER THE SUBORDINATED SECURITIES INDENTURES. The Company will not create, incur, assume, guarantee or in any other manner become liable with respect to any Indebtedness (other than Permitted Senior Subordinated Indebtedness) that is subordinate in right of payment to any Senior Indebtedness unless such indebtedness is also pari passu with, or subordinate in right of payment to, the Subordinated Securities, pursuant to subordination provisions substantially similar to those contained in the Indentures. (Section 1011)

     PURCHASE OF SECURITIES UPON CHANGE IN CONTROL. If there shall have occurred a Change in Control, Securities shall be purchased by the Company, at the option of the Holder thereof in whole or in part in integral multiples of $1,000 at final Maturity, at a purchase price in cash in an amount equal to 101% of the principal amount of the Securities (other than the Deferred Coupon Notes), or 101% of the Accreted Amount of the Deferred Coupon Notes, as of the date of purchase, as the case may be, plus, if applicable, accrued and unpaid interest (including any defaulted interest), if any, to the date of purchase, pursuant to the offer described below (the "Change in Control Offer") and the other procedures set forth in this covenant. If there is a Change in Control, there can be no assurance that the Company will have available funds sufficient to pay such purchase price for all of the Securities that Holders thereof may elect to require the Company to purchase.

     Within 30 days following a Change in Control and prior to mailing of the notice to Holders of the Securities provided for in the next paragraph, the Company covenants to either (1) repay in full all Indebtedness under the Bank Credit Agreement and permanently reduce the commitment by the lenders thereunder or offer to repay in full all such Indebtedness and permanently reduce such commitment of each lender who has accepted such offer or (2) obtain the requisite consent under the Bank Credit Agreement to permit the repurchase of the Securities as provided for in this "Purchase of Securities upon Change in Control" covenant. In addition to the Senior Subordinated Notes, the Subordinated Securities are also senior to the Deferred Coupon Notes and require the Company to offer to purchase such Securities upon a Change in Control. The Company is required to purchase Senior Subordinated Notes from any holder who tenders in a Change in Control Offer for the Senior Subordinated Notes prior to purchasing any Subordinated Securities in a Change in Control Offer. The Company is required to purchase Senior Subordinated Notes and Subordinated Securities from any holder who tenders in a Change in Control Offer for such notes prior to purchasing any Deferred Coupon Notes in a Change in Control Offer. The Company shall first comply with the provisions of this paragraph before it shall be required to repurchase any Securities pursuant to this "Purchase of Securities upon Change in Control" covenant, and any failure to comply with this paragraph shall constitute a default of a covenant for purposes of clause (c) of the first paragraph under "Events of Default".

     Within 30 days after the occurrence of a Change in Control, the Company shall notify the Trustees and given written notice of such Change in Control to each Holder, by first-class mail, postage prepaid, at his address appearing in the security register, stating, among other things, the purchase price and the purchase date, which shall be a Business Day no earlier than 45 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; that any Security not tendered will continue to accrete in value or accrue interest, as the case may be, that, unless the Company defaults in the payment of the purchase price, any Securities accepted for payment pursuant to the Change in Control Offer shall cease to accrete in value or accrue interest, as the case may be, after the Change in Control Purchase Date (as defined in the Indentures); and certain other procedures that a Holder must follow to accept a Change in Control Offer or to withdraw such acceptance. (Section 1011 (Section 1012 of the Subordinated Securities Indentures))

     The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, in connection with a Change in Control Offer.

     RESTRICTIONS ON PREFERRED STOCK OF SUBSIDIARIES. The Company will not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or a Majority-owned Subsidiary of the Company), or permit any Person (other than the Company or a Majority-owned Subsidiary of the Company) to own or hold an interest in any Preferred Stock of any such Subsidiary previously held by the Company or a Majority-owned Subsidiary of the Company unless such Subsidiary would be entitled to incur Indebtedness pursuant to the provisions of the "Limitation on Indebtedness" covenant in the aggregate principal amount equal to the aggregate liquidation value of such Preferred Stock assuming a market rate of interest (as determined by the Company) for such Preferred Stock as of the date of issuance or transfer. (Section 1012 (Section 1013 of the Subordinated Securities Indentures))

     LIMITATIONS ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS. The Company will not permit any Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Pari Passu Indebtedness or Subordinated Indebtedness, unless such Subordinated simultaneously executes and delivers a supplemental indenture to the Senior Subordinated Notes Indenture, the Subordinated Notes Indenture, the Subordinated Debentures Indenture or the Deferred Coupon Notes Indenture, as the case may be, providing for a guarantee, assumption or other liability with respect to Subordinated Indebtedness, such guarantee, assumption or other liability with respect to Subordinated Indebtedness, such guarantee, assumption or other liability shall be subordinated to such Subsidiary's guarantee of the Senior Subordinated Notes, the Subordinated Notes, the Subordinated Debentures or the Deferred Coupon Notes, as the case may be; and provided further that this provision shall not be applicable to any guarantee, assumption or other liability of any Subsidiary of the Company that (i) existed at the time such Person became a Subsidiary of the Company and (ii) was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company. Any such guarantee of the Senior Subordinated Notes, the Subordinated Notes, the Subordinated Debentures or the Deferred Coupon Notes, as the case may be, by a Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon either (A) the release or discharge of such guarantee of such Pari Passu Indebtedness or Subordinated Indebtedness, as the case may be, except a discharge by or as a result of payment under such guarantee or (B) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all the Company's


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


stock in, or all or substantially all the assets of, such Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of the Senior Subordinated Notes Indenture, the Subordinated Notes Indenture, the Subordinated Debentures Indenture or the Deferred Coupon Notes Indenture, as the case may be. (Section 1013 (Section 1014 of the Subordinated Securities Indentures))

     RESTRICTION ON TRANSFER OF ASSETS. The Company will not sell, convey, transfer or otherwise dispose of its assets or property to any of its Subsidiaries, except for (i) sales, conveyances, transfers or other dispositions of assets or property acquired by the Company after the date of the Indentures; (ii) sales, conveyances, transfers or other dispositions of Existing Assets (a) made in the ordinary course of business; (b) made outside the ordinary course of business with a net book value that, when aggregated with all other such transfers by the Company since the date of the Indentures, less the net book value of Existing Assets transferred to the Company from its Subsidiaries, would not exceed 10% of the Consolidated Assets of the Company; or (c) to any Subsidiary if such Subsidiary simultaneously with such transfer executes and delivers a supplemental indenture to the Indentures, providing for the guarantee of payment of the Securities, by such Subsidiary, which guarantee shall be subordinated to any guarantee of such Subsidiary of Senior Indebtedness of the Company and shall be subordinated to any other Indebtedness of such Subsidiary (which is not subordinated to any other Indebtedness of such Subsidiary or, in the case of the Subordinated Securities or the Deferred Coupon Notes, as the case may be, which is designated by such Subsidiary as being senior in right of payment to such guarantee, in each case to the same extent as the Senior Subordinated Notes, the Subordinated Notes, the Subordinated Debentures or the Deferred Coupon Notes, as the case may be, are subordinated to Senior Indebtedness of the Company under the Senior Subordinated Notes Indenture, the Subordinated Notes Indenture, the Subordinated Debentures Indenture or the Deferred Coupon Notes Indenture, as the case may be, and (iii) sales, conveyances, transfers or other dispositions of Existing Assets made pursuant to the Spin-Off. Notwithstanding the foregoing, any such guarantee of a Subsidiary of the Securities, shall provide by its terms that it shall be automatically and unconditionally released and discharged (i) on the date that the net book value of the Existing Assets held by the Company is greater than 90% of Consolidated Assets or (ii) upon any sale, exchange or transfer to any Person not an Affiliate of the Company of all the Company's stock in, or all or substantially all the assets of, such Subsidiary, which sale, exchange or transfer is made in compliance with the terms of Senior Subordinated Notes Indenture, the Subordinated Notes Indenture, the Subordinated Debentures Indenture or the Deferred Coupon Notes Indenture, as the case may be (Section 1014 (Section 1015 of the Subordinated Securities Indentures))

     LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company will not, and will not permit any Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind, on the ability of any Subsidiary to (a) pay dividends or make any other distribution on its Capital Stock, (b) pay any Indebtedness owed to the Company or any Subsidiary, (c) make loans or advances to the Company or any Subsidiary, or (d) transfer any of its property or assets to the Company or any Subsidiary, except (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of the Indentures; (ii) any encumbrance or restriction, with respect to a Subsidiary that is not a Subsidiary of the Company on the date of the Indentures, in existence at the time such Person becomes a Subsidiary of the Company or created on the date it becomes a Subsidiary; (iii) any encumbrance or restriction on the ability of any Subsidiary whose assets consist substantially only of fee or leasehold interests in real property and improvements thereon to transfer any such interests which are acquired after the date of the Indentures or any unimproved real property acquired on or prior to the date of the Indentures to the Company or any Subsidiary, which encumbrance or restriction is required by a lender to, or purchaser of any indebtedness of, such Subsidiary in connection with a financing or refinancing permitted under the Indentures; and (iv) any encumbrance or restriction pursuant to any agreement that extends, refinances, renews or replaces any agreement containing any of the restrictions described in the foregoing clauses (i)-(iii); provided that the terms and conditions of any such restrictions are not materially less favorable to the Holders of the Securities than those under or pursuant to the agreement extended, refinanced, renewed or replaced. (Section 1015 (Section 1016 of the Subordinated Securities Indentures))


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

     LIMITATION ON UNRESTRICTED SUBSIDIARIES. The Company will not make, and will not permit any of its Subsidiaries to make, any Investments in Unrestricted Subsidiaries if, at the time thereof, the aggregate amount of such Investments would exceed the amount of Restricted Payments then permitted to be made pursuant to the "Limitation on Restricted Payments" covenant. Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this covenant (i) will be treated as the payment of a Restricted Payment in calculating the amount of Restricted Payments made by the Company and (ii) may be made in cash or property. (Section 1016 (Section 1017 of the Subordinated Securities Indentures))

     LIMITATION ON OTHER SENIOR SUBORDINATED INDEBTEDNESS UNDER THE SENIOR SUBORDINATED INDENTURE. In the case of the Senior Subordinated Notes, the Company will not create, incur, assume, guarantee or in any other manner become liable with respect to any Indebtedness (other than the Senior Subordinated Notes) that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is also pari passu with, or subordinate in right of payment to, the Senior Subordinated Notes, pursuant to subordination provisions substantially similar to those contained in the Senior Subordinated Indenture. (Section 1017 of the Senior Subordinated Notes Indenture)

MERGER AND SALE OF ASSETS, ETC.

     The Company shall not consolidate with or merge with or into any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets (as an entirety or substantially as an entirety in one transaction or series of related transactions) to any Person or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a transfer of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis to any Person unless at the time and after giving effect thereto: (i) either (a) the Company shall be the continuing corporation, or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of the Company substantially as an entirety (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and the Surviving Entity shall, in either case, expressly assume, by an indenture supplemental to all of the Indentures, executed and delivered to the respective Trustees in form satisfactory to such Trustees, all the obligations of the Company under the Securities and the respective Indentures and the respective Indentures shall remain in full force and effect; (ii) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio of the Company (or the Surviving Entity if the Company is not the continuing obligor under the respective Indentures), for the Company's four most recently completed full fiscal quarters is at least 1.75 to 1.0.

     In connection with any consolidation, merger, transfer or lease contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustees, in the form and substance reasonably satisfactory to the Trustees, an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, transfer or lease and the supplemental indenture, if one is required under the Indentures, comply with the provisions described herein and that all conditions precedent herein provided for relating to such transaction have been complied with. (Section 801)

     Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such a consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indentures with the same effect as if such successor corporation had been named as the Company therein.



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


     In the event of any transaction (other than a lease) described in and complying whit the conditions listed in the immediately preceding paragraphs in which the Company is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise ever right and power of, the Company and the Company would be discharged from all obligations and covenants under the Indentures and the Securities, as the case may be. (Section 802)

EVENTS OF DEFAULT

     An Event of Default will occur under the Senior Subordinated Notes Indenture, the Subordinated Notes Indenture, the Subordinated Debentures Indenture or the Deferred Coupon Notes Indenture, as the case may be, if any one of the following events occurs:

            (a) default in the payment of any interest on any of the Senior Subordinated Notes, the Subordinated Notes, the Subordinated Debentures or the Deferred Coupon Notes, as the case may be, when such interest becomes due and payable and continuance of such default for a period of 30 days; or

            (b) default in the payment of the principal of (or premium, if any, on) any of the Senior Subordinated Notes, the Subordinated Notes, the Subordinated Debentures or the Deferred Coupon Notes, as the case may be, at its Maturity; or

            (c) with respect to the Subordinated Notes, default in the deposit of any sinking fund payment, when and as due by the terms of the Subordinated Notes Indenture; or

            (d) default in the performance, or breach, of any covenant or agreement of the Company under the Senior Subordinated Notes Indenture, the Subordinated Notes Indenture, the Subordinated Debentures Indenture or the Deferred Coupon Notes Indenture, as the case may be (other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt with elsewhere herein), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the applicable Trustee or to the Company and the applicable Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Senior Subordinated Notes, Subordinated Notes or Subordinated Debentures, as the case may be, or at least 25% in aggregate principal amount at final Maturity of the outstanding Deferred Coupon Notes, as the case may be, a written notice specifying such default or breach and stating that such notice is a "Notice of Default" under the Senior Subordinated Notes Indenture, the Subordinated Notes Indenture, the Subordinated Debentures Indenture or the Deferred Coupon Notes Indenture, as the case may be; or

            (e) (i) an event of default shall have occurred under any mortgage, bond, indenture, loan agreement or other document evidencing any issue of Indebtedness of the Company or any Material Subsidiary for money borrowed, which issue has an aggregate outstanding principal amount of not less than $50.0 million, and such default shall result in such Indebtedness becoming, whether by declaration or otherwise, due and payable prior to the date on which it would otherwise become due and payable or (ii) a default in any payment when due to final maturity of such Indebtedness; or

            (f) final judgments or orders not covered by insurance or a bond rendered against the Company or any Material Subsidiary which require the payment in money, either individually or in an aggregate amount, that is more than $30.0 million and such judgment or order shall remain unsatisfied or unstayed for 60 days' or

            (g) the entry of a decree or order by a court having jurisdiction in the premises (A) for relief in respect of the Company or any Material Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization or similar law or (B) adjudging the Company or any Material Subsidiary a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Material Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Material Subsidiary or of any substantial part of any of their properties, or ordering the winding up or liquidation of any of their affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (h) the institution by the Company or any Material Subsidiary of a voluntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state law or any other case or proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Material Subsidiary to the entry of a decree or order for relief in respect of the Company or any Material Subsidiary in any involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state law or to the institution of bankruptcy or insolvency proceedings against the Company or any Material Subsidiary, or the filing by the Company or any Material Subsidiary of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of any of the Company or any Material Subsidiary or of any substantial part of its property, or the making of it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or taking of corporate action by the Company or any Material Subsidiary in furtherance of any such action; or

            (i) default in the performance or breach of any of the provisions of "Merger and Sales of Assets, etc." (Section 501)

     If an Event of Default (other than as specified in clause (g) or (h) above) occurs and is continuing with respect to the Senior Subordinated Notes Indenture, the Subordinated Notes Indenture, the Subordinated Debentures Indenture or the Deferred Coupon Notes Coupon Notes Indenture, as the case may be, the applicable Trustee or the Holders of not less than 25% of the principal amount of the Senior Subordinated Notes, the Subordinated Notes, or the Subordinated Debentures then outstanding or not less than 25% of the principal amount at final Maturity of the Deferred Coupon Notes then outstanding, as the case may be, may, and the Trustee at the request of such Holders shall, declare all unpaid principal or, with respect to the Deferred Coupon Notes, the Accreted Amount, of, premium, if any, and accrued interest on all the Senior Subordinated Notes, the Subordinated Notes, the Subordinated Debentures or the Deferred Coupon Notes, as the case may be, to be due and payable immediately, by a notice in writing to the Company (and to the applicable Trustee if given by Holders of the Securities); provided that so long as the Bank Credit Agreement shall be in force and effect, if any such Event of Default shall have occurred and be continuing, any such acceleration given to the Company and the agent bank under the Bank Credit Agreement and only if upon such fifth Business Day such Event of Default shall be continuing or (b) the acceleration of any Indebtedness under the Bank Credit Agreement. If an Event of Default specified in clause (g) or (h) above occurs and is continuing then all unpaid principal or, with respect to the Deferred Coupon Notes, the Accreted Amount, of, premium, if any, and accrued interest on all Senior Subordinated Notes, the Subordinated Notes, the Subordinated Debentures or the Deferred Coupon Notes, as the case may be, shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the respective Trustees or any Holder thereof. (Section 502)

     After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee the Holders of at least a majority in aggregate principal amount of the Senior Subordinated Notes, the Subordinated Notes, or the Subordinated Debentures outstanding or at least a majority in aggregate principal amount at final Maturity of the Deferred Coupon Notes outstanding, as the case may be, by written notice to the Company and the applicable Trustee, may annul such declaration if (a) the Company has paid or deposited with the applicable Trustee a sum sufficient to pay (i) all sums paid or advanced by the applicable Trustee and the reasonable compensation, expenses, disbursements and advances by the applicable Trustee, its agents and counsel, (ii) all overdue interest on all Senior Subordinated Notes, Subordinated Notes, Subordinated Debentures or Deferred Coupon Notes, as the case may be, (iii) the principal of and premium, if any, on any Senior Subordinated Notes, Subordinated


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


Notes or Subordinated Debentures or the Accreted Amount of and premium, if any, on any Deferred Coupon Notes, as the case may be, which has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the respective Securities, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Senior Subordinated Notes, the Subordinated Notes, the Subordinated Debentures or the Deferred Coupon Notes Coupon Notes, as the case may be; and (b) all Event of Default, other than the non-payment of principal which has become due solely by the declaration of acceleration, have been waived as provided in the respective Indentures or cured. No such rescission shall affect any subsequent default or impair any right consequent thereon.

     Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Securities, because an Event of Default specified in clause (e) of the first paragraph under "Event of Default" shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and, if such Indebtedness is not Senior Indebtedness, such rescission has been made without any payment or other transfer or grant, or any promise or other undertaking to pay or otherwise transfer or grant, any tangible or intangible property or right to such holders in connection with such rescission, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustees by the Company and by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 60 days after such declaration of acceleration in respect of the Securities, and
(x) no other Event of Default has occurred during such 60-day period, and (y) no Default arising from such discharge has occurred during such 60-day period, which, in either case, has not been cured or waived during such period. (Section 502)

     The Holders of not less than a majority in principal amount of the outstanding Senior Subordinated Notes, Subordinated Notes or Subordinated Debentures or not less than a majority in aggregate principal amount at final Maturity of the outstanding Deferred Coupon Notes, as the case may be, may on behalf of the Holders of all outstanding Senior Subordinated Notes, Subordinated Notes, Subordinated Debentures or Deferred Coupon Notes, as the case may be, waive any past Default or Event of Default under the respective Indentures and its consequences, except a default or Event of Default in the payment of the principal of, premium, if any, or interest on any Security, or in respect of a covenant or provision which under the respective Indentures cannot be modified or amended without the consent of the Holder of each such Security outstanding. (Section 513)

     The Company is also required to notify the respective Trustees within five Business Days of the occurrence of any Default. (Section 1018)

     The Trust Indenture Act of 1939 contains limitations on the rights of each Trustee, should it become a creditor of the Company or any Subsidiary, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. Each Trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

     The Company may, at its option and at any time, elect to have the obligations of the Company discharged with respect to the outstanding Securities ("defeasance"). (Section 1401) Such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Senior Subordinated Notes, Subordinated Notes, Subordinated Debentures or Deferred Coupon Notes, as the case may be, except for (i) the rights of Holders of such outstanding Securities to receive payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to the Securities concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustees and the Company's obligations in connection therewith, and (iv) the defeasance provisions of the respective Indentures. (Section 14020 In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the respective Indentures ("covenant defeasance") and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Senior Subordinated Notes, the Subordinated Debentures or the Deferred Coupon Notes, as the case may be. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to such Securities. (Section 1403)

     In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the applicable Trustee, in trust, for the benefit of the Holders of the Senior Subordinated Notes, the Subordinated Notes, the Subordinated Debentures or the Deferred Coupon Notes, as the case may be, cash in U.S. Dollars, U.S. Government Obligations (as defined in the Indentures), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such outstanding Securities on the Stated Maturity of such principal or installment of principal or interest; (ii) in the case of defeasance, the Company shall have delivered to the applicable Trustee an opinion of counsel in the United States stating (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indentures, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, the Company shall have delivered to the applicable Trustee an opinion of counsel in the United States to the effect that the Holders of such outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clauses
(g) and (h) under the first paragraph under "Events of Default" are concerned, at any time during the period ending the 91st day after the date of deposit; (v) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under the applicable Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; (vi) the Company shall have delivered to the applicable Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (vii) the Company shall have delivered to the applicable Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with. (Section
1404)

SATISFACTION AND DISCHARGE

     The Senior Subordinated Notes Indenture, the Subordinated Notes Indenture, the Subordinated Debentures Indenture or the Deferred Coupon Notes Indenture, as the case may be, will cease to be of further effect (except as of surviving rights of registration of transfer or exchange of the Senior Subordinated Notes, the Subordinated Notes, the Subordinated Debentures or the Deferred Coupon Notes, as the case may be, as expressly provided for in the applicable Indenture) as to all outstanding Securities under the applicable Indenture when (i) either (a) all such Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid) have been delivered to the applicable Trustee for cancellation or (b) all such Securities not theretofore delivered to the applicable Trustee for cancellation have become due and payable or will become due and payable at their Maturity within one year or are to be called for redemption within one year, and, in each case, the Company has irrevocably deposited or caused to be deposited with the applicable Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Securities not theretofore delivered to the applicable Trustee for cancellation; (ii) the Company has paid all other sums payable under the applicable Indenture by the Company; and (iii) the Company has delivered to the applicable Trustee an officers' certificate and an opinion of counsel each stating that (A) all conditions precedent under the applicable Indenture relating to the satisfaction and discharge of such Indenture have been complied with and (B) such satisfaction and discharge will not result in a breach of violation of, or constitute a default under, the applicable Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound. (Section 401)

MODIFICATIONS AND AMENDMENTS

     Modifications and amendments to the Senior Subordinated Notes Indenture, the Subordinated Notes Indenture, the Subordinated Debentures Indenture or the Deferred Coupon Notes Indenture, as the case may be, may be made by the Company and the applicable Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Senior Subordinated Notes, Subordinated Notes, or Subordinated Debentures, as the case may be, or not less than a majority in aggregate principal amount at final Maturity of the outstanding Deferred Coupon Notes, as the case may be, provided, however, that no such modification or amendment may, without the consent of the Holder of each such outstanding Security affected thereby; (i) change the Stated Maturity of the principal of, or any installment of interest on, any such Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date) or modify the obligation of the Company to make and consummate a Change in Control Offer or modify any of the provisions or definitions with respect thereto; or (ii) reduce the percentage in principal amount of such outstanding Securities, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver; or (iii) modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding Security required for such actions or to provide that certain other provisions of the respective Indentures cannot be modified or waived without the consent of the Holder of each such Security affected thereby; or (iv) modify any of the provisions of the Indentures relating to the subordination of the Securities in a manner adverse to the Holders thereof; or (v) except as otherwise permitted under "Merger and Sale of Assets, etc.," consent to the assignment or transfer by the Company of any of its rights and obligations under the respective Indentures. (Section 902) No amendment or modification of the respective Indentures shall adversely affect the rights of any holders of Senior Indebtedness under the subordination provisions of such Indentures unless the requisite holders of each issue of Senior Indebtedness affected thereby shall have consented to such amendment or modification. (Section 907)

     The Holders of a majority in aggregate principal amount of the outstanding Senior Subordinated Notes, Subordinated Notes or Subordinated Debentures or a majority in aggregate principal amount at final Maturity of the Deferred Coupon Notes outstanding, as the case may be, may waive compliance with certain restrictive covenants and provisions of the respective Indentures. (Section 1020 (Section 1019 of the Subordinated Securities Indentures))

CERTAIN DEFINITIONS

     "Accreted Amount" means (i) as of any date of determination prior to November 1, 1999, the sum of (a) the initial offering price of each Deferred Coupon Note and (b) the portion of the excess of the principal amount of each Deferred Coupon Note over such initial offering price which shall have been amortized through such date, such amount to be so amortized on a daily basis and compounded semiannually on each May 1 and November 1 at the rate of 10 3/4% per annum from the date of issuance of the Deferred Coupon

Notes through the date of determination computed on the basis of a 360-day year of twelve 30-day months and an amortization period ending on November 1, 1999 and (ii) as of any date of determination on or after November 1, 1999, the principal amount at final Maturity of such Deferred Coupon Note.

     "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition, as the case may be.

     "Acquisition" means the acquisition of the Company by Holdings completed in October 1987, pursuant to the Agreement and Plan of Merger dated as of April 22, 1987 among the Company, SMG Acquisition Corporation and Holdings, as amended.

     "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) for purposes of the provisions under the "Limitation on Transactions with Affiliates" covenant only, any other Person that owns, directly or indirectly, 10% or more of such Person's Capital Stock or any officer or director of any such Person or other Person or with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" having meanings correlative to the foregoing.

     "Applicable Premium" means, with respect to any Senior Subordinated Note to be redeemed, the greater of (i) 1.0% of the then outstanding principal amount of such Senior Subordinated Note and (ii) (a) the sum of the present values, discounted for all full semiannual periods at a discount rate equal to one-half multiplied by the Treasury Rate plus 125 basic points (provided, however, that the discount rate for the period from the redemption date to the next interest payment date shall equal the result of multiplying the Treasury Rate plus 125 basic points by the Day Count Fraction), of (I) the remaining payments of interest on such Senior Subordinated Note and (II) the payment of the principal amount that, but for such redemption, would have been payable on such Senior Subordinated Note at Stated Maturity, minus (b) the then outstanding principal amount of such Senior Subordinated Note, minus
(c) accrued and unpaid interest paid on the redemption date; and, with respect to any Deferred Coupon Note and (ii) (a) the sum of the present values, discounted for all full semiannual periods at a discount rate equal to one-half multiplied by the Treasury Rate plus 125 basic points (provided, however, that the discount rate for the period from the redemption date to the next interest payment date shall equal the result of multiplying the Treasury Rate plus 125 basic points by the Day Count Fraction), of (I) the remaining payments of cash interest on such Deferred Coupon Note and (II) the payment of the principal amount that, but for such redemption, would have been payable on such Deferred Coupon Note at final Maturity, minus (b) the then outstanding Accreted Amount of such Deferred Coupon Note, minus (c) accrued and unpaid interest paid on the redemption date.

     "Average Life to Stated Maturity" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

     "Bank Credit Agreement" means the Credit Agreement dated as of the date of the Indentures among the Company and the lenders thereunder and Bankers Trust Company, as agent, as in effect on the date of the Indentures, and as such agreement may be amended, renewed, extended, supplemented or otherwise modified from time to time, and any agreement or successive agreements governing Indebtedness incurred to refund, refinance, restructure or replace the Indebtedness and commitments then outstanding or permitted to be outstanding under such Credit Agreement or other agreement.

     "Capital Lease Obligation" of any Person means any obligations of such Person and its Subsidiaries on a consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

     "Capital Stock" of any Person means any and all shares, interests, participations,, or other equivalents (however designated) of such Person's capital stock whether now outstanding or issued after the date of the Indentures.

     "Change in Control" means an event as a result of which: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act) other than Permitted Holders is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Company, and (ii) such person succeeds in having its nominees constitute a majority of the Company's Board of Directors.

     "Chefmark" means Chefmark, Inc., a corporation incorporated under the laws of the State of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor Person.

     "Company" means Pathmark Stores, Inc., a corporation incorporated under the laws of the State of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor Person.

     "Consolidated Adjusted Net Income (Loss)" of the Company means, for any period, the consolidated net income (loss) of the Company and its consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding (i) net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), as the case may be, (ii) net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset sales, (iii) any depreciation and amortization expense incurred by the Company and its consolidated Subsidiaries from the date of the Acquisition to the date of determination resulting from (a) any write-up in the book value of any assets due to the Acquisition and (b) any goodwill due to the Acquisition (including any write-off or accelerated amortization of goodwill), (iv) any expenses incurred in connection with the Acquisition and the financing thereof and the Recapitalization, (v) any expenses relating to the incurrence or refinancing of Indebtedness, (vi) the net income (or loss) of any Person (including any Unrestricted Subsidiary and excluding the Company or a Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or its Subsidiaries by such other Person during such period, (vii) net income (or net loss) of any Person combined with the Company or any of its Subsidiaries in a "pooling of interest" basis attributable to any period prior to the date of combination and (viii) non-cash charges of the Company and its Subsidiaries resulting from the application of Statement of Financial Accounting Standards No. 106 ("SFAS No. 106") to the extent such charges exceed the cash payments for benefits covered by SFAS No. 106 for the relevant period.

     "Consolidated Assets" means the net book value of the Existing Assets shown on the balance sheet of the Company, as determined in accordance with GAAP consistently applied, as of the last day of the Company's last fiscal quarter prior to the date of the Indentures.

     "Consolidated Capital Expenditures" means cash capital expenditures reflected in the consolidated statement of cash flows of the Company and Capital Lease Obligations that are on the consolidated balance sheet of the Company and its Subsidiaries, in each case in conformity with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" of the Company means, for any period, the ratio of (i) the sum of Consolidated Adjusted Net Income, Consolidated Interest Expense, Consolidated Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Adjusted Net Income, in each case, for such period, of the Company and its Subsidiaries on a consolidated basis, all determined in accordance with GAAP, to (ii) the sum of such Consolidated Interest Expense for such period; provided that, in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period; provided further that in making any calculation prior to the first anniversary date of the Recapitalization, the Recapitalization shall be deemed to have taken place on the first day of such period.

     "Consolidated Interest Expense" means, for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of earnings of the Company and its Subsidiaries for such period minus the aggregate amount for such period of interest imputed on future liabilities of the Company and its Subsidiaries, other than Indebtedness, recorded at present value. Consolidated Interest Expense shall include accruals in respect of Interest Rate Hedge Arrangements (but shall exclude any such accruals in the nature of amortization of front-end fees or other similar payments).

     "Consolidated Non-cash Charges" of the Company means, for any period, the aggregate depreciation, amortization and other non-cash charges of the Company and its consolidated Subsidiaries for such period, as determined in accordance with GAAP (excluding any such non-cash charge which requires an accrual of or reserve for cash charges for any future period).

     "Consolidated Tax Expense" of the Company means, for any period, as applied to the Company, the provision for federal, state, local and foreign income taxes of the Company and its consolidated Subsidiaries for such period as determined in accordance with GAAP.

     "Day Count Fraction" means the number of days from the redemption date to (but excluding) the next scheduled interest payment date divided by 360 (which assumes a 360-day year composed of twelve 30-day months).

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Deferred Coupon Notes" means the Junior Subordinated Deferred Coupon Notes due 2003 of the Company in aggregate principal amount at final Maturity of $225.3 million.

     "Equitable Investors" means The Equitable Life Assurance Society of the United States and any of its Affiliates that beneficially own, directly or indirectly, shares of Capital Stock of SMG-II, Holdings, PTK or the Company.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Assets" means the assets and other property held by the Company (and not its subsidiaries) as of the last day of the Company's last fiscal quarter prior to the date of the Indentures, adjusted by excluding any assets and other property transferred to Newco in the Spin-Off, plus any assets held by the Company (and not its subsidiaries) irrevocably designated from time to time by the Company as Existing Assets.

     "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer.

     "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principle in the United States, consistently applied, that are in effect from time to time; provided, however, that with respect to the obligations of any Person under "Mergers and Sale of Assets, etc." and "Certain Covenants" and the definitions applicable thereto, "GAAP" means generally accepted accounting principles in the United States as in effect on the date of the Indentures.

     "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) other than with respect to the Logistical Services Agreement or any Spin-Off Agreement, to purchase, sell or lease (as lessees or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) other than with respect to the Logistical Services Agreement or any Spin-Off Agreement, to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services to be acquired by such debtor irrespective of whether such property is received or such services are rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss, provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or any obligation or liability of such Person in respect of leasehold interests assigned by such Person to any other Person.

     "Holdings" means Supermarkets General Holdings Corporation, a Delaware corporation, any successor thereto.

     "Holdings Intercompany Notes" means the 115/8% subordinated note and the 125/8% subordinated debenture each issued by the Company to Holdings in the forms attached to the Indentures and in aggregate principal amounts not in excess of the principal amounts outstanding on the date of the Indentures.

     "Holdings Majority-owned Subsidiary" means a Holdings Subsidiary at least 80% of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by Holdings or by one or more of any other Holdings Majority-owned Subsidiaries, or Holdings and one or more of any other Holdings Majority-owned Subsidiaries.

     "Holdings Preferred Stock" means Holdings' Cumulative Exchangeable Redeemable Preferred Stock, par value $.01 per share, having a liquidation preference of $25 per share and maturing on December 31, 2007, that is outstanding on the date of the Indentures.

     "Holdings Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by Holdings or by one or more other Holdings Subsidiaries, or by Holdings and one or more other Holdings Subsidiaries.

     "Indebtedness" means with respect to any Person, without duplication,
(i) all indebtedness of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables, import letters of credit and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any standby letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, (ii) all obligations of such Person evidenced by bonds, notes debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (iv) all Capital Lease Obligations of such Person, (v) all Indebtedness referred to in (but not excluded from) clause (i), (ii), (iii) or (iv) above of other Persons and all dividends of other

Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien, upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vi) all Guaranteed Debt of such Person, (vii) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends and (viii) all obligations under interest rate hedge contracts of such Person. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indentures, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

     "Intercompany Agreement" means the agreement in the form of Appendix A to the Indentures, as amended or modified in accordance with the terms of the Indentures.

     "Investments" of any Person means, directly or indirectly, any advance, loan or other extension of credit or capital contribution by such Person to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) any other Person, or any purchase or acquisition by such Person of any stock, bonds, notes, debentures or other securities issued or owned by any other Person. For the purpose of making any calculations under the Indentures, (i) Investment shall include the Fair Market Value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the net assets of any Unrestricted Subsidiary that is designated a Subsidiary and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at Fair Market Value at the time of such transfer; provided that in each case, the Fair Market Value of an asset or property shall be as determined by the Board of Directors of the Company in good faith.

     "Lien" means any mortgage, charge, pledge, lien, privilege, security interest or encumbrance of any kind.

     "Logistical Services Agreement" means the Logistical Services Agreement dated as of the date of the Plainbridge Spin-Off between Plainbridge and the Company, as amended or modified in accordance with the provisions of the Indentures.

     "Majority-owned Subsidiary" means a Subsidiary at least 50% of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more of the Subsidiaries, or the Company and one or more of the Subsidiaries, provided that Majority-owned Subsidiary shall not include any such Subsidiary if the equity ownership or the Voting Stock of such Subsidiary not owned by the Company and/or one or more of the Subsidiaries is owned by Holdings and/or one or more Affiliates of Holdings other than the Company and its Subsidiaries.

     "Management Investors" means the officers and other members of the management of the Company who at any particular date shall beneficially own, directly or indirectly, Voting Stock of the Company.

     "Material Subsidiary" means, at any particular time, any Subsidiary of the Company that, together with the Subsidiaries of such Subsidiary, (a) accounted for more than 10% of the consolidated revenues of the Company and its Subsidiaries for the most recently completed fiscal year of the Company or (b) was the owner of more than 10% of the consolidated assets of the Company and its Subsidiaries as at the end of such fiscal year, all as shown on the consolidated financial statements of the Company and its Subsidiaries for such fiscal year.

     "Maturity" when used with respect to the Securities means the date on which the principal of any Security becomes due and payable as therein provided or as provided in the respective Indentures, whether at Stated Maturity, Change in Control Purchase Date or redemption date, and whether by declaration of acceleration, Change in Control, call for redemption or otherwise.

     "ML Funds" means Merrill Lynch Capital Appreciation Partnership No. IX, L.P., a Delaware partnership, ML Offshore LBO Partnership No. IX, a Cayman Islands partnership, ML Employees LBO Partnership No. I, L.P., a Delaware partnership, Merrill Lynch Interfunding Inc., a Delaware corporation, Merchant Banking L.P. No. 1, a Delaware partnership, Merrill Lynch KECALP L.P., a Delaware partnership, Merrill Lynch Capital Appreciation Partnership No. B-X, L.P., a Delaware partnership, ML Offshore LBO Partnership No. B-X, a Cayman Islands partnership, MLCP Associates, L.P. No. II, a Delaware partnership, Merrill Lynch Venture Capital, Inc., a Delaware corporation, and any Affiliates of the foregoing that beneficially own, directly or indirectly, shares of Capital Stock of SMG-II.

     "Pari Passu Indebtedness" means any Indebtedness of the Company that is pari passu in right of payment to the Senior Subordinated Notes, the Subordinated Notes, the Subordinated Debentures or the Deferred Coupon Notes, as the case may be.

     "Permitted Holders" means ML Funds, the Management Investors and the Equitable Investors, provided that the Equitable Investors shall not be a Permitted Holder if they are a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) in respect of the Company which does not include the Management Investors and the ML Funds.

     "Permitted Indebtedness" means any of the following Indebtedness of the Company or any Subsidiary, as the case may be:

            (i) Indebtedness under the Bank Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $575.0 million;

            (ii)  Indebtedness under the Senior Subordinated Notes;

            (iii) Indebtedness outstanding on the date of the Indentures listed on schedules attached thereto;

            (iv) Indebtedness under the Subordinated Notes, the Subordinated Debentures and the Deferred Coupon Notes;

            (v)   obligations pursuant to interest rate hedge contracts;

            (vi) (A) Indebtedness under Capital Lease Obligations and (B) Purchase Money Mortgages;

            (vii) Indebtedness in respect of trade letters of credit and standby letters of credit incurred in the ordinary course of business;

            (viii)Indebtedness of the Company or any Subsidiary to any one or the other of them, provided that the obligation of the obligor of such Indebtedness is subject to the Intercompany Agreement;

            (ix) Indebtedness of any Subsidiary made in accordance with the applicable provisions of the "Limitations on Issuances of Guarantees of Indebtedness" covenant or the "Restriction on Transfer of Assets" covenant;

            (x) Indebtedness consisting of guarantees, indemnities or obligations in respect to purchase price adjustments in connection with the acquisition or disposition of assets;

            (xi) any obligation or liability in respect of leasehold interests assigned by the Company or such Subsidiary to any other Person;

            (xii) Indebtedness under the Holdings Intercompany Notes;

            (xiii)Indebtedness represented by letters of credit not exceeding an aggregate amount of $45.0 million at any one time outstanding (other than those permitted by clause (vii) above);

            (xiv) Indebtedness incurred to finance Consolidated Capital Expenditures (including Acquired Indebtedness to the extent that, in conformity with GAAP, assets acquired in conjunction with such Acquired Indebtedness are included in the property, plant or equipment reflected on the consolidated balance sheet of the Company and its Subsidiaries);

            (xv) Indebtedness, in addition to that described in clauses (i) through (xiv) of this definition of "Permitted Indebtedness", and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, not to exceed $75.0 million outstanding at any one time in the aggregate; and

            (xvi) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") of any Indebtedness described in clauses (ii), (iii), (iv) and (xiv), including any successive refinancings so long as the aggregate amount of Indebtedness represented thereby is in a principal amount that does not exceed the principal amount so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of expenses of the Company incurred in connection with such refinancing; provided that for purposes of this clause, the principal amount of any Indebtedness shall be deemed to mean the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination and such refinancing does not reduce the Average Life to Stated Maturity or the final Stated Maturity of such Indebtedness.

     "Permitted Investment" means any of the following: (i) any Investment in any Majority-owned Subsidiary by the Company or any other Majority-owned Subsidiary, any Investment in any Person by the Company or any Majority-owned Subsidiary or any Investment in the Company by any Majority-owned Subsidiary;
(ii) any Temporary Cash Investment; (iii) intercompany Indebtedness to the extent permitted under clause (viii) of the definition of "Permitted Indebtedness"; (iv) Investments in existence on the date of the Indentures and any Investment with respect to which the Company or any Subsidiary is legally committed to make, but only if such commitment was in existence on the date of the Indentures (in each case, other than any Investment in any Unrestricted Subsidiary); (v) sales of goods on trade credit terms consistent with the Company's past practices or as otherwise consistent with trade credit terms in common use in the industry; (vi) Investments pursuant to the Logistical Services Agreement or Spin-Off Agreements; (vii) any Investment in any Person acquired or retained in connection with any asset sale or other disposition of assets; (viii) loans or advances to employees made in the ordinary course of business; and (ix) in addition to Permitted Investments described in the foregoing clauses (i) through (viii), Investments in the aggregate amount of $45.0 million at any one item outstanding.

     "Permitted Senior Subordinated Indebtedness" means (i) the Senior Subordinated Notes, (ii) in addition to (i), other Indebtedness of the Company in the aggregate principal amount not to exceed $200.0 million at any one time outstanding and (iii) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this definition, a "refinancing") of any Indebtedness described in the foregoing clause (i), including any successive refinancings, so long as the aggregate amount of Indebtedness represented thereby is in a principal amount that does not exceed the principal amount so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of expenses of the Company incurred in connection with such refinancing, provided that for purposes of this clause, the principal amount of any Indebtedness shall be deemed to mean the principal amount thereof or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination.

     "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Plainbridge" means Plainbridge, Inc., a corporation incorporated under the laws of the State of Delaware, and any successor thereto.

     "PTK" means PTK Holdings, Inc., a corporation incorporated under the laws of the State of Delaware, and any successor thereto.

     "Purchase Money Mortgages" means Indebtedness of the Company or any Subsidiary (i) issued to finance or refinance the purchase or construction of any assets of the Company or any Subsidiary or (ii) secured by a Lien on any assets of the Company or any Subsidiary where the lender's sole recourse is to the assets so encumbered, in either case (a) to the extent the purchase or construction prices for such assets are or should be included in "addition to property, plan or equipment" in accordance with GAAP and (b) if the purchase or construction of such assets is not part of any acquisition of a Person or business unit.

     "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

     "Redeemable Capital Stock" means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be required to be redeemed prior to the final Stated Maturity of the Senior Subordinated Notes, the Subordinated Notes, the Subordinated Debentures or the Deferred Coupon Notes, as the case may be, or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity.

     "Senior Subordinated Notes" means the Company's 95/8% Senior Subordinated Notes due 2003 in an aggregate principal amount not in excess of $440.0 million.

     "SMG-II" means SMG-II Holdings Corporation, a Delaware corporation, and any successor thereto.

     "Spin-Off Agreements" means (i) the Distribution and Transfer Agreement dated as of May 3, 1993 among the Company, Holdings and Chefmark; (ii) the Distribution and Transfer Agreement dated as of the date of the Plainbridge Spin-Off among the Company, PTK and Plainbridge; (iii) the Blair Services Agreement dated as of the date of the Plainbridge Spin-Off between the Company and Plainbridge; (iv) the Chefmark Services Agreement dated as of May 3, 1993 between the Company and Chefmark; (v) the Tax Sharing Agreement; (vi) leases between the Company as lessee and Plainbridge as lessor entered into on the date of the Indentures,; and (vii) the Chefmark Supply Agreement dated as of May 3, 1993 between Chefmark and the Company, in each case as amended or modified in accordance with the provisions of the Indentures.


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

     "Spin-Off" means the contribution by the Company to Plainbridge of the Home Centers Segment, the warehouse, distribution and transportation operations and the inventory therein that service the Pathmark supermarkets and drug stores and certain other assets and the distribution of the shares of Plainbridge to PTK.

     "Stated Maturity", when used with respect to any Indebtedness or any installment of interest thereon, means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

     "Subordinated Debentures" means the Company's 125/8% Subordinated Debentures due 2002 in aggregate principal amount not in excess of the aggregate principal amount outstanding on the date of the Indentures.

     "Subordinated Indebtedness" means Indebtedness of the Company subordinated in right of payment to the Senior Subordinated Notes, the Subordinated Notes, the Subordinated Debentures or the Deferred Coupon Notes, as the case may be.

     "Subordinated Notes" means the Company's 115/8% Subordinated Notes due 2002 in aggregate principal amount not in excess of the aggregate amount outstanding on the date of the Indentures.

     "Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries; provided that an Unrestricted Subsidiary shall not be deemed to be a Subsidiary for purposes of the Indentures.

     "Tax Sharing Agreement" means the Tax Sharing Agreement dated as of the date of Plainbridge Spin-Off by and between SMG-II and the Company, as amended or modified in accordance with the provisions of the Indentures.

     "Temporary Cash Investment" means (A) any evidence of Indebtedness, maturing not more than 180 days after the date of acquisition, issued by the United States, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States, (B) any certificate of deposit, maturing not more than 180 days after the date of acquisition, issued by, or time deposit of, a commercial banking institution that has combined capital and surplus of not less than $300.0 million, whose debt is rated at the time as of which any investment therein is made, of "A" (or higher) according to Moody's Investors Services, Inc. ("Moody's"), or "A" (or higher) according to Standard & Poor's Corporation ("S&P"), (C) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States, with a rating, at the time as of which any investment therein is made, of "P-s" (or higher) according to Moody's or "A-2" (or higher) according to S&P,
(D) any short-term, tax-exempt investment in indebtedness issued by a municipality existing under the laws of the United States with a rating, at the time as of which any investment therein is made, of "A" (or higher) according to Moody's or "A" (or higher) according to S&P and (E) any money market deposit accounts issued or offered by any domestic commercial bank having capital and surplus in excess of $300.0 million.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as complied by, and published in, the most recent Federal Reserve Statistical Release
H.15 (5-19) which has become publicly available at least two business days prior to the date fixed for redemption of the Securities following a Change in Control (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining Average Life to Stated Maturity of the Securities; provided, however, that if the Average Life to Stated Maturity of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (rounded, if necessary, to four decimal places) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Average Life to Stated Maturity of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Unrestricted Subsidiary" means (i) any subsidiary of the Company that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and
(ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any subsidiary of the Company (including any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply: (a) such subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness and (b) any Investment in such subsidiary made as a result of designating such subsidiary an Unrestricted Subsidiary shall not violate the provisions of the "Limitation on Unrestricted Subsidiaries" covenant. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a board resolution giving effect to such designation and an officers' certificate certifying that such designation complies with the foregoing conditions. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Subsidiary; provided that immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under the "Limitation on Indebtedness" covenant.

     "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (i) as to which neither the Company nor any Subsidiary is directly or indirectly liable (by virtue of the Company or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Subsidiary, to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Subsidiary to declare, a default on such Indebtedness of the Company or any Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

     "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency.


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


                       CERTAIN INDEBTEDNESS OF THE COMPANY

Existing Indebtedness

     The summaries of the indebtedness contained herein do not purport to be complete and are qualified in their entirety by reference to the provisions of the various agreements and indentures related thereto, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

BANK CREDIT AGREEMENT

    In connection with the Recapitalization, the Company entered into a Bank Credit Agreement. The Bank Credit Agreement provides for a senior credit facility consisting of a $400.0 million Term Loan and the $175.0 million Working Capital Facility for a total of $575.0 million. Borrowings under the Bank Credit Agreement are secured by first priority liens on certain assets of the Company and its subsidiaries, including certain real property, equipment, inventory and receivables. During Fiscal 1996, Pathmark twice amended its existing Bank Credit Agreement. In conjunction with the reacquisition of the Plainbridge capital stock, the outstanding obligations of Plainbridge under its bank credit agreement were satisfied by the Company and the Plainbridge bank credit agreement was terminated. The Company simultaneously entered into an amendment to its Bank Credit Agreement with its existing lenders increasing the Company's Working Capital Facility from $175 million to $200 million (of which the maximum of $125.0 million can be in letters of credit) to satisfy any additional liquidity needs and prospectively modifying certain of its financial covenants to take into account the operations of Plainbridge. In December 1996, the Company amended its Bank Credit Agreement with existing lenders modifying certain of its covenants, including those concerning the generation of minimum levels of cash flow (as defined), minimum interest coverage and maximum leverage rates.

     TERM LOAN. The Term Loan consists of a tranche A term loan (the "Term A Loan") of $225.0 million and a tranche B term loan (the "Term B Loan") of $175.0 million and the proceeds from the Term Loan were used to provide a portion of the funds necessary to implement the Recapitalization. The Term A Loan is subject to quarterly principal payment requirements which commenced on January 15, 1995 and quarterly principal payment requirements which commence on October 15, 1998, with payment in full on October 31, 1999. In addition to the scheduled payments, the Company is also required to prepay the Term Loan with excess cash flow and net cash proceeds of certain asset sales and debt and equity issuances.

     WORKING CAPITAL FACILITY. Borrowing, under the Working Capital Facility, of up to $200.0 million, was used initially to provide a portion of the funds necessary to implement the Recapitalization and thereafter is used to finance the working capital requirements of the Company in the ordinary course of business. Up to $125.0 million of the Working Capital Facility may be used to issue trade and standby letters of credit. The Working Capital Facility will mature on July 31, 1998.

     INTEREST RATE AND FEES. Borrowings under the Bank Credit Agreement bear interest at fluctuating rates, as selected by the Company, as follows: (i) with respect to the Term Loan and the Working Capital Facility, (x) 1.50% per annum over the Base Rate (as defined) or (y) 2.50% per annum over the Adjusted Eurodollar Rate (as defined) and (ii) with respect to the Term B Loan, (x) 2.00% per annum over the Base Rate or (y) 3.00% per annum over the Adjusted Eurodollar Rate. The Company is required to pay annual fees to the Bank in its capacity as agent.

     CERTAIN COVENANTS. The Bank Credit Agreement contains customary affirmative and restrictive covenants, as well as financial covenants, under which the Company and its subsidiaries must operate. Failure to comply with any of such covenants will permit the Bank to accelerate, subject to the terms of the Bank Credit Agreement, the maturity of all amounts outstanding under the Bank Credit Agreement.

     The Bank Credit Agreement restricts or limits the Company's and its subsidiaries' ability to, among other things: (i) incur additional indebtedness, subject to certain specified exceptions; (ii) create additional liens, subject to certain specified exceptions; (iii) make or own investments in any person, including any joint venture, subject to certain exceptions;
(iv) create or become or remain liable with respect to certain contingent liabilities, subject to certain exceptions; (v) make any Restricted Junior Payment (as defined in the Bank Credit Agreement), with certain exceptions;
(vi) enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself, or convey, sell, lease, sub-lease, transfer or otherwise dispose of all or any part of its business, property or fixed assets, with certain exceptions; (vii) make or incur Consolidated Capital Expenditures (as defined in the Bank Credit Agreement), which exceed during any specified period the specified amount for such period; (viii) become liable under any lease during a fiscal year, unless immediately after giving effect to the incurrence of such liability, the Consolidated Rental Payments (as defined in the Bank Credit Agreement) shall not exceed the specified amount for such fiscal year; (ix) sell with recourse, or discount, any notes or accounts receivable; (x) permit to exist any transaction with any holder of 5% or more of any class of equity securities of the Company or any affiliate of the Company or of any such holder, that is not an arm's-length transaction, with certain exceptions; (xi) sell, assign, pledge or otherwise dispose of any shares of capital stock or other equity securities of any of its subsidiaries, with certain specified exceptions; and (xii) engage in any business other than the businesses engaged in by the Company and its subsidiaries at the closing date or such other lines of business as may be consented to by the requisite lenders.

     The Bank Credit Agreement requires that the ratio of (i) Consolidated Adjusted EBITDA (as defined in the Bank Credit Agreement) to (ii) Consolidated Interest Expense (as defined in the Bank Credit Agreement) for any four-fiscal quarter period ending as of the last day of any fiscal quarter of the Company be less than certain specified levels. In addition, the ratio of (i) Consolidated Total Debt (as defined in the Bank Credit Agreement) as of the last day of any fiscal quarter of the Company occurring during a specified period to (ii) Consolidated Adjusted EBITDA for the four-fiscal quarter period ending as of the last day of such period shall not be allowed to exceed certain specified levels. Lastly, Consolidated Adjusted EBITDA for any four-fiscal quarter period of the Company shall not be allowed to be less than certain specified levels.

     EVENTS OF DEFAULT. The Bank Credit Agreement contains customary events of default, including, without limitation: (i) the nonpayment of principal and amounts in reimbursement in respect of letters of credit when due or the nonpayment of interest, fees or other amounts within five days after the date due; (ii) the nonpayment of principal or interest on, or defaults of the Company or its subsidiaries with respect to certain material indebtedness or contingent obligations and certain other cross-defaults and cross-accelerations to material terms of other agreements; (iii) the failure to perform or observe any covenant under the Bank Credit Agreement (subject in certain circumstances to grace periods); (iv) the material incorrectness of a representation, warranty, certification or other statement made by the Company or its subsidiaries when made; (v) the occurrence of certain events of bankruptcy or insolvency; (vi) the occurrence of certain judgments, writs of attachment or similar process against the Company or any of its subsidiaries; (vii) any order, judgment or decree entered against the Company or its subsidiaries decreeing dissolution, if not discharged or stayed within 30 days; (viii) the occurrence of certain ERISA events; (ix) the occurrence of certain transactions resulting in a change in control of the Company; (x) the invalidity of certain guarantees or security interests granted to the lenders; (xi) the failure to consummate the Recapitalization; (xii) the termination of or a breach under the Logistical Services Agreement; (xiii) the incurrence of tax liability relating to the Spin-Off for which Plainbridge agreed to indemnify the Company; or (xiv) a material amendment of the terms of the PTK DIBs Indenture or the PTK DIBs, which would be adverse to Holdings, PTK, the Company or the lenders under the Bank Credit Agreement.


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

NEW BANK CREDIT AGREEMENT COMMITMENT

     On May 27, 1997, The Chase Manhattan Bank committed to provide to the Company senior secured facilities in an aggregate principal amount of $500 million pursuant to which the Company will repay in full all amounts outstanding under the Bank Credit Agreement. The senior secured facilities include two term facilities in an aggregate principal amount of $300 million and a revolving credit facility in the aggregate principal amount of $200 million. While management believes it will successfully refinance its Bank Credit Agreement in the second quarter of Fiscal 1997, there can be no assurances that the refinancings will occur.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following summary describes the principal United States federal income tax consequences of ownership and disposition of Senior Subordinated Notes, Subordinated Notes, Subordinated Debentures and/or the Deferred Coupon Notes by a United States Holder (as defined below). It does not discuss all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules. Persons considering the purchase of the Securities should consult with their own tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign tax jurisdiction.

     As used herein, the term "United States Holder" means a beneficial owner of a Security that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

PAYMENTS OF INTEREST ON THE SENIOR SUBORDINATED NOTES

     The Senior Subordinated Notes, the Subordinated Notes and the Subordinated Debentures do not bear original issue discount ("OID") within the meaning of section 1273(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"). Interest paid on a Senior Subordinated Note will generally be taxable to a United States Holder as ordinary interest income at the time it accrues or is received, in accordance with the United States Holder's method of accounting for federal income tax purposes.

ACCRUAL OF OID ON THE DEFERRED COUPON NOTES

     The Deferred Coupon Notes bear OID. OID will be included on an accrual basis in the gross income of a holder of Deferred Coupon Notes in advance of the receipt of cash payments on the Deferred Coupon Notes. The amount of OID required to be included in a holder's gross income in any taxable year will be computed in accordance with sections 1272 through 1275 of the Code, described below. Final regulations under these sections were issued on February 2, 1994 (the "Regulations"). The discussion set forth below is based on, among other things, the foregoing Code sections and the Proposed Regulations. While the Regulations, generally by their terms, are to be effective for debt instruments issued on or after April 4, 1994, the Regulations are currently the best indication of the views of the Internal Revenue Service with respect to the United States federal income tax treatment of the Deferred Coupon Notes. In any case, holders may generally rely on the Regulations.

     The total amount of OID with respect to Deferred Coupon Notes is equal to the excess of its "stated redemption price at maturity" over its "issue price". The Regulations provide that all payments of principal and interest required to be made on the Deferred Coupon Notes are considered components of the stated redemption price at maturity of the Deferred Coupon Notes. As a result, each Deferred Coupon Note bears OID in an amount equal to the excess of (i) all amounts payable under the Deferred Coupon Note, however designated, including amounts representing or attributable to interest, over
(ii) its issue price. The issue price of a Deferred Coupon Note will be the initial offering price to the public at which price a substantial amount of Deferred Coupon Notes is sold. Such issue price does not change even if part of the issue is subsequently sold at a different price.

     A holder of a Deferred Coupon Note will be required to include in income, as interest, OID on the Deferred Coupon Note, but (except as discussed below with respect to market discount) will not be required to include in income any cash payments received by such holder on the Deferred Coupon Note, even if denominated as interest. The amount required to be included in a holder's income as OID in a taxable year will be determined by allocating to each day during such taxable year on which the holder holds the Deferred Coupon Notes a pro rata portion of the OID on the Deferred Coupon Notes attributable to the

"accrual period" (i.e., generally, the period that ends on May 1 and November 1 of each calendar year) in which such day is included. The amount of OID attributable to an accrual period will be the product of (i) the "adjusted issue price" at the beginning of such accrual period (i.e., the issue price plus OID attributable to prior accrual periods, disregarding any reduction on account of acquisition premium, as defined below, less any cash payments on the Deferred Coupon Notes during such prior accrual periods) multiplied by (ii) the yield to maturity of the Deferred Coupon Notes (determined by semiannual compounding). Under the foregoing rules, United States Holders of Deferred Coupon Notes will generally be required to include in income increasingly greater amounts of OID in successive accrual periods. Special rules will apply for calculating OID for initial short or final accrual periods.

     Any holder who pays an "acquisition premium" for a Deferred Coupon Note will reduce the daily portions of OID includible in gross income with respect to that Deferred Coupon Note. Acquisition premium is any amount paid for such Deferred Coupon Note in excess of the adjusted issue price on the date of acquisition. The amount of the reduction in the daily portion of OID includible in income by a holder of a Deferred Coupon Note will be equal to the amount that would otherwise be the daily portion of OID for that day multiplied by a fraction whose numerator is equal to the excess of the purchase price on the Deferred Coupon Note prior to the purchase date, over the adjusted issue price on the purchase date.

     The Company will provide annual information statements to certain holders of Deferred Coupon Notes and to the IRS stating the amount of OID (disregarding any reduction on account of acquisition premium) attributable to the Deferred Coupon Notes for that year. A holder that acquires a Deferred Coupon Note at an acquisition premium or that holds a Deferred Coupon Note for less than the full year, must independently determine the amount of OID includible in income with respect to such Deferred Coupon Note.

SALE, EXCHANGE OR RETIREMENT OF SECURITIES

     Upon the sale, exchange or retirement of a Security, a United States Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (reduced, in the case of a cash basis taxpayer holding Senior Subordinated Notes, Subordinated Notes or Subordinated Debentures, by any amount attributable to accrued interest, which is taxable as such) and such holder's adjusted tax basis in the Security. A United States Holder's adjusted tax basis in a Security generally will equal the cost of the Security to such holder, increased by the amounts of any market discount or OID previously included in income by the holder with respect to such Security and reduced by any amortized bond premium and, in the case of a Deferred Coupon Note, by the amounts of any cash payments of interest or principal. If a United States Holder holds a Security as a capital asset, gain or loss recognized on the sale, exchange or retirement of a Security will be capital gain or loss (except to the extent of market discount in the case of subsequent purchasers who acquire a Security at a market discount) and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Security has been held for more than one year.

     Any gain realized on the sale, exchange or retirement of a Deferred Coupon Note will be treated as ordinary income, to the extent of any unaccrued OID, if at the time of such Note's original issuance there was an intention to call the Note before maturity. Under the Regulations, an intention to call exists only if there is an agreement not provided for in the debt instrument that the issuer will redeem the instrument prior to maturity. The Company has no intention to call the Deferred Coupon Notes before maturity, except that the Company anticipates that it may redeem up to 35% of the principal amount of the Notes with the net proceeds of any issuance of the Qualified Capital Stock of the Company or PTK. Due to a dearth of authority, counsel is unable to opine as to whether this amounts to an intention to call before maturity. The Regulations also provide exemptions from the above rules for publicly offered debt instruments, such as the Deferred Coupon Notes. As previously stated, the Regulations are effective for debt instruments issued on or after April 4, 1994.

MARKET DISCOUNT

     If a United States Holder purchases a Security at a price that is less than, in the case of Senior Subordinated Note, the stated redemption price of the Note at maturity, or in the case of a Deferred Coupon Note, the "revised issue price" of the Note, the amount of the difference will be treated as "market discount" and subject to the provisions of sections 1276 through 1278 of the Code. The "revised issue price" of a Deferred Coupon Note generally equals its issue price, plus the aggregate amount of OID includible (without regard to any reduction for amortized premium, as discussed above) in the gross income of all previous holders of the Note, less any cash payments made to all previous holders of such Note.

     Market discount will be considered to be zero if such market discount is less than 0.25% of the stated redemption price at maturity of the Security times the number of complete years to maturity (that remain after the holder's acquisition of the Security). In the absence of guidance from the Internal Revenue Service, the years to maturity would likely be determined based on the weighted average maturity of the Security remaining after the date of purchase.

     If a United States Holder realizes a gain upon disposition of a Security, the lesser of (i) the excess of the amount received on such disposition over the holder's tax basis in the Security or (ii) the portion of the market discount that accrued while the Security was held by such holder and that was not previously included in income generally will be treated as ordinary interest income at the time of disposition. A United States Holder will be required to include in income as ordinary interest income any payment received on a Deferred Coupon Note to the extent to the extent of the market discount that accrued while the Note was held by such holder and that was not previously included in income. If a holder disposes of a Security in any transaction theory than a sale, exchange or involuntary conversion (e.g., as a gift), that holder generally will be treated as having realized an amount equal to the fair market value of the Security and will be required to recognize as ordinary income any gain on disposition to the extent of the accrued market discount As a result, a holder may be required to recognize ordinary interest income, even though the disposition would not otherwise be taxable. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Security, unless the United States Holder elects to accrue on the basis of semiannual compounding. A different rule may apply to Deferred Coupon Notes under forthcoming regulations.

     A United States Holder will generally be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such Security until the maturity of the Security or its earlier disposition in a taxable transaction.

     A United States Holder may elect to include market discount in income currently as it accrues (on either a ratable or a semiannual compounding basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Security and regarding the deferral of interest deductions will not apply.

AMORTIZABLE BOND PREMIUM

     If a United States Holder's tax basis in a Security immediately after such holder acquires it exceeds the amount payable at maturity, such holder should consult a tax advisor to determine the availability of an election to deduct the excess as amortizable bond premium pursuant to section 171 of the Code.

BACKUP WITHHOLDING

     The 31% "backup" withholding and information reporting requirements apply to certain payments of principal, premium, if any, and interest on an obligation, and to proceeds of the sale or redemption of an obligation before maturity. The Company, its agent, a broker, the Trustee or any paying agent, as the case may be, will be required to withhold from any payment that is subject to backup withholding a tax equal to 31% of such payment if the United States Holder fails to furnish his taxpayer identification number (social security number or employer identification number), to certify that such hold is not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Certain holders (including, among others, corporations and persons who are not United States Holders) are subject to the backup withholding and reporting requirements.

                    MARKET-MAKING ACTIVITIES OF MERRILL LYNCH

     This Prospectus is to be used by Merrill Lynch in connection with offers and sales of the Securities in market-making transactions at negotiated prices relating to prevailing market prices at the time of sale. Merrill Lynch may act as principal or agent in such transactions.

     Merrill Lynch has no obligation to make a market in the Securities, and may discontinue its market-making activities at any time without notice, as its sole discretion. Furthermore, Merrill Lynch may be required to discontinue its market-making activities during periods when the Company is seeking to sell certain of its securities or when Merrill Lynch, such as by means of its affiliate's ownership interest in the Company, learns of material non-public information relating to the Company. Merrill Lynch would not be able to recommence its market-making activities until such sale has been completed or such information has become publicly available. It is not possible to forecast the impact, if any, that any such discontinuance has become publicly available. It is not possible to forecast the impact, if any, that any such discontinuance may have on the market in the Securities from time to time, there can be no assurance that any other broker/dealer will do so at any time when Merrill Lynch discontinues its market-making activities. In addition, any such broker/dealer that is engaged in market-making activities may thereafter discontinue such activities at any time at its sole option.

     The Deferred Coupon Notes are listed on the NYSE. Merrill Lynch currently is making offers and sales of the Deferred Coupon Notes in market-making transactions as permitted by the rules applicable to members of the NYSE and the Securities Act, although it is not obligated to do so, and any such market making may be discontinued at any time without notice, at the sole discretion of Merrill Lynch.

     Holdings beneficially owns 100% of the outstanding shares of capital stock of the Company through its 100% ownership of the capital stock of PTK and ML&Co. beneficially owns 85.7% of the outstanding shares of voting stock of Holdings. ML&Co. controls Holdings and , through Holdings, controls the Company. See "Principal Stockholders". Merrill Lynch is a wholly owned subsidiary of ML&Co.

     ML&Co. beneficially owns approximately 85.7% of the outstanding shares of voting stock of Holdings and, accordingly, controls Holdings and PTK and indirectly controls the Company through PTK. Merrill Lynch is a wholly owned subsidiary of ML&Co. Under the Holdings Stockholders Agreement, affiliates of Merrill Lynch are entitled to designate seven directors to the Board of Directors of both Holdings and the Company. Four directors have been so designated, who are Messrs. Burke, McLean, Khanna and Ms. Penny. Messrs. Burke, McLean and Khanna are officers of affiliates of Merrill Lynch. See "Management -Directors".

                              INDEPENDENT AUDITORS

     The consolidated balance sheets of the Company and its subsidiaries as of February 1, 1997 and February 3, 1996 and the related consolidated statements of operations, stockholder's deficit, and cash flow for the years ended February 1, 1997, February 3, 1996 and January 28, 1995 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                              PATHMARK STORES, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                        FISCAL YEARS 1996, 1995 AND 1994

                                                             PAGE
                                                             ----

Independent Auditors' Report..........................        F-2
Consolidated Statements of Operations.................        F-3
Consolidated Balance Sheets...........................        F-4
Consolidated Statements of Stockholder's Deficit......        F-5
Consolidated Statements of Cash Flows.................        F-6
Notes to Consolidated Financial Statements............    F-7 to F-25

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholder
Pathmark Stores, Inc.
Woodbridge, New Jersey

      We have audited the accompanying consolidated balance sheets of Pathmark Stores, Inc. and its subsidiaries (the "Company") as of February 1, 1997 and February 3, 1996, and the related consolidated statements of operations, stockholder's deficit and cash flows for each of the three years in the period ended February 1, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of February 1, 1997 and February 3, 1996, and the results of their operations and their cash flows for each of the three years in the period ended February 1, 1997 in conformity with generally accepted accounting principles.

Deloitte & Touche  LLP
Parsippany, New Jersey

April 23, 1997

                              PATHMARK STORES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (in thousands)

                                                                    52 WEEKS           53 WEEKS          52 WEEKS
                                                                     ENDED              ENDED              ENDED
                                                                  FEBRUARY 1,        FEBRUARY 3,        JANUARY 28,
                                                                      1997               1996              1995
                                                                  -----------        ----------        -----------
Sales......................................................          $3,710,523        $3,971,593         $3,968,184

Cost of sales (exclusive of depreciation and
  amortization shown separately below).....................           2,619,277         2,837,631          2,866,091
                                                                    -----------       -----------       ------------

Gross profit...............................................           1,091,246         1,133,962          1,102,093

Selling, general and administrative expenses...............             857,290           865,679            850,961

Depreciation and amortization..............................              88,956            80,408             75,468

Restructuring charge.......................................               9,137                --                 --

Lease commitment charge....................................               8,763                --                 --
                                                                    -----------       -----------       ------------

Operating earnings.........................................             127,100           187,875            175,664

Interest expense...........................................            (161,469)         (164,749)          (158,503)

Interest charged to discontinued operations................                  --                --             11,035

Gain on disposition of freestanding drug stores............                  --            15,535                 --
                                                                    -----------       -----------       ------------

Earnings (loss) from continuing operations before income
  taxes, gain on disposal of home centers segment and
  extraordinary items......................................             (34,369)           38,661             28,196

Income tax benefit (provision).............................              14,411            (5,914)            (4,083)
                                                                    -----------       -----------       ------------

Earnings (loss) from continuing operations before
  gain on disposal of home centers segment and
  extraordinary items......................................             (19,958)           32,747             24,113

Loss from discontinued operations..........................                  --                --             (2,099)

Gain on disposal of home centers segment, net of an
  income tax provision of $2,324...........................                  --                --             17,044
                                                                    -----------       -----------       ------------

Earnings (loss) before extraordinary items.................             (19,958)           32,747             39,058

Extraordinary items, net of an income tax benefit
  of $613..................................................                (877)               --                 --
                                                                    -----------       -----------       ------------

Net earnings (loss)........................................         $   (20,835)     $     32,747       $     39,058
                                                                    ===========       ===========       ============

                See notes to consolidated financial statements.

                              PATHMARK STORES, INC.
                           CONSOLIDATED BALANCE SHEETS
                       (in thousands except share amounts)

                                                         February 1,         February 3,
                                                            1997                 1996
                                                          ----------          ----------
ASSETS
Current Assets
   Cash and cash equivalents............................      $   9,880        $   11,648
   Accounts receivable, net.............................         12,492            10,553
   Merchandise inventories..............................        216,931           225,448
   Deferred income taxes................................          7,111             4,156
   Prepaid expenses.....................................         24,951            25,189
   Due from suppliers...................................         13,923            13,178
   Other current assets.................................          5,908             5,854
                                                             ----------        ----------

       Total Current Assets.............................        291,196           296,026
Property and Equipment, Net.............................        603,577           602,888
Deferred Financing Costs, Net...........................         28,743            33,685
Deferred Income Taxes...................................         22,846            13,243
Other Assets............................................         43,534            39,915
                                                             ----------        ----------


                                                              $ 989,896         $ 985,757
                                                             ==========        ==========
LIABILITIES AND STOCKHOLDER'S DEFICIT

Current Liabilities
   Accounts payable.....................................      $ 166,199         $ 184,082
   Book overdrafts......................................         41,085            43,720
   Current maturities of long-term debt.................         74,431            51,753
   Income taxes payable.................................            860             4,057
   Accrued payroll and payroll taxes....................         56,335            54,322
   Current portion of lease obligations.................         23,133            20,680
   Accrued interest payable.............................         20,712            19,309
   Accrued expenses and other current liabilities.......         90,589            91,223
                                                             ----------        ----------

       Total Current Liabilities........................        473,344           469,146
                                                             ----------        ----------

Long-Term Debt..........................................      1,185,639         1,214,645
                                                             ----------        ----------

Lease Obligations, Long-Term............................        175,353           140,161
                                                             ----------        ----------

Other Noncurrent Liabilities............................        197,226           186,036
                                                             ----------        ----------

Commitments and Contingencies (Notes 13 and 22)
Stockholder's Deficit
Common Stock $.10 par value.............................             --                --
   Authorized, issued and outstanding: 100 shares
Paid-in Capital.........................................         68,703            65,303
Accumulated Deficit.....................................     (1,110,369)       (1,089,534)
                                                             ----------        ----------

       Total Stockholder's Deficit......................     (1,041,666)       (1,024,231)
                                                             ----------        ----------

                                                              $ 989,896         $ 985,757
                                                             ==========        ==========

                See notes to consolidated financial statements.

                              PATHMARK STORES, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S DEFICIT
                                 (in thousands)

                                                            COMMON         PAID-IN         ACCUMULATED       STOCKHOLDER'S
                                                             STOCK         CAPITAL           DEFICIT            DEFICIT
                                                            ------        ---------       -----------         -----------
Balance, January 29, 1994............................       $  --          $160,045        $(1,161,339)        $(1,001,294)

   Net earnings......................................          --                --             39,058              39,058
   Capital contribution to PTK Holdings, Inc.........          --            (1,657)                --              (1,657)
   Dividend to PTK Holdings, Inc. in conjunction
     with the disposal of the home centers segment...          --           (66,579)                --             (66,579)
                                                              -----        --------        -----------         -----------

Balance, January 28, 1995............................          --            91,809         (1,122,281)         (1,030,472)
   Net earnings......................................          --                --             32,747              32,747
   Dividend to PTK Holdings, Inc. in conjunction
     with the disposition of freestanding drug stores          --           (21,800)                --             (21,800)
   Dividend to PTK Holdings, Inc. in conjunction
     with the disposal of home centers segment.......          --            (4,706)                --              (4,706)
                                                             -----        ---------        -----------         -----------
Balance, February 3, 1996............................          --            65,303         (1,089,534)         (1,024,231)
   Net loss..........................................          --                --            (20,835)            (20,835)
   Capital contribution from SMG-II Holdings
     Corporation.....................................          --             3,400                 --               3,400
                                                             -----        ---------        -----------         -----------

Balance, February 1, 1997............................      $  --          $  68,703        $(1,110,369)        $(1,041,666)
                                                             =====        =========        ===========         ===========


                See notes to consolidated financial statements.

                              PATHMARK STORES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                                   52 WEEKS       53 WEEKS        52 WEEKS
                                                                                     ENDED          ENDED           ENDED
                                                                                   FEBRUARY 1,    FEBRUARY 3,     JANUARY 28,
                                                                                     1997            1996           1995
                                                                                   --------       ---------        --------
Operating Activities

   Net earnings (loss).......................................................       $(20,835)      $  32,747      $  39,058
   Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:

     Depreciation and amortization...........................................         92,485          83,263         78,056
     Deferred income tax (benefit) expense...................................        (12,558)          6,417           (661)
     Interest accruable but not payable......................................         16,678          15,028         13,541
     Amortization of original issue discount.................................            354             354            354
     Amortization of debt issuance costs.....................................          7,426           7,140          7,028
     (Gain) loss on disposal of property and equipment.......................         (5,347)            200           (252)
     Extraordinary loss on early extinguishment of debt......................            877              --             --
     Gain on disposition of freestanding drug stores.........................             --         (15,535)            --
     Gain on sale of real estate.............................................             --          (3,371)            --
     Gain on disposal of home centers segment................................             --              --        (17,044)
     Loss from discontinued operations.......................................             --              --          2,099
     Cash provided by (used for) operating assets and liabilities:
       Accounts receivable, net..............................................         (1,939)          2,380          1,206
       Merchandise inventories...............................................          8,517          15,653          2,497
       Income taxes..........................................................         (2,584)          8,932         15,779
       Prepaid expenses......................................................         (2,889)         (1,631)       (10,707)
       Due from suppliers....................................................           (745)          5,079            481
       Other current assets..................................................         (3,009)          2,221         (9,778)
       Other assets..........................................................          2,309         (23,419)         6,647
       Accounts payable......................................................        (17,883)         (9,114)       (21,704)
       Accrued payroll and payroll taxes.....................................          2,013             780           (929)
       Accrued interest payable..............................................          1,403            (363)         3,039
       Accrued expenses and other current liabilities........................         (1,867)         (6,997)         4,999
       Other noncurrent liabilities..........................................         11,191          (1,462)        (3,589)
                                                                                     --------       ---------      --------
         Cash provided by operating activities...............................         73,597         118,302        110,120
                                                                                     --------       ---------      --------
Investing Activities
   Property and equipment expenditures.......................................        (54,963)        (69,544)       (83,866)
   Proceeds from disposition of property and equipment.......................          8,170             896          1,262
   Net proceeds from disposition of freestanding drug stores.................             --          59,876             --
   Net proceeds from sale of real estate.....................................             --           3,371             --
   Net proceeds from disposal of home centers segment........................             --           4,706         81,147
                                                                                     --------       ---------      --------
         Cash used for investing activities..................................        (46,793)           (695)        (1,457)
                                                                                     --------       ---------      --------
Financing Activities
   Increase (decrease) in Working Capital Facility borrowings................         27,500         (17,000)        25,500
   Decrease in Term Loan.....................................................        (44,828)        (60,295)       (36,750)
   Increase (decrease) in book overdrafts....................................         (2,635)         (1,262)         5,660
   Increase in other borrowings..............................................          2,052             895          3,676
   Repayment of other long-term borrowings...................................         (8,085)         (5,208)        (5,527)
   Reduction in lease obligations............................................        (20,032)        (18,221)       (17,275)
   Proceeds from lease financing.............................................         21,405              --             --
   Premiums incurred in early extinguishment of debt.........................           (352)             --             --
   Deferred financing fees...................................................         (3,597)           (374)          (977)
   Dividend to PTK Holdings, Inc.............................................             --         (26,506)       (66,579)
                                                                                     --------       ---------      --------
         Cash used for financing activities..................................        (28,572)       (127,971)       (92,272)
                                                                                     --------       ---------      --------
Increase (decrease) in cash and cash equivalents.............................         (1,768)        (10,364)        16,391
Cash and cash equivalents at beginning of period.............................         11,648          22,012          5,621
                                                                                     --------       ---------      --------
Cash and cash equivalents at end of period...................................      $   9,880       $  11,648      $  22,012
                                                                                     ========       =========      ========

                   See notes to consolidated financial statements.

                              PATHMARK STORES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1--BUSINESS

    ORGANIZATION AND BASIS OF PRESENTATION:

      Pathmark Stores, Inc. (the "Company") operates 144 supermarkets as of February 1, 1997, primarily in the New York-New Jersey and Philadelphia metropolitan areas and is an indirect wholly owned subsidiary of Supermarkets General Holdings Corporation ("Holdings"). Holdings was formed by Merrill Lynch Capital Partners, Inc., a wholly owned subsidiary of Merrill Lynch & Co., Inc. ("ML&Co."), to effect the acquisition (the "Acquisition") of the Company. On June 15, 1987, Holdings completed the first step in the Acquisition when it acquired 32.8 million shares (approximately 85%) of the Company's common stock through a tender offer. The remaining outstanding common stock of the Company was acquired by Holdings on October 5, 1987 pursuant to a Merger Agreement dated April 22, 1987, as amended. The Acquisition of the Company by Holdings was accounted for as a purchase, and accordingly, Holdings recorded the assets and liabilities of the Company at their fair values at the date of the Acquisition. The accompanying consolidated financial statements of the Company reflect Holdings' basis. The tax basis for the assets and liabilities acquired was retained.

      During Fiscal 1993, the Board of Directors of Holdings authorized management of the Company and Holdings to proceed with a recapitalization plan (the "Recapitalization"), which included a refinancing of Holdings' debt and the distribution to Holdings of certain of the Company's assets and liabilities. In conjunction with the Recapitalization, the assets, liabilities and related operations of the Company's home centers segment, as well as, certain assets and liabilities of the warehouse, distribution and processing facilities which service the Company's supermarkets and drug stores and certain inventories and real property, were contributed to Plainbridge, Inc. ("Plainbridge"), a then newly formed wholly owned subsidiary of the Company and the shares of Plainbridge were then distributed to PTK Holdings, Inc. ("PTK"), a then newly formed wholly owned subsidiary of Holdings (the "Plainbridge Spin-Off"). Following the Plainbridge Spin-Off, PTK held 100% of the capital stock of both Plainbridge and the Company. On May 3, 1993, the Company contributed total assets of $1.7 million and total liabilities of $1.8 million, which represented the Chefmark deli food preparation operations and the related warehouse and a leased banana ripening warehouse to Chefmark, Inc. ("Chefmark"), a then newly formed Delaware corporation, and distributed the shares of Chefmark to Holdings.

      On March 1, 1996, the Company reacquired all of the outstanding capital stock of Plainbridge by means of a capital contribution from PTK. As a result, Plainbridge is a wholly-owned subsidiary of the Company. Since the acquisition of the capital stock of Plainbridge is a transfer of interest among entities under common control, it is being accounted for at historical cost in a manner similar to pooling-of-interests accounting. Accordingly, the consolidated financial statements presented herein reflect the assets and liabilities and related results of operations of the combined entity for all periods.

    MANAGEMENT'S PLAN:

      The consolidated financial statements of the Company indicated that, at February 1, 1997, current liabilities exceeded current assets by $182.1 million and the stockholder's deficit was $1.04 billion. Management believes that cash flows generated from operations, supplemented by the unused borrowing capacity under its working capital facility (the "Working Capital Facility") and the availability of capital lease financing, will be sufficient to pay the Company's debts as they come due, provide for its capital expenditure program and meet its other cash requirements.

                              PATHMARK STORES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

NOTE 1--BUSINESS--(CONTINUED)

      The Company was in compliance with its various debt covenants at February 1, 1997. In December 1996, the Company amended its bank credit agreement (the "Bank Credit Agreement") with existing lenders modifying certain of its covenants, including those concerning the generation of minimum levels of cash flow (as defined), minimum interest coverage and maximum leverage rates. Such covenants also include an annual cleandown provision requiring borrowings under the Company's Working Capital Facility not to exceed $60.0 million for a period of 30 consecutive days. Based on management's operating projections for Fiscal 1997, the Company believes that it will be able to satisfy this cleandown provision and continue to be in compliance with its other debt covenants.

      The Company is currently holding discussions with its lenders with respect to refinancing its Bank Credit Agreement. The Working Capital Facility expires in July 1998 and the term loan (the "Term Loan") matures in Fiscal 1999 (see Note 10). Management believes it will successfully refinance its debt, however, there can be no assurances that the refinancing will occur or that the terms associated with any such new agreement will be more favorable to the Company.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION:

      The consolidated financial statements include the accounts of the Company and its subsidiaries, all of whom are wholly owned. All intercompany transactions have been eliminated in consolidation. The accompanying consolidated statement of operations for Fiscal 1994 includes the operating results of the Company's home centers segment as discontinued operations through the date of disposal.

    USE OF ESTIMATES:

      The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions. These estimates affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      The accompanying consolidated balance sheets include reserves for self insured claims relating to customer, employee and vehicle accidents and covered employee medical benefits. The liabilities for customer and employee accident claims are recorded at present value, due to the long-term payout of these claims (see Note 9). While the Company believes that the amounts provided are adequate to cover its self-insured liabilities, it is reasonably possible that the final resolution of these claims may differ from the amounts provided.

    RECLASSIFICATIONS:

      Certain reclassifications have been made to the prior years' consolidated financial statements to conform to the Fiscal 1996 presentation, the most significant of which was the Company's change in reporting of Pathmark coupon expenses (excluding manufacturers' coupons). Prior to this change, Pathmark coupon expenses, net of any vendor reimbursements, were recorded in selling, general and administrative expenses. As a result of this change, Pathmark gross coupon expenses have now been recorded as a reduction of sales, with any vendor reimbursements being recorded as a reduction of cost of goods sold.

                              PATHMARK STORES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

    FISCAL YEAR:

      The Company's fiscal year ends on the Saturday nearest to January 31 of the following calendar year. Normally, each fiscal year consists of 52 weeks, but every five or six years the fiscal year consists of 53 weeks. Fiscal 1995 consists of 53 weeks.

    STATEMENTS OF CASH FLOWS:

      All investments and marketable securities with a maturity of three month or less are considered to be cash equivalents. The Company had no cash equivalent investments as of February 1, 1997 and February 3, 1996.

    MERCHANDISE INVENTORIES:

      Merchandise inventories are valued at the lower of cost or market. Cost for substantially all merchandise inventories is determined on a last-in, first-out ("LIFO") basis.

    RENTAL VIDEO TAPES:

      Video tapes purchased for rental purposes are capitalized and amortized over their estimated useful lives. The amortization of video tapes, included in cost of goods sold, approximate $3.1 million, $2.8 million and $2.6 million in Fiscal 1996, Fiscal 1995 and Fiscal 1994, respectively.

    SOFTWARE:

      Externally purchased software is capitalized and amortized as part of selling, general and administrative expenses over a three year period. Internally developed software, including software developed by IBM (see Note
22), is expensed as incurred.

    PROPERTY AND EQUIPMENT:

      Property and equipment are stated at cost. Depreciation and amortization expense on owned property and equipment is computed on the straight-line method over the following useful lives: buildings, 40 years; fixtures and equipment, 3-10 years; and leasehold improvements, 8-15 years or lease term, whichever is shorter. Capital leases are recorded at the present value of minimum lease payments or fair market value of the related property, whichever is less. Amortization of property under capital leases is computed on the straight-line method over the term of the lease or the leased property's estimated useful life, whichever is shorter.

    LONG-LIVED ASSETS:

      Effective February 4, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS No. 121"). SFAS No. 121 establishes accounting standards for the measurement of the impairment of long-lived assets, certain intangibles and goodwill related to those assets. SFAS No. 121 requires that an asset to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying value of long-lived assets, which are being used in the Company's operations, are assessed for recoverability based upon groups of assets and the related cash flow generated by such assets. Assets held for sale are reviewed for impairment based upon the estimated net realizable value of such assets. The adoption of SFAS No. 121 had no effect on the Company's financial condition or results of operations.

                              PATHMARK STORES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

    DEFERRED FINANCING COSTS:

      Deferred financing costs are amortized utilizing the interest method over the life of the related indebtedness.

    BOOK OVERDRAFT:

      Under the Company's cash management system, checks issued but not presented to banks result in overdraft balances for accounting purposes and are classified as book overdrafts.

    REVENUE RECOGNITION:

      Revenue is recognized at the point of sale to the customer.

    ADVERTISING COSTS:

      Advertising costs, net of vendor reimbursements, are expensed as incurred and were $23.7 million, $30.6 million and $32.4 million in Fiscal 1996, Fiscal 1995 and Fiscal 1994, respectively.

    STORE PREOPENING AND CLOSING COSTS:

      Store preopening costs are expensed as incurred. Store closing costs, such as future rent and real estate taxes subsequent to the actual store closing, net of expected sublease recovery, are recorded at present value, when management makes a decision to close a store (see Note 9).

    INCOME TAXES:

      The Company's income taxes are computed based on a tax sharing agreement with its ultimate parent, SMG-II Holdings Corporation ("SMG-II"), in which the Company computes a hypothetical tax return as if the Company was not joined in a consolidated or combined return with SMG-II. The Company must pay SMG-II the positive amount of any such hypothetical tax. If the hypothetical tax return shows entitlement to a refund, including any refund attributable to a carryback, then SMG-II will pay to the Company the amount of such refund.

    EARNINGS (LOSS) PER COMMON SHARE:

      Since the Company is a wholly owned subsidiary, earnings (loss) per share is not presented.

NOTE 3--RESTRUCTURING CHARGE

      During the fourth quarter of Fiscal 1996, the Company recorded a pretax charge of $9.1 million for reorganization and restructuring costs related to its administrative operations. The restructuring charge included $4.2 million for the costs of a voluntary early retirement program which was accepted by 142 employees and $1.2 million for severance and termination benefits for 80 employees. The remaining charge of $3.7 million primarily relates to consulting fees incurred in connection with the restructuring and exit costs for facility consolidation. As of February 1, 1997, $3.2 million has been expended, of which $1.6 million relates to the early retirement program and severance benefits and $1.6 million relates to consulting costs and the facility consolidation. The Company estimates that it will expend $4.7 million in Fiscal 1997. The remaining $1.2 million relates to early retirement benefits which will be expended over time.

                              PATHMARK STORES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

NOTE 4--LEASE COMMITMENT CHARGE

      During the fourth quarter of Fiscal 1996, the Company decided to divest a group of its southern region stores, certain of which have experienced unprofitable operating results. The Company concluded that the operating losses being experienced by these stores were other than temporary and that the projected operating results of such stores would not be sufficient to recover their long-lived assets and their contractual lease commitments. Further, the Company believes that these lease costs will not be significantly recoverable through any future sublease. Therefore, the Company recorded a $8.8 million pretax charge related to these unfavorable lease commitments, in addition to writing down the long-lived assets of these stores (see Note 7).

NOTE 5--ACCOUNTS RECEIVABLE

      Accounts receivable are comprised of the following (dollars in thousands):

                                                 FEBRUARY 1,        FEBRUARY 3,
                                                    1997              1996
                                                  ---------          ---------
Prescription plans.............................   $ 10,397           $  9,250
Other..........................................      3,366              2,240
                                                  ---------          ---------
Accounts receivable............................     13,763             11,490
Less: allowance for doubtful accounts(a).......      1,271                937
                                                  ---------          ---------
Accounts receivable, net.......................   $ 12,492            $10,553
                                                  =========          =========
   ------------
(a) Fiscal 1996 includes a provision of $0.1 million and a recovery of $0.3 million. Fiscal 1995 includes a provision of $1.3 million and a write off of $1.3 million.

NOTE 6--MERCHANDISE INVENTORIES

      Merchandise inventories are comprised of the following (dollars in thousands):

                                                  FEBRUARY 1,        FEBRUARY 3,
                                                     1997              1996
                                                  ----------         ----------
Merchandise inventories at FIFO cost............   $258,417           $268,212
Less: LIFO reserve..............................     41,486             42,764
                                                  ----------         ----------
Merchandise inventories at LIFO cost............   $216,931           $225,448
                                                  ==========         ==========

      Liquidation of LIFO layers in the periods reported did not have a significant effect on the results of continuing operations. The decrease in the LIFO reserve was primarily due to a decrease in the inventory levels of the distribution centers.

Note 7--Property and Equipment

      Property and equipment are comprised of the following (dollars in thousands):

                                                   FEBRUARY 1,       FEBRUARY 3,
                                                      1997             1996
                                                   ----------       ----------
Land.............................................   $  61,258       $  62,606
Buildings and building improvements..............     201,364         199,690
Fixtures and equipment...........................     202,952         202,019
Leasehold costs and improvements.................     293,626         279,400
Transportation equipment.........................      19,706          18,448
                                                   ----------       ----------

Property and equipment, owned....................     778,906         762,163
Property and equipment under capital leases......     206,819         188,585
                                                   ----------       ----------

Property and equipment, at cost..................     985,725         950,748
Less: accumulated depreciation and amortization..     382,148         347,860
                                                   ----------       ----------

Property and equipment, net......................    $603,577        $602,888
                                                   ==========       ==========

                              PATHMARK STORES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

NOTE 7--PROPERTY AND EQUIPMENT--(CONTINUED)

      During the fourth quarter of Fiscal 1996, the Company recorded a pretax charge of $5.4 million to write down fixed assets held for sale, principally in its southern region, to their estimated net realizable values. This charge is included in depreciation and amortization expense in the accompanying consolidated statement of operations for Fiscal 1996.

NOTE 8--DEFERRED FINANCING COSTS, NET

      Deferred financing costs, primarily related to the Recapitalization, are comprised of the following (dollars in thousands):

                                              FEBRUARY 1,          FEBRUARY 3,
                                                 1997                  1996
                                               ----------            ---------
Deferred financing costs.............            $51,378               $50,377
Less: accumulated amortization.......             22,635                16,692
                                                --------              --------
Deferred financing costs, net........            $28,743               $33,685
                                                ========              ========


NOTE 9--OTHER NONCURRENT LIABILITIES

      Other noncurrent liabilities are comprised of the following (dollars in thousands):

                                                      FEBRUARY 1,   FEBRUARY 3,
                                                         1997          1996
                                                        ---------     ---------
Self-insured liabilities...........................     $  62,485     $  65,183
Pension and deferred compensation..................        20,227        17,003
Other postretirement and postemployment benefits...        41,399        41,001
Closed stores......................................        20,117        23,871
Lease commitments..................................         7,107            --
Other..............................................        45,891        38,978
                                                        ---------     ---------
Other noncurrent liabilities.......................      $197,226      $186,036
                                                        =========     =========

      Certain noncurrent liabilities, such as self-insured liabilities for incurred but unpaid claims relating to customer, employee and vehicle accidents and closed store liabilities, are recorded at present value utilizing a 4% discount rate based on the projected payout of these claims.

                              PATHMARK STORES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

NOTE 10--LONG-TERM DEBT

      Long-term debt is comprised of the following (dollars in thousands):

                                                                                   FEBRUARY 1,          FEBRUARY 3,
                                                                                      1997                 1996
                                                                                    -----------          -----------
Term Loan................................................................            $  243,127          $  287,955
Working Capital Facility.................................................                73,500              46,000
9.625% Senior Subordinated Notes due 2003 ("Senior Subordinated
  Notes")................................................................               437,780             437,426
10.75% Deferred Coupon Notes due 2003 ("Deferred Coupon
  Notes")................................................................               168,559             151,881
12.625% Subordinated Debentures due 2002 ("Subordinated
  Debentures")...........................................................                95,750              95,750
11.625% Subordinated Notes due 2002 ("Subordinated Notes")...............               199,017             199,017
Debt payable to Holdings.................................................                   983                 983
Industrial revenue bonds.................................................                 6,375               6,375
Other debt (primarily mortgages).........................................                34,979              41,011
                                                                                    -----------          -----------
Total debt...............................................................             1,260,070           1,266,398
Less: current maturities.................................................                74,431              51,753
                                                                                    -----------          -----------
Long-term portion........................................................            $1,185,639          $1,214,645
                                                                                    ===========          ===========

    SCHEDULED MATURITIES OF DEBT:

      Long-term debt principal payments are as follows (dollars in thousands):

                                                PRINCIPAL
          FISCAL YEARS                           PAYMENTS
          ------------                           --------
          1997...........................      $     74,431
          1998...........................           155,688
          1999...........................           127,219
          2000...........................            50,643
          2001...........................            50,000
          Thereafter.....................           802,089
                                                -----------
                                                 $1,260,070
                                                ===========

    BANK CREDIT AGREEMENT:

      Under the Bank Credit Agreement, the Term Loan and the Working Capital Facility bear interest at floating rates. At February 1, 1997, the interest rates for the Term Loan and Working Capital Facility were 8.4% and 8.9%, respectively. At February 3, 1996, the interest rates for the Term Loan and Working Capital Facility were 8.4% and 9.2% respectively. The Company is required to repay a portion of its borrowings under the Term Loan each year, so as to retire such indebtedness in its entirety by October 31, 1999. In conjunction with the reacquisition of the Plainbridge capital stock by the Company, the outstanding obligations of Plainbridge under its bank credit agreement were satisfied by the Company and the Plainbridge bank credit agreement, which allowed for $40.0 million of availability, was terminated. The Company simultaneously entered into an amendment to its Bank Credit Agreement with its existing lenders, increasing the Company's Working Capital Facility, from $175 million to $200 million (of which the maximum of $125.0 million can be in letters of credit), to satisfy any additional liquidity needs and prospectively modifying certain of its financial covenants to take into account the operations of Plainbridge. The Working Capital Facility is subject to an annual cleandown provision. Under the terms of the cleandown provision, in each fiscal year, loans cannot exceed $60.0 million (formerly $50.0 million) under the Working Capital Facility for a period of 30 consecutive days. The Company satisfied the terms of the

                              PATHMARK STORES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

NOTE 10--LONG-TERM DEBT--(CONTINUED)

cleandown provision through Fiscal 1996. The Company believes it has sufficient unused borrowing capacity under the Working Capital Facility, which can be utilized for unforeseen or for seasonal cash requirements. At February 1, 1997, the Company had approximately $70.2 million in outstanding letters of credit and approximately $56.3 million in unused borrowing capacity under its Working Capital Facility.

      In December 1996, the Company amended its Bank Credit Agreement with its existing lenders modifying certain of its covenants, including those financial covenants concerning levels of operating cash flow (as defined), minimum interest coverage and maximum leverage ratio. At February 1, 1997, the Company was in compliance with all of its debt covenants as amended. Based upon projected results for the upcoming fiscal year, the Company believes it will be in compliance with its debt covenants which includes certain levels of operating cash flow (as defined), minimum interest coverage and a maximum leverage ratio, throughout the upcoming fiscal year, as well as satisfying its cleandown provision (see above). The Bank Credit Agreement and the indentures for certain debt also contain other restrictive covenants, including, but not limited to, covenants with respect to the following matters: (i) limitation on indebtedness; (ii) limitation on restricted payments; (iii) limitation on transactions with affiliates; (iv) limitation on liens; (v) limitation on the issuance of preferred stock by subsidiaries;
(vi) limitation on issuances of guarantees of indebtedness by subsidiaries;
(vii) limitation on transfer of assets to subsidiaries; (viii) limitation on dividends and other payment restrictions affecting subsidiaries; and (ix) restriction on mergers and transfers of assets.

    SENIOR SUBORDINATED NOTES:

      The Senior Subordinated Notes accrete to a maturity value of $440.0 million in Fiscal 2003. These notes pay cash interest on a semiannual basis and have no sinking fund requirements.

    DEFERRED COUPON NOTES:

      The Deferred Coupon Notes accrete to a maturity value of $225.3 million in Fiscal 2003. These notes begin paying cash interest on a semiannual basis on May 1, 2000 and have no sinking fund requirements.

    SUBORDINATED DEBENTURES:

      The Subordinated Debentures mature in Fiscal 2002. These debentures pay cash interest on a semiannual basis and have no sinking fund requirements.

    SUBORDINATED NOTES:

      The Subordinated Notes mature in Fiscal 2002 and pay cash interest on a semiannual basis. These notes contain a sinking fund provision that requires the Company to deposit $49.8 million (25% of the original aggregate principal amount) with the trustee of the Subordinated Notes on June 15 in each of Fiscal 2000 and Fiscal 2001 for the redemption of the Subordinated Notes, at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date and providing for the redemption of 50% of the original aggregate principal amount of such notes prior to maturity.

    INDUSTRIAL REVENUE BONDS:

      Interest rates for the industrial revenue bonds range from 10.5%-10.9%. The industrial revenue bonds are payable in Fiscal 2003.

                              PATHMARK STORES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

NOTE 10--LONG-TERM DEBT--(CONTINUED)

    OTHER DEBT:

      Other debt includes mortgage notes, which are secured by property and equipment, having a net book value of $54.5 million at February 1, 1997 and $65.4 million at February 3, 1996. These borrowings, whose interest rates averaged 10.5%, are payable in installments ending in Fiscal 2000, including a scheduled payment of $30.1 million in Fiscal 1998.

NOTE 11--FAIR VALUE OF FINANCIAL INSTRUMENTS

      The carrying amount and fair values of the Company's financial instruments are as follows (dollars in thousands):

                                                       FEBRUARY 1, 1997                     FEBRUARY 3, 1996
                                                 -----------------------------       ------------------------------
                                                 CARRYING            FAIR            CARRYING             FAIR
                                                  AMOUNT             VALUE            AMOUNT              VALUE
                                                 -----------      -----------        -----------       ------------
Term Loan...............................         $  243,127         $  243,127        $  287,955         $  287,955
Working Capital Facility................             73,500             73,500            46,000             46,000
Senior Subordinated Notes...............            437,780            415,015           437,426            419,929
Deferred Coupon Notes...................            168,559            142,471           151,881            135,578
Subordinated Debentures.................             95,750             96,353            95,750            100,959
Subordinated Notes......................            199,017            202,340           199,017            206,220
Holdings Subordinated Notes.............                983                999               983              1,017
Industrial revenue bonds................              6,375              6,375             6,375              6,375
Other debt (primarily mortgages)........             34,979             34,979            41,011             41,011
                                                 ----------       -----------        -----------       ------------
     Total debt.........................         $1,260,070         $1,215,159        $1,266,398         $1,245,044
                                                 ==========       ===========        ===========        ===========

      The fair value of the Term Loan and Working Capital Facility at February 1, 1997 and February 3, 1996 approximated their carrying value due to their floating interest rates. The fair value of the notes and debentures are based on the quoted market prices at February 1, 1997 and February 3, 1996, since such instruments are publicly traded. The Company has evaluated its other debt, primarily mortgages and industrial revenue bonds and believes, that based on interest rates, related terms and maturities, that the fair value of such instruments approximates their respective carrying amounts. As of February 1, 1997 and February 3, 1996, the carrying values of cash and cash equivalents, accounts receivable and accounts payable approximate fair values due to the short-term maturities of these instruments.

                              PATHMARK STORES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

NOTE 12--INTEREST EXPENSE

      Interest expense is comprised of the following (dollars in thousands):

                                                                                      FISCAL YEARS
                                                                       --------------------------------------------
                                                                        1996              1995             1994
                                                                        ----              ----             ----
Term Loan.....................................................        $  22,616         $  29,067        $  27,281
Working Capital Facility......................................            5,444             5,601            4,996
Senior Subordinated Notes
     Amortization of original issue discount..................              354               354              354
     Currently payable........................................           42,350            42,350           42,350
Deferred Coupon Notes, accruable but not payable..............           16,678            15,028           13,541
Subordinated Debentures.......................................           12,088            12,088           12,088
Subordinated Notes............................................           23,136            23,136           23,136
Amortization of debt issuance costs...........................            7,426             7,140            7,028
Obligations under capital leases..............................           17,992            16,646           15,694
Mortgages payable.............................................            3,736             4,210            4,398
Debt payable to Holdings......................................              114               114              149
Other, net....................................................            9,535             9,015            7,488
                                                                       --------        ---------         --------
Interest expense..............................................         $161,469          $164,749         $158,503
                                                                       ========        =========         ========

      The Company made cash interest payments of $130.6 million, $135.1 million and $129.4 in Fiscal 1996, Fiscal 1995 and Fiscal 1994, respectively.

NOTE 13--LEASES

      At February 1, 1997, the Company was liable under terms of noncancellable leases for the following minimum lease commitments (dollars in thousands):

                                                                                      CAPITAL           OPERATING
FISCAL YEARS                                                                           LEASES            LEASES
                                                                                      ---------         ---------
1997.......................................................................           $  42,549          $  30,604
1998.......................................................................              40,878             30,172
1999.......................................................................              34,191             29,659
2000.......................................................................              32,166             29,430
2001.......................................................................              22,989             27,727
Later years................................................................             245,108            311,106
                                                                                      ---------         ---------
Total minimum lease payments(a)............................................             417,881           $458,698
                                                                                                        =========
Less: executory costs (such as taxes, maintenance and insurance)...........               2,221
                                                                                      ---------
Net minimum lease payments.................................................             415,660
Less: amounts representing interest........................................             217,174
                                                                                      ---------
Present value of net minimum lease payments (including current
 installments of $23,133)..................................................            $198,486
                                                                                      =========

   -------------
(a) Net of sublease income of $1,147 and $134,010 for capital and operating leases, respectively.

      During Fiscal 1996, Fiscal 1995 and Fiscal 1994, the Company incurred capital lease obligations of $39.2 million, $41.1 million and $21.3 million, respectively, in connection with property and equipment lease agreements. These capital lease amounts are non-cash and, accordingly, have been excluded from the consolidated statements of cash flows.

                              PATHMARK STORES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

NOTE 13--LEASES--(CONTINUED)

      During the third quarter of Fiscal 1996, the Company sold three of its supermarket properties for $19.3 million, net of fees of $1.4 million and income taxes of $0.7 million, and simultaneously leased back such properties. The net proceeds were used to paydown debt, primarily the Working Capital Facility. Due to the Company's continuing involvement in such properties, no gain has been recorded and the transaction has been accounted for as a financing, with the associated liability of $21.4 million included in lease obligations in the consolidated balance sheet.

      Rent expense, included in continuing operations, under all operating leases having noncancellable terms of more than one year is summarized as follows (dollars in thousands):

                                                                                    FISCAL YEARS
                                                                  --------------------------------------------------
                                                                    1996                1995                 1994
                                                                    ----                ----                 ----
Minimum rentals...........................................         $  47,366         $  47,461            $  49,564
Contingent rentals(b).....................................                --                --                  318
Less: rentals from subleases..............................           (14,576)          (15,802)             (13,092)
                                                                  ----------         ----------           ---------
Rent expense..............................................         $  32,790         $  31,659            $  36,790
                                                                  ==========         ==========           =========

   ----------
(b) Primarily based on sales.

NOTE 14--RELATED PARTY TRANSACTIONS

      The Company is a party to an agreement pursuant to which the Company provides certain administrative services to Chefmark. Such services include, among other things, legal, human resources, data processing, insurance, accounting, tax, treasury and property management services. The agreement has an initial term of seven years which expires in Fiscal 2000, with renewal options. The cost of the services charged to Chefmark under this agreement was approximately $1.4 million in each of Fiscal 1996, Fiscal 1995 and Fiscal 1994.

      During Fiscal 1995, the Company paid ML&Co. fees of approximately $0.6 million related to the sale of the freestanding drug stores. During Fiscal 1994, the Company paid ML&Co. fees of approximately $1.0 million related to the disposal of the home centers segment.

NOTE 15--RETIREMENT AND BENEFIT PLANS

      The Company has several noncontributory defined benefit pension plans, the most significant of which is the SGC Pension Plan, which covers substantially all non-union and certain union associates. Pension benefits to retired and to terminated vested associates are primarily based upon their length of service and upon a percentage of qualifying compensation. The Company's funding policy, which is consistent with federal funding requirements, is intended to provide not only for benefits attributed to service to date, but also for those benefits expected to be earned in the future. Due to the overfunding status of the SGC Pension Plan, no contributions were required during the last three fiscal years.

                              PATHMARK STORES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


Note 15--Retirement and Benefit Plans--(Continued)

      The following table sets forth the funded status of the pension plans and the amounts recognized in the Company's financial statements (dollars in thousands):

                                                        FEBRUARY 1, 1997                   FEBRUARY 3, 1996
                                                ---------------------------------   --------------------------------
                                                   ASSETS          ACCUMULATED         ASSETS          ACCUMULATED
                                                   EXCEED           BENEFITS           EXCEED           BENEFITS
                                                 ACCUMULATED         EXCEED          ACCUMULATED         EXCEED
                                                  BENEFITS           ASSETS           BENEFITS           ASSETS
                                                  -----------       ----------        ----------         ----------
Actuarial present value of accumulated
 benefit obligation:
     Vested..............................         $  (84,092)        $ (20,922)       $  (94,648)        $ (17,929)
     Unvested............................             (5,988)             (215)           (5,749)             (250)
                                                  -----------       ----------        ----------         ----------
     Total...............................            (90,080)          (21,137)         (100,397)          (18,179)
Plan assets at fair value................            171,270               447           164,306               265
                                                  -----------       ----------        ----------         ----------
Plan assets higher (lower) than
  accumulated benefit obligation.........         $   81,190         $ (20,690)       $   63,909         $ (17,914)
                                                  ===========       ==========        ==========         ==========
Actuarial present value of projected
  benefit obligation.....................          $(114,776)        $ (23,200)        $(118,859)        $ (20,894)
Plan assets at fair value................            171,270               447           164,306               265
                                                  -----------       ----------        ----------         ----------
Plan assets higher (lower) than
  projected benefit obligation...........             56,494           (22,753)           45,447           (20,629)
Unrecognized net gain from past
  experience different from that
  assumed and effects of changes
  in assumptions.........................            (43,296)              (90)          (33,156)              (90)
Unrecognized prior service cost..........              1,111               955             1,209             1,671
                                                  -----------       ----------        ----------         ----------
Prepaid (accrued) pension cost...........         $   14,309         $ (21,888)       $   13,500         $ (19,048)
                                                  ===========       ==========        ==========         ==========

      Assets of the Company's pension plans are invested in marketable securities comprised primarily of equities of domestic corporations, U.S. Government instruments and money market investments.

      During the fourth quarter of Fiscal 1996, the Company recorded a restructuring charge (see Note 3) which included $2.1 million for the costs of a voluntary early retirement program. The liability related to this charge is included as part of the net accrued pension cost.

      The decrease in the vested benefit obligation in Fiscal 1996 compared to Fiscal 1995 was primarily due to the recognition of the lump sum payment option in the voluntary early retirement program, which also resulted in a corresponding offset in the plan assets.

      The following table provides the assumptions used in determining the actuarial present value of the projected benefit obligation at February 1, 1997 and February 3, 1996:

                                                             FEBRUARY 1,         FEBRUARY 3,
                                                                 1997               1996
                                                               ---------           --------
Weighted average discount rate............................        7.5%               7.25%
Rate of increase in future compensation levels............        4.5                4.25
Expected long-term rate of return on plan assets..........        9.5                9.5


      The change in the weighted average discount rate, which is used in determining the actuarial present value of the projected benefit obligation, will not have a material impact on the Company's net pension cost in Fiscal 1997.

                              PATHMARK STORES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

NOTE 15--RETIREMENT AND BENEFIT PLANS--(CONTINUED)

      The net periodic pension cost (income) included in continuing operations is comprised of the following components (dollars in thousands):

                                                                                    FISCAL YEARS
                                                                     --------------------------------------------
                                                                        1996             1995              1994
                                                                        ----             ----              ----
Service cost of benefits earned during the year..............        $   3,771        $   3,402         $   4,402
Interest cost on projected benefit obligation................           10,182            9,533             9,085
Actual gain on plans' assets.................................          (28,109)         (40,531)              (71)
Net amortization and deferral................................           15,988           27,747           (10,848)
                                                                     ---------         --------          --------
Net periodic pension cost....................................        $   1,832        $     151         $   2,568
                                                                     =========         ========          ========

      The Company also contributes to many multi-employer plans which provide defined benefits to certain union associates. The Company's contributions to these multi-employer plans were $18.7 million, $17.7 million and $16.8 million in Fiscal 1996, Fiscal 1995 and Fiscal 1994, respectively.

      The Company sponsors a savings plan for eligible non-union associates. Contributions under the plan are based on specified percentages of associate contributions. The Company's contributions to the savings plan were $3.6 million, $3.7 million and $3.5 million in Fiscal 1996, Fiscal 1995 and Fiscal 1994, respectively.

NOTE 16--OTHER POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS

      The Company provides its associates other postretirement benefits, principally health care and life insurance benefits. The accumulated postretirement benefit obligation was determined utilizing an assumed discount rate of 7.5% at February 1, 1997 and 7.25% at February 3, 1996 and by applying the provisions of the Company's medical plans, the established maximums and sharing of costs, the relevant actuarial assumptions and the health-care cost trend rates, which are projected at 6.75% and grade down to 4.5% in Fiscal 2000. The effect of a 1% change in the assumed cost trend rate would change the accumulated postretirement benefit obligation by approximately $1.2 million as of February 1, 1997 and would change the net periodic postretirement benefit income by $0.2 million for Fiscal 1996.

      The net postretirement benefit cost (income) included in continuing operations is comprised of the following components (dollars in thousands):

                                                                                        Fiscal Years
                                                                          ------------------------------------------
                                                                             1996            1995            1994
                                                                             ----            ----            ----
Service cost of benefits earned during the year....................         $   545         $   613         $   699
Interest cost on accumulated postretirement benefit obligation.....           1,640           2,267           2,051
Net amortization and deferral......................................            (931)           (460)           (182)
Curtailment gain...................................................          (2,000)             --              --
                                                                             -------        -------          -------
Net postretirement benefit cost (income)...........................         $  (746)         $2,420          $2,568
                                                                             =======        =======          =======

      During the second quarter of Fiscal 1996, the Company eliminated postretirement medical coverage for active non-union associates who retire after December 31, 1997. This change resulted in a pretax curtailment gain of $2.0 million.

                              PATHMARK STORES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

NOTE 16--OTHER POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS--(CONTINUED)

      The following table provides information on the status of the postretirement plans (dollars in thousands):

                                                                                   FEBRUARY 1,          FEBRUARY 3,
                                                                                       1997                 1996
                                                                                      --------             --------
Accumulated postretirement benefit obligation:
    Retirees...............................................................           $  9,678              $14,276
    Other active plan participants.........................................             10,180               13,855
                                                                                      --------             --------
    Total..................................................................             19,858               28,131
Unrecognized prior service cost............................................              7,026                   --
Unrecognized net gain from past experience different from that
 assumed and effects of changes in assumptions.............................              6,798                4,669
                                                                                      --------             --------
Accrued postretirement cost................................................            $33,682              $32,800
                                                                                      ========             ========

      During the fourth quarter of Fiscal 1996, the Company recorded a restructuring charge (see Note 3) which included $2.1 million for the estimated costs of a voluntary early retirement program. The liability related to this charge is included as part of the accrued postretirement cost.

      The decrease in the accumulated postretirement benefit obligation and the recording of an unrecognized prior service cost are due to the elimination of postretirement medical coverage for active non-union associates.

      The Company also provides its associates postemployment benefits, primarily long-term disability and salary continuation. The obligation for these benefits was determined by application of the provisions of the Company's long-term disability plan and includes the age of active claimants at disability and at valuation, the length of time on disability and the probability of the claimant remaining on disability to maximum duration. These liabilities are recorded at their present value utilizing a discount rate of 4%.

      The accumulated postemployment benefit obligation as of February 1, 1997 and February 3, 1996 was $8.5 million and $8.3 million, respectively. The net postemployment benefit cost included in continuing operations consisted of the following components (dollars in thousands):

                                                                                       FISCAL YEARS
                                                                            ------------------------------------
                                                                             1996          1995         1994
                                                                             ----          ----         ----
Service cost of benefits earned during the year....................          $1,314       $   997        $1,644
Interest cost on accumulated postemployment obligation.............             316           296           304
                                                                             -------      -------        ------
Net postemployment benefit cost....................................          $1,630        $1,293        $1,948
                                                                             =======      =======        ======

NOTE 17--INCOME TAXES

      The income tax benefit (provision) included in continuing operations is comprised of the following (dollars in thousands):

                                                                                       FISCAL YEARS
                                                                          ---------------------------------------
                                                                           1996            1995            1994
                                                                           ----            ----            ----
Current
    Federal......................................................         $ 1,084          $(1,669)      $     --
    State........................................................             769            2,172          (4,744)
Deferred
    Federal......................................................           9,626           (9,233)         (4,449)
    State........................................................           2,932           (6,254)         (2,871)
Change in valuation allowance....................................               --           9,070           7,981
                                                                          --------        --------        -------
Income tax benefit (provision)...................................         $14,411          $(5,914)        $(4,083)
                                                                          ========        ========        =======

                              PATHMARK STORES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

NOTE 17--INCOME TAXES--(CONTINUED)

      The effective tax rate applicable to continuing operations for the income tax benefit (provision) differs from the federal statutory tax rate as follows:

                                                                                     FISCAL YEARS
                                                                        ----------------------------------------
                                                                         1996          1995            1994
                                                                         ----          ----            ----
Federal statutory tax rate....................................          35.0%         (35.0)%         (35.0)%
State income taxes............................................           7.0           (6.9)          (17.6)
Tax credits...................................................           --             1.5             3.7
Change in valuation allowance.................................           --            23.5            28.3
Other.........................................................          (0.1)           1.6             6.1
                                                                         ----           ---            ----
Effective tax rate............................................          41.9%         (15.3)%         (14.5)%
                                                                         ====           ===           =====

      Deferred income tax assets and liabilities consist of the following (dollars in thousands):

                                                         FEBRUARY 1, 1997                  FEBRUARY 3, 1996
                                                     --------------------------        --------------------------
                                                      ASSETS        LIABILITIES          ASSETS        LIABILITIES
                                                      ------        -----------          ------        -----------
Depreciation and amortization...............        $       --         $ 65,449          $    --         $ 71,629
Merchandise inventory and gross profit......                --           20,449               --           19,576
Prepaid expenses............................                --            6,969               --            5,975
Self-insured liabilities....................            38,906               --           42,127               --
Benefit plans...............................            10,011               --            9,100               --
Lease capitalization........................            17,927               --           16,990               --
Alternative minimum taxes...................             8,316               --            6,063               --
General business credits....................             9,019               --            8,821               --
Net operating loss carryforwards............             9,631               --            5,245               --
Other postretirement and
  postemployment benefits...................            17,791               --           18,470               --
Closed stores reserves and accrued
  expenses..................................            18,281               --           15,361               --
Capital loss carryforward...................            45,850               --               --               --
Other.......................................               721            7,779            1,873            9,471
                                                      --------         --------         ---------        --------
Subtotal....................................           176,453          100,646          124,050          106,651
Less: valuation allowance...................            45,850               --               --               --
                                                      --------         --------         ---------        --------
Total.......................................          $130,603         $100,646         $124,050         $106,651
                                                      ========         ========        =========         ========

      The balance sheet classification of the deferred income tax assets and liabilities is as follows (dollars in thousands):

                                                     FEBRUARY 1, 1997                      FEBRUARY 3, 1996
                                              -------------------------------      ---------------------------------
                                                CURRENT           NONCURRENT          CURRENT          NONCURRENT
                                                -------           ----------          -------          ----------
Assets................................           $ 36,884           $139,569           $ 31,122         $  92,928
Liabilities...........................            (29,773)           (70,873)           (26,966)          (79,685)
                                                ---------          ---------          ---------          --------
Subtotal..............................              7,111             68,696              4,156            13,243
Less: valuation allowance.............                 --             45,850                 --               --
                                                ---------          ---------          ---------          --------
Total.................................          $   7,111           $ 22,846          $   4,156         $  13,243
                                                =========          =========          =========          ========

                              PATHMARK STORES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

NOTE 17--INCOME TAXES--(CONTINUED)

      The Company's net deferred income tax assets were $30.0 million and $17.4 million at February 1, 1997 and February 3, 1996, respectively. At February 1, 1997, management believes that sufficient evidence exists which indicates that it is more likely than not that the Company will be able to realize these net deferred income tax assets. In addition, during Fiscal 1996, as a result of a sale of a minority interest in a special purpose subsidiary of the Company to an unrelated party, the Company recorded a tax capital loss of $131.0 million (a $45.9 million tax benefit) due to a basis differential in such stock. A related valuation allowance was recorded to fully reserve the deferred income tax capital loss carryforward, which expires in Fiscal 2001. Reversal of the valuation allowance will occur when and if the Company is able to generate capital gains. Federal and state net operating loss carryforwards expire from Fiscal 1998 to Fiscal 2012. General business credits consist of federal jobs credits and expire from Fiscal 2001 to Fiscal 2011.

      During Fiscal 1995, in conjunction with the Company's continuing evaluation of its deferred income tax assets, the Company reversed the valuation allowance related to its net deferred income tax assets. Such reversals of the valuation allowance totaled $9.1 million and have been included as a component of the Fiscal 1995 income tax provision. The Fiscal 1994 state income tax provision includes the recording of state income taxes for certain issues related to prior years.

      In Fiscal 1996, Fiscal 1995 and Fiscal 1994, the Company made income tax payments of $4.6 million, $21.9 million and $6.3 million, respectively, and received income tax refunds of $5.5 million, $10.3 million and $25.9 million, respectively.

NOTE 18--EXTRAORDINARY ITEMS

      The extraordinary items, representing the loss on extinguishment of indebtedness, consist of the following (dollars in thousands):

                                                                    Fiscal
                                                                     1996
                                                                    -------
Loss before income taxes...................................         $(1,490)
Income tax benefit.........................................             613
                                                                   ---------

Extraordinary items, net of a tax benefit..................        $   (877)
                                                                   =========


      During the first quarter of Fiscal 1996, in connection with the termination of the Plainbridge credit agreement due to the reacquisition of Plainbridge by Pathmark, the Company wrote off deferred financing fees, resulting in a net loss on early extinguishment of debt of $0.7 million, net of an income tax benefit of $0.5 million. During the second quarter of Fiscal 1996, in connection with the proceeds from the sale of certain mortgaged property, the Company made a mortgage paydown of $5.3 million, including accrued interest and debt premium, resulting in a net loss on early extinguishment of debt of $0.2 million, net of an income tax benefit of $0.1 million.

NOTE 19--DISPOSITION OF FREESTANDING DRUG STORES

      During the second quarter of Fiscal 1995, the Company made a decision to dispose of its 36 freestanding drug stores and, on July 28, 1995, completed the sale of 30 of its freestanding drug stores, including merchandise inventory, to Rite Aid Corporation for $59.9 million. The Company used $25.0 million of the proceeds to repay a portion of its existing Term Loan and paid a dividend of $21.8 million to PTK. The Company paid $13.1 million to Holdings in accordance with the tax sharing agreement, representing income taxes currently due, related to the gain on the sale.

                              PATHMARK STORES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


NOTE 19--DISPOSITION OF FREESTANDING DRUG STORES--(CONTINUED)

      The Company recorded a pretax gain on the disposition of its freestanding drug stores of $15.5 million, net of a $19.0 million charge related to the estimated exit costs of the remaining six freestanding drug stores. Five of the remaining six freestanding drug stores closed during Fiscal 1995 and the sixth store closed during the second quarter of Fiscal 1996.

NOTE 20--GAIN ON DISPOSAL OF HOME CENTERS SEGMENT AND DISCONTINUED OPERATIONS

      On November 4, 1994, the Company's Plainbridge subsidiary completed the sale of its home centers segment to Rickel Home Centers, Inc. ("Rickel") for approximately $88.7 million in cash, plus the assumption of certain indebtedness. During Fiscal 1994, the Company recognized a gain of $17.0 million on the sale of the home centers segment, net of an income tax provision of $2.3 million. Such gain included a pension plan curtailment gain of $6.2 million and a reduction in the deferred tax valuation allowance of $5.1 million, resulting from the utilization of tax loss carryforwards for which reserves had previously been provided. The Company used net cash proceeds of $66.6 million in Fiscal 1994 and $4.7 million in Fiscal 1995 to pay a dividend to PTK.

      Through the date of the sale, the Company reported the home centers segment as discontinued operations. Operating results of such discontinued operations were as follows (dollars in thousands):

                                                                     Fiscal
                                                                     1994(a)
                                                                    ---------
Sales .......................................................        $271,989
                                                                    =========
Loss before income taxes(b)..................................       $  (2,383)
Income tax benefit...........................................             284
                                                                    ---------
Loss from discontinued operations............................       $  (2,099)
                                                                    =========

--------
(a) Represents the results of operations related to the home centers segment from January 30, 1994 through November 3, 1994.

(b) The Company charged the home centers segment interest expense, which related to a proportionate share of certain borrowings. This charge amounted to $11.0 million Fiscal 1994 and is included in the results of the discontinued operations.

NOTE 21--NEW CHIEF EXECUTIVE OFFICER EMPLOYMENT AGREEMENT

      On October 8, 1996, the Company hired a new Chief Executive Officer (the "CEO") pursuant to a five-year employment agreement (the "Employment Agreement"). In conjunction with his employment, SMG-II granted to the CEO an equity package (the "Equity Strip") consisting of 8,520 restricted shares of a new series of SMG-II Preferred Stock and 19,851 restricted shares of SMG-II Common Stock and options to purchase 100,000 shares of SMG-II Common Stock at an initial exercise price of $100 per share (the "Options") with the said exercise price increasing over time. The Equity Strip was valued at $3.4 million at the date of issuance, based upon an independent appraisal, and will vest over the term of the Employment Agreement or earlier with the occurrence of an employment-related event, as defined, and will be forfeited in its entirety upon the occurrence of a termination event, as defined. The Equity Strip is being amortized as compensation expense in the Company's statement of operations over the term of the Employment Agreement. The Options were accounted for by SMG-II using the methods prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and as a result, no compensation expense was recorded. The Options will vest over four years and expire one year after being fully vested, except for the portion of the Options that vest on the day before the fifth year and has not yet become exercisable, the expiration of which will be extended to year seven. If employment with the Company should end as a result of a termination event, the Options (whether or not then vested) will be immediately and irrevocably forfeited, except in certain circumstances. Vested Options do not become

                              PATHMARK STORES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

NOTE 21--NEW CHIEF EXECUTIVE OFFICER EMPLOYMENT AGREEMENT--(CONTINUED)

exercisable until the occurrence of certain events related generally to the realization of a third-party sale of SMG-II Common Stock. The CEO also received (a) a one-time signing bonus of $1 million, which is being amortized as compensation expense over the term of the Employment Agreement, and (b) a $4.5 million loan evidenced by sixteen separate promissory notes. Under the terms of each note, if he is in full employment of the Company on a quarterly anniversary of his hiring date, his obligation to pay such note maturing on such date will be forgiven as to principal, but not any then accrued and unpaid interest. The Company will record compensation expense upon the forgiveness of each note. In the event his employment ends, as a result of a termination event, prior to a change in control, as defined, each note will become immediately due and payable as to all outstanding principal and all accrued and unpaid interest. These notes, which bear interest at a blended rate of approximately 6%, are on a full-recourse basis and secured by the Equity Strip, the Options and any shares acquired upon exercise of such Options.

NOTE 22--COMMITMENTS AND CONTINGENCIES

    RICKEL:

      In connection with the sale of its home centers segment in Fiscal 1994, the Company, as lessor, entered into leases for certain real estate properties with Rickel, as tenant (the "Leases"), pursuant to which the Company is entitled to receive annual aggregate rentals of approximately $4.5 million. In addition, as part of the sale, the Company assigned to Rickel, and Rickel assumed, various liabilities of the home centers segment, primarily third party leases (the "Assumed Liabilities"). As of February 1, 1997, the estimated present value of obligations under the Assumed Liabilities approximated $29.0 million.

      In January 1996, Rickel filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. In April 1996, the Company filed its proofs of claim in connection with the bankruptcy proceedings. In August 1996, Rickel filed an order with the Bankruptcy Court to reject a third party lease. The estimated present value of this lease obligation is approximately $4.5 million. In November 1996, Rickel filed an order with the Bankruptcy Court to reject four Leases related to property owned by the Company, with aggregate annual rentals of approximately $2.4 million. The Company is actively marketing these properties to other prospective tenants. In February 1997, Rickel filed an order with the Bankruptcy Court to reject one additional third party lease which the Company has settled with the landlord. Management has evaluated its exposure with respect to these rejected Leases and has concluded that the Company has sufficient reserves to cover any resulting liability which may occur with respect to these rejected Leases. Since the bankruptcy is not concluded, the Company cannot determine whether Rickel will reject any additional Leases or the extent to which the Company may become liable with respect to the Assumed Liabilities in the event of Rickel's nonpayment thereof.

    OUTSOURCING:

      In August 1991, the Company entered into a long-term agreement with IBM, to provide a wide range of information systems services. Under the agreement, IBM has taken over the Company's data center operations and mainframe processing and information system functions and is providing business applications and systems designed to enhance the Company's customer service and efficiency. The charges under this agreement are based upon the services requested at predetermined rates. The Company may terminate the agreement upon 90 days notice with payment of a specified termination charge. The amounts expensed under this agreement in the accompanying consolidated statements of operations were $22.1 million, $21.0 million and $16.0 million during Fiscal 1996, Fiscal 1995 and Fiscal 1994, respectively.

    OTHER:

      The Company is also a party to a number of legal proceedings in the ordinary course of business. Management believes that the ultimate resolution of these proceedings will not, in the aggregate, have a material adverse impact on the financial condition, results of operations or business of the Company.

                              PATHMARK STORES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

NOTE 23--QUARTERLY FINANCIAL DATA (UNAUDITED)

      Financial data for the interim periods of Fiscal 1996 and Fiscal 1995 is as follows (dollars in thousands):

                                                                13 WEEKS ENDED
                                            --------------------------------------------------------
                                             MAY 4,        AUGUST 3,      NOVEMBER 2,     FEBRUARY 1,      FISCAL
                                              1996           1996            1996            1997           1996
                                            ---------       --------       ----------     ----------       ---------
52 WEEKS ENDED FEBRUARY 1, 1997
Sales...............................         $912,837       $931,237        $911,099        $955,350     $3,710,523
Gross profit(a).....................          266,024        274,697         266,747         283,778      1,091,246
Selling, general and administrative
  expenses(b).......................          213,680        214,957         211,820         216,833        857,290
Depreciation and amortization.......           20,639         21,410          20,488          26,419         88,956
Restructuring charge................               --             --              --           9,137          9,137
                                                   --             --              --           8,763          8,763
Operating earnings..................           31,705         38,330          34,439          22,626        127,100
Interest expense....................          (39,889)       (40,470)        (40,304)        (40,806)      (161,469)
Loss before income taxes and
  extraordinary items...............           (8,184)        (2,140)         (5,865)        (18,180)       (34,369)
Income tax benefit..................            3,321            699           2,314           8,077         14,411
Loss before extraordinary items.....           (4,863)        (1,441)         (3,551)        (10,103)       (19,958)
Extraordinary items, net of an income
 tax benefit........................             (673)          (204)             --              --           (877)
Net loss............................       $   (5,536)    $   (1,645)     $   (3,551)     $  (10,103)    $  (20,835)


                                                         13 Weeks Ended                    14 Weeks
                                            -----------------------------------------        Ended
                                           April 29,       July 29,       October 28,     February 3,      Fiscal
                                              1995           1995            1995            1996           1995
                                           ---------       --------       ----------     ----------       ---------
53 WEEKS ENDED FEBRUARY 3, 1996
Sales...............................         $981,866       $972,247        $939,748      $1,077,732     $3,971,593
Gross profit(c).....................          277,489        276,598         261,127         318,748      1,133,962
Selling, general and administrative
  expenses(b).......................          213,789        215,342         208,105         228,443        865,679
Depreciation and amortization.......           19,945         20,083          20,100          20,280         80,408
Operating earnings..................           43,755         41,173          32,922          70,025        187,875
Interest expense....................          (41,105)       (41,883)        (40,318)        (41,443)      (164,749)
Gain on disposition of freestanding
  drug stores.......................               --         15,535              --              --         15,535
Earnings (loss) before income taxes.            2,650         14,825          (7,396)         28,582         38,661
Income tax (provision) benefit......             (328)         1,676           3,673         (10,935)        (5,914)
Net earnings (loss).................         $  2,322       $ 16,501        $ (3,723)     $   17,647     $   32,747

--------------
(a) The pretax LIFO provision for Fiscal 1996 was $0.85 million in the first and second quarter with no provision in the third quarter. The annual credit was $1.3 million, resulting in a $3.0 million credit in the fourth quarter.
(b) Selling, general and administrative expenses ("SG&A") for Fiscal 1996 included a first quarter provision of $5.8 million representing the termination costs of two former executives of the Company, a first quarter gain of $5.6 million recognized on the sale of certain real estate and a second quarter curtailment gain of $2.0 million due to the elimination of postretirement medical coverage for active non-union associates. SG&A for Fiscal 1995 also included a fourth quarter gain of $3.4 million recognized on the sale of a former warehouse of Purity Supreme, Inc., a previously divested company.
(c) The pretax LIFO provision for Fiscal 1995 was $0.8 million in the first quarter, $0.5 million in the second quarter and $0.8 million in the third quarter. The annual provision was $1.1 million, resulting in a $1.0 million credit in the fourth quarter.

                              PATHMARK STORES, INC.
              INDEX TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                          FIRST QUARTERS 1997 AND 1996

                                                                        Page
                                                                        ----

Consolidated Statements of Operations (Unaudited).................      F-27

Consolidated Balance Sheets (Unaudited)...........................      F-28

Consolidated Statements of Stockholder's Deficit (Unaudited)......      F-29

Consolidated Statements of Cash Flows (Unaudited).................      F-30

Notes to Consolidated Financial Statements (Unaudited)............  F-31 to F-32

                              PATHMARK STORES, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                 (in thousands)

                                                                                      13 WEEKS ENDED
                                                                              -------------------------------
                                                                                MAY 3,               MAY 4,
                                                                                 1997                 1996
                                                                               ---------            ---------
Sales...............................................................            $922,319             $912,837
Cost of sales (exclusive of depreciation and amortization
   shown separately below)..........................................             663,057              646,813
                                                                               ---------            ---------
Gross profit........................................................             259,262              266,024
Selling, general and administrative expenses........................             212,341              213,680
Depreciation and amortization.......................................              20,174               20,639
                                                                               ---------            ---------
Operating earnings..................................................              26,747               31,705
Interest expense....................................................             (41,290)             (39,889)
                                                                               ---------            ---------
Loss before income tax benefit and extraordinary item...............             (14,543)              (8,184)
Income tax benefit..................................................               5,701                3,321
                                                                               ---------            ---------
Loss before extraordinary item......................................              (8,842)              (4,863)
Extraordinary item, net of an income tax benefit....................                  --                 (673)
                                                                               ---------            ---------
Net loss............................................................           $  (8,842)           $  (5,536)
                                                                               =========            =========


                See notes to consolidated financial statements (unaudited).

                                           PATHMARK STORES, INC.
                                  CONSOLIDATED BALANCE SHEETS (Unaudited)
                                    (in thousands except share amounts)

                                                                             MAY 3,               FEBRUARY 1,
                                                                              1997                    1997
                                                                          ------------            ------------
ASSETS
Current Assets
     Cash and cash equivalents....................................        $     13,938           $      9,880
     Accounts receivable, net.....................................              12,331                 12,492
     Merchandise inventories......................................             215,715                216,931
     Income taxes receivable......................................                 789                     --
     Deferred income taxes........................................               7,070                  7,111
     Prepaid expenses.............................................              25,305                 24,951
     Due from suppliers...........................................              12,376                 13,923
     Other current assets.........................................               5,656                  5,908
                                                                          ------------            ------------
        Total Current Assets......................................             293,180                291,196
Property and Equipment, Net.......................................             593,711                603,577
Deferred Financing Costs, Net.....................................              27,113                 28,743
Deferred Income Taxes.............................................              28,132                 22,846
Other Assets......................................................              45,164                 43,534
                                                                          ------------            ------------
                                                                          $    987,300           $    989,896
                                                                          ============            ============

LIABILITIES AND STOCKHOLDER'S DEFICIT
Current Liabilities
     Accounts payable.............................................        $    171,824            $    166,199
     Book overdrafts..............................................              29,287                  41,085
     Current maturities of long-term debt.........................             113,100                  74,431
     Income taxes payable.........................................                  --                     860
     Accrued payroll and payroll taxes............................              56,189                  56,335
     Current portion of lease obligations.........................              23,360                  23,133
     Accrued interest payable.....................................              18,914                  20,712
     Accrued expenses and other current liabilities...............              87,981                  90,589
                                                                          ------------            ------------
        Total Current Liabilities.................................             500,655                 473,344
                                                                          ------------            ------------
Long-Term Debt....................................................           1,171,452               1,185,639
                                                                          ------------            ------------
Lease Obligations, Long-Term......................................             176,555                 175,353
                                                                          ------------            ------------
Other Noncurrent Liabilities......................................             189,146                 197,226
                                                                          ------------            ------------
Commitments and Contingencies (Note 4)
Stockholder's Deficit
     Common Stock, $.10 par value.................................                 --                       --
        Authorized, issued and outstanding: 100 shares
     Paid-in Capital..............................................              68,703                  68,703
     Accumulated Deficit..........................................          (1,119,211)             (1,110,369)
                                                                          ------------            ------------
        Total Stockholder's Deficit...............................          (1,050,508)             (1,041,666)
                                                                          ------------            ------------
                                                                          $    987,300            $    989,896
                                                                          ============            ============


                See notes to consolidated financial statements (unaudited).

                              PATHMARK STORES, INC.
         CONSOLIDATED STATEMENTS OF STOCKHOLDER'S DEFICIT (Unaudited)
                                 (in thousands)

                                                                                                      Total
                                                  Common        Paid-in         Accumulated       Stockholder's
                                                  Stock         Capital           Deficit            Deficit
                                                  -------       -------         -----------        ------------
Balance, February 1, 1997.................        $    --        $68,703        $(1,110,369)        $(1,041,666)
Net loss..................................             --             --             (8,842)             (8,842)
                                                  -------        ------         -----------        ------------
Balance, May 3, 1997......................        $    --        $68,703        $(1,119,211)        $(1,050,508)
                                                  =======        ======         ===========        ============




Balance, February 3, 1996.................        $    --        $65,303        $(1,089,534)        $(1,024,231)
Net loss..................................             --             --             (5,536)             (5,536)
                                                  -------        ------         -----------        ------------
Balance, May 4, 1996......................        $    --        $65,303        $(1,095,070)        $(1,029,767)
                                                  =======        ======         ===========        ============





                See notes to consolidated financial statements (unaudited).

                              PATHMARK STORES, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                                 (in thousands)

                                                                                                  13 WEEKS ENDED
                                                                                             --------------------------
                                                                                               MAY 3,          MAY 4,
                                                                                                1997            1996
                                                                                             ---------         --------
Operating Activities
    Net loss..........................................................................       $  (8,842)       $  (5,536)
    Adjustments to reconcile net loss to net cash provided by operating activities:
      Extraordinary loss on early extinguishment of debt..............................              --              673
      Depreciation and amortization...................................................          21,130           21,481
      Deferred income tax benefit.....................................................          (5,246)          (1,545)
      Interest accruable but not payable..............................................           4,448            4,008
      Amortization of original issue discount.........................................              88               88
      Amortization of debt issuance costs.............................................           1,901            1,816
      (Gain) loss on disposal of property and equipment...............................              33           (5,542)
      Cash provided by (used for) operating assets and liabilities:
        Accounts receivable, net......................................................             161             (295)
        Merchandise inventories.......................................................           1,216            1,644
        Income taxes..................................................................          (1,649)          (3,374)
        Other current assets..........................................................             665            1,923
        Other assets..................................................................          (1,808)            (162)
        Accounts payable..............................................................           5,625           (1,254)
        Accrued interest payable......................................................          (1,798)          (1,395)
        Accrued expenses and other current liabilities................................          (2,706)          (4,890)
        Other noncurrent liabilities..................................................          (8,079)           4,175
                                                                                             ---------         --------
          Cash provided by operating activities.......................................           5,139           11,815
                                                                                             ---------         --------
Investing Activities
    Property and equipment expenditures...............................................          (5,035)         (10,654)
    Proceeds from disposition of property and equipment...............................           1,243            6,589
                                                                                             ---------         --------
          Cash used for investing activities..........................................          (3,792)          (4,065)
                                                                                             ---------         --------
Financing Activities
    Increase in Working Capital Facility borrowings...................................          33,000           18,500
    Decrease in Term Loan.............................................................         (12,627)         (10,400)
    Decrease in book overdrafts.......................................................         (11,798)          (8,730)
    Increase in other borrowings......................................................             214               --
    Repayment of other long-term borrowings...........................................            (642)          (1,220)
    Reduction in lease obligations....................................................          (5,168)          (4,892)
    Deferred financing fees...........................................................            (268)          (1,503)
                                                                                             ---------         --------
          Cash provided by (used for) financing activities............................           2,711           (8,245)
                                                                                             ---------         --------
Increase (decrease) in cash and cash equivalents......................................           4,058             (495)
Cash and cash equivalents at beginning of period......................................           9,880           11,648
                                                                                             ---------         --------
Cash and cash equivalents at end of period............................................       $  13,938        $  11,153
                                                                                             =========         ========
Supplemental Disclosures of Cash Flow Information
    Interest paid.....................................................................       $  35,148        $  33,800
                                                                                             =========         ========
    Income taxes paid.................................................................      $    1,650        $   1,401
                                                                                             =========         ========
Noncash Investing and Financing Activities
    Capital lease obligations.........................................................       $   6,807        $   4,507
                                                                                             =========         ========

                See notes to consolidated financial statements (unaudited).
                                         F-30

                              PATHMARK STORES, INC.
              NOTES TO CONSOLIDATED FINACIAL STATEMENTS (Unaudited)

NOTE 1--ORGANIZATION AND BASIS OF PRESENTATION

      Pathmark Stores, Inc. (the "Company") operated 144 supermarkets as of May 3, 1997, primarily in the New York-New Jersey and Philadelphia metropolitan areas and is a wholly owned subsidiary of PTK Holdings, Inc. ("PTK") and an indirect wholly owned subsidiary of Supermarkets General Holdings Corporation ("Holdings").

    The unaudited consolidated financial statements included herein have been prepared by the Company in accordance with the same accounting principles followed in the presentation of the Company's annual financial statements for the year ended February 1, 1997, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the consolidated financial statements included herein reflect all adjustments which are of a normal and recurring nature and are necessary to present fairly the results of operations and financial position of the Company. This report should be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-K Annual Report for the year ended February 1, 1997.

    Income taxes for the interim period are based on the estimated effective tax rate expected to be applicable for the full fiscal year.

NOTE 2--LONG-TERM DEBT

      Long-term debt is comprised of the following (dollars in thousands):

                                                                                           May 3,       February 1,
                                                                                            1997            1997
                                                                                         ----------      -----------
Term Loan............................................................................    $  230,500      $  243,127
Working Capital Facility.............................................................       106,500          73,500
9.625% Senior Subordinated Notes due 2003 ("Senior Subordinated Notes")..............       437,869         437,780
10.75% Deferred Coupon Notes due 2003 ("Deferred Coupon Notes")......................       173,007         168,559
12.625% Subordinated Debentures due 2002 ("Subordinated Debentures").................        95,750          95,750
11.625% Subordinated Notes due 2002 ("Subordinated Notes")...........................       199,017         199,017
Debt payable to Holdings.............................................................           983             983
Industrial revenue bonds.............................................................         6,375           6,375
Other debt (primarily mortgages).....................................................        34,551          34,979
                                                                                         ----------      -----------
Total debt...........................................................................     1,284,552       1,260,070
Less: current maturities.............................................................       113,100          74,431
                                                                                         ----------      -----------
Long-term portion....................................................................    $1,171,452      $1,185,639
                                                                                         ==========      ===========

      On May 27, 1997, The Chase Manhattan Bank committed, subject to the execution of a definitive credit agreement, to provide to the Company senior secured facilities in an aggregate principal amount of $500 million pursuant to which the Company will repay in full all amounts outstanding under its existing Bank Credit Agreement. The senior secured facilities include two term facilities in an aggregate principal amount of $300 million and a revolving credit facility in the aggregate principal amount of $200 million. The Company believes it will successfully refinance its existing Bank Credit Agreement, however, there can be no assurances that the refinancing will occur.

                              PATHMARK STORES, INC.
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)--(Continued)

NOTE 3--INTEREST EXPENSE

      Interest expense is comprised of the following (dollars in thousands):

                                                           13 WEEKS ENDED
                                                       -------------------------
                                                        MAY 3,          MAY 4,
                                                         1997            1996
                                                       -------          --------
Term Loan........................................        $ 5,130         $ 5,901
Working Capital Facility.........................          1,767           1,210
Senior Subordinated Notes
    Amortization of original issue discount......             88              88
    Currently payable............................         10,588          10,588
Deferred Coupon Notes
    Accrued but not payable......................          4,448           4,008
Subordinated Debentures..........................          3,022           3,022
Subordinated Notes...............................          5,813           5,813
Amortization of debt issuance costs..............          1,901           1,816
Obligations under capital leases.................          4,790           4,338
Other, net.......................................          3,743           3,105
                                                         -------        --------
Interest expense.................................        $41,290         $39,889
                                                         =======        ========

      The majority of the cash interest payments are scheduled in the second and fourth quarters. However, the May 1 semi-annual interest payment of $21.2 million on the Senior Subordinated Notes was paid in the first quarters of Fiscal 1997 and Fiscal 1996 due to the timing of the quarter end dates.

NOTE 4--CONTINGENCIES

    RICKEL:

      In connection with the sale of its home centers segment in Fiscal 1994, the Company, as lessor, entered into leases for certain real estate properties with Rickel, as tenant (the "Leases"), pursuant to which the Company is entitled to receive annual aggregate rentals of approximately $4.2 million. In addition, as part of the sale, the Company assigned to Rickel, and Rickel assumed, various liabilities of the home centers segment, primarily third party leases (the "Assumed Liabilities"). As of May 3, 1997, the estimated present value of obligations under the Assumed Liabilities approximated $28.5 million.

      In January 1996, Rickel filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. In April 1996, the Company filed its proofs of claim in connection with the bankruptcy proceedings. In August 1996, Rickel filed an order with the Bankruptcy Court to reject a third party lease. The estimated present value of this lease obligation is approximately $4.5 million. In November 1996, Rickel filed an order with the Bankruptcy Court to reject four Leases related to property owned by the Company, with aggregate annual rentals of approximately $2.4 million. The Company is actively marketing these properties to other prospective tenants. In February 1997, Rickel filed an order with the Bankruptcy Court to reject one additional third party lease, which the Company has settled with the landlord. In May 1997, Rickel filed an order with the Bankruptcy Court to reject a lease related to property owned by the Company, with aggregate annual rentals of approximately $0.3 million. Management has evaluated its exposure with respect to these rejected Leases and has concluded that the Company has sufficient reserves to cover any resulting liability which may occur with respect to these rejected Leases. Since the bankruptcy is not concluded, the Company cannot determine whether Rickel will reject any additional Leases or the extent to which the Company has become liable with respect to the Assumed Liabilities in the event of Rickel's nonpayment thereof.

    OTHER:

     The Company is also a party to a number of legal proceedings in the ordinary course of business. Management believes that the ultimate resolution of these proceedings will not, in the aggregate, have a material adverse impact on the financial condition, results of operations or business of the Company.

========================================================      ====================================================
--------------------------------------------------------      ----------------------------------------------------
     No dealer, salesperson or other individual has
been authorized to give any information or make any
representations other than those contained in this
Prospectus or any Prospectus Supplement in
connection with any offering made or contemplated
hereby. If given or made, such information or
representations must not be relied upon as having
been authorized by the Company or the  Underwriter.
This  Prospectus  and  any  Prospectus Pathmark
Stores, Inc. Supplement do not constitute an offer                          Pathmark Stores, Inc.
to sell, or a solicitation of an offer to buy, the
Senior Subordinated Notes or the Junior Subordinated
Deferred Coupon Notes in any jurisdiction where, or
to any person whom, it is unlawful  to make  such
offer or  solicitation.  Neither the  delivery  of
this   Prospectus  or  any  Prospectus Supplement
nor any sale  made  hereunder  or  thereunder shall,
under any  circumstances,  create an  implication
that  there  has not been any  change  in the  facts
set forth  in  this  Prospectus  or in  the
affairs of the Company since the date hereof.

                                                                         9 5/8% SENIOR SUBORDINATED
                                                                                NOTES DUE 2003
                  ---------------------
                                                                          11 5/8% SUBORDINATED NOTE
                                                                                   DUE 2002

                  TABLE OF CONTENTS                                 12 5/8% SUBORDINATED DEBENTURES DUE 2002
                                                                                      AND

Available Information........................      2                          JUNIOR SUBORDINATED
Prospectus Summary...........................      3                            DEFERRED COUPON
Risk Factors.................................     11                            NOTES DUE 2003
Pathmark.....................................     15
Use of Proceeds..............................     16
Capitalization...............................     17
Selected Historical Consolidated
   Financial Data............................     18
Management's Discussion and Analysis
   of Financial Condition and Results                                         ------------------
   of Operations.............................     20
Business.....................................     28                              PROSPECTUS
Certain Transactions.........................     34
Management...................................     35                          ------------------
Principal Stockholders.......................     47
Description of the Securities................     50
Certain Indebtedness of the Company..........     79
Certain Federal Income Tax
   Considerations............................     82
Market-Making Activities of Merrill
   Lynch.....................................     85                            JUNE   , 1997
Independent Auditors.........................     85
Index to Consolidated Financial
   Statements................................    F-1
Index to Unaudited Consolidated
   Financial Statements......................    F-26

--------------------------------------------------------      ------------------------------------------------

========================================================      ================================================

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Not Applicable

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware ("GCL") provides that a corporation has the power to indemnify any person who is an officer or director of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding (other than an action by or in the right of the corporation) by reason of being or having been a director or officer of the corporation, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought, shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

     The Restated Certificate of Incorporation and By-Laws of the Registrant provide indemnification of its directors and officers to the fullest extent permitted by the GCL, and the By-Laws allow the Registrant to advance or reimburse litigation expenses upon submission by the director, officer or employee of an undertaking to repay such advances or reimbursements if it is ultimately determined that indemnification is not available to such director or officer and allow the Registrant to purchase and maintain insurance for its directors and officers against liability asserted against them in such capacity whether or not the Registrant would have the power to indemnify them against such liability.

     As permitted by Section 102 of the GCL, the Restated Certificate of Incorporation of the Registrant provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director other than (i) for breaches of the director's duty of loyalty to the Registrant and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases or redemptions under Section 174 of the GCL and (iv) for any transaction from which the director derived an improper personal benefit.

     The Agreement and Plan of Merger, dated as of April 22, 1987, as amended (the "Merger Agreement") by and among SMG Acquisition Corporation ("SMG Acquisition"), Supermarkets General Corporation ("Old Supermarkets") and Supermarkets General Holdings Corporation ("Holdings") provides that after the effective time of the merger (the "Merger") of SMG Acquisition into Old Supermarkets (the "Effective Time"), Old Supermarkets will be the surviving corporation (the "Surviving Corporation") and shall maintain in effect, without amendment, repeal or other modification, for a period of seven years those provisions in the Surviving Corporation's By-Laws relating to indemnification of directors, officers, employees and agents of the Surviving Corporation, other than modifications required by law. The Registrant is the successor to Old Supermarkets and the successor to the obligations of Old Supermarkets under the Merger Agreement.

     The Merger Agreement provides that the Registrant shall, to the fullest extent permitted under applicable law or under the Registrant Restated Certificate of Incorporation or By-Laws, indemnify and hold harmless, each present and former director, employee, fiduciary and agent of the Registrant or any of its Subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any pending, threatened or completed claim, action, suit, proceeding or investigation, whether civil, administrative or investigative, arising out of or pertaining to any action or omission prior to the Effective Time (including, without limitation, any claim, action, suit, proceeding or investigation arising out of or pertaining to the transactions contemplated by the Merger Agreement) for a period of seven years and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Registrant shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Registrant, promptly after statements therefor are received, and (ii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Delaware Law and the Registrant's Restated Certificate of Incorporation or By-Laws shall be made by independent counsel mutually acceptable to the Registrant and the Indemnified Party; provided, however, that the Registrant shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld) and provided further that, in the event any claim or claims for indemnification are asserted or made within such seven-year period, all rights to indemnification in respect to any such claim or claims shall continue until the disposition of any and all such claims.

     The Merger Agreement also provides that the Registrant shall, to the fullest extent permitted under applicable law, indemnify and hold harmless
(i) Merrill Lynch & Co., Inc., a Delaware corporation ("ML&Co."), Holdings and SMG Acquisition, (ii) any bank, financial institution or other person or entity committing to fund a part of the Financing (as defined), (iii) any subsidiary or affiliate of any entity named in clauses (i) and (ii), and (iv) each present and former director, officer, employee, fiduciary and agent of any of them (collectively, the "ML Parties") against any fees, costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement, in connection with any pending, threatened or completed claim, action, suit, proceeding or investigation arising out of or pertaining to any of the transactions contemplated by the Merger Agreement, including, without limitation, the Financing, for a period of seven years, and, in the event of any such claim, action, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Registrant shall pay the reasonable fees and expenses of counsel selected by the ML Parties, which counsel shall be reasonably satisfactory to the Registrant, promptly after statements therefor are received and (ii) the Registrant will cooperate in the defense of any such matter; provided, however, that the Registrant shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

Item 16.  Exhibits
       (a)  Exhibits*

  Exhibit
    No.                             Exhibit
    -----                           -------

    2.2     --Distribution and Transfer Agreement dated as of May 3, 1993 among the Registrant, Holdings and Chefmark.

    3.1      --Restated Certificate of Incorporation of the Registrant, as
                 amended.

    3.2      --Amendment to the Restated Certificate of Incorporation of the
                 Registrant, as amended (incorporated by reference from Exhibit
                 3.2 to the 1993 10-K).

    3.3      --By-Laws of the Registrant.

    4.1      --Indenture between the Registrant and United States Trust
                 Company of New York, Trustee, relating to the Senior Subordinated Notes due 2003 of the Registrant (incorporated by reference from Exhibit 4.1 to the 1993 10-K).

    4.1A    --Senior  Subordinated  Note due 2003 of the Registrant (contained in the form of the Indenture filed as Exhibit 4.1).

    4.2     --Indenture between the Registrant and NationsBank of Georgia,
                 National Association, Trustee, relating to the Junior Subordinated Deferred Coupon Notes due 2003 of the Registrant (incorporated by reference from Exhibit 4.2 to the 1993 10-K).

    4.2A    --Junior Subordinated Deferred Coupon Note due 2003 to the
                 Registrant (contained in the form of the Indenture filed as Exhibit 4.2).

    4.2B    --Indenture between the Registrant and Wilmington Trust
                 Company, Trustee, relating to the 115/8% Subordinated Notes due 2002 of the Registrant (incorporated by reference from Exhibit
                 4.3 to the 1993 10-K).

    4.3     --Indenture between the Company and Wilmington Trust Company,
                 Trustee, relating to the 125/8% Subordinated Debentures due 2002 of the Registrant (incorporated by reference from Exhibit
                 4.3 to the 1993 10-K).

    4.4     --Credit Agreement among the Registrant, the Lenders listed therein, and Bankers Trust Company as Agent (incorporated by reference from Exhibit 4.4 to the 1993 10-K).

    4.4A    --First Amendment to the Credit Agreement (incorporated by reference from the registrant's Form 8-K dated March 15, 1996 (the "March 1996 8-K")).

    4.4B     --Second Amendment to the Credit Agreement (incorporated by reference from the March 1996 8-K).

    4.4C     --Third Amendment to the Credit Agreement (incorporated by reference from the March 1996 8-K).


    4.4D     --Fourth Amendment to the Credit Agreement (incorporated by reference from the March 1996 8-K).

    4.4E     --Fifth Amendment to the Credit Agreement (incorporated by reference from the March 1996 8-K).

    4.4F     --Sixth Amendment to the Credit Agreement (incorporated by reference from the 10-Q, as amended, for the period ended November 2, 1996.

    5.1      --Opinion of Shearman & Sterling as to the validity of the
                 Senior Subordinated Notes due 2003 and the Junior Subordinated Deferred Coupon Notes due 2003 of the Registrant.

    5.2      --Opinion of Shearman & Sterling as to the validity of the
                 Subordinated Notes.

    5.3      --Opinion of Shearman & Sterling as to the validity of the
                 Subordinated Debentures.

   10.4     --Services Agreement dated as of May 3, 1993 between the
                 Registrant and Chefmark.

   10.5     --Chefmark Supply Agreement, dated May 3, 1993, between the
                 Registrant and Chefmark.

   10.6     --Tax Sharing  Agreement  between the Registrant and SMG-II
                 (incorporated by reference from Exhibit 10.6 to the 1993 10-K).

   10.7     --Tax Indemnity Agreement between the Registrant and Plainbridge
                 (incorporated by reference from Exhibit 10.7 to the 1993 10-K).

   10.8     --Supermarkets General Corporation Pension Plan (as Amended and
                 Restated effective January 1, 1979) as amended through May 29, 1987 (incorporated by reference from Exhibit 10.21 to the Registration Statement on Form S-1 of Holdings, File No. 33-16963).

  Exhibit
    No.                                                      Exhibit
    -----                                                    -------

   10.9     --Supermarkets General Corporation Savings Plan (as Amended and
                 Restated effective April 1, 1983) as amended through January 1, 1987, (incorporated by reference from Exhibit 10.22 to the Registration Statement on Form S-1 of Holdings, File No. 33-16963).

   10.10    --Supermarkets General Corporation Management Incentive Plan
                 effective June 17, 1971 (incorporated by reference from Exhibit
                 10.23 to the Registration Statement on Form S-1 of Holdings, File No. 33-16963).

   10.11    --Supplemental Retirement Agreements dated as of March 9, 1987 between Old Supermarkets and Jack Futterman, Jeffrey C. Girard, Jules Borshadel and Isadore Lemmerman (incorporated by reference from Exhibit 10.25 to the Registration Statement on Form S-1 of Holdings, File No. 33-16963).

   10.12    --Excess Benefit Plan of Supermarkets General Corporation, effective as of March 9, 1987.

   10.13    --Recourse Secured Promissory Note, dated October 5, 1987, given to
                 Holdings from each Management Investor listed therein (incorporated by reference from Exhibit 10.43 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Holdings, File No. 33-16963).

   10.14    --Stock Pledge Agreement dated October 5, 1987, between Holdings and each Management Investor listed therein (incorporated by reference from Exhibit 10.44 to Post-Effective Amendment
                 No. 1 to the Registration Statement on Form S-1 of Holdings, File No. 33-16963).

   10.15    --SMG-II Holdings Corporation Management Investors Stock Option
                 Plan, as amended and restated May 17, 1991 (the "Option Plan").

   10.16    --Form of Stock Option Agreement under the Option Plan.

   10.17    --SMG-II Holdings Corporation Employees 1987 Stock Option Plan,
                 as amended and restated May 17, 1991.

   10.18    --Agreement  dated  as  of  March  20,  1996  among  Registrant,
                 Jack Futterman, Holdings and SMG-II (incorporated by reference from the 1995 10-K).

   10.20    --Agreement dated as of April 10, 1996 between the Registrant,
                 Anthony Cuti and SMG-II (incorporated by reference from the 1995 10-K).

   10.21    --Management Investors Exchange Agreement dated as of February
                 4, 1991 among SMG-II Holdings Corporation, Holdings and each of the Management Investors party thereto (incorporated by reference from Exhibit 10.53 to the Registration Statement on Form S-1 of Holdings, No. 33-16963).

   10.22    --Supplemental Retirement Agreement dated as of March 12, 1993 between the Registrant and Anthony Cuti (incorporated by reference from Exhibit 10.24 to the Registration Statement on Form S-1 of the Registrant and Holdings, File No. 33-59616).

   10.23    --Supplemental Retirement Agreement dated June 1, 1994
                 between the Registrant and Ronald Rallo (incorporated by reference from the Registrant's Annual Report on Form 10-K for the year ended January 28, 1995).

   10.24    --Supplemental  Retirement  Agreement  dated  June 1, 1994  between the Registrant and Neill Crowley (incorporated by reference from the 1995 10-K).

   10.25    --Supplemental Retirement Agreement dated  October 3, 1994 between the Registrant and Ron Marshall (incorporated by reference from the 1995 10-K).

   10.26    --Interim Agreement dated March 20, 1996 between the Registrant and
                 John W. Boyle (incorporated by reference from the 1995 10-K).

   10.27    --Employment Agreement dated as of May 23, 1994 between Registrant and Neill Crowley (incorporated by reference from the 1995 10-K).

   10.28    --Employment Agreement dated as of September 9, 1994 between
                 Registrant and Ron Marshall (incorporated by reference from the 1995 10-K).

   10.29    --Employment Agreement dated as of June 1, 1995 between Registrant and Ron Rallo (incorporated  by reference from the 1995 10-K).

   10.30*   --Employment Agreement dated as of October 8, 1996 among Registrant,
                 SMG-II and James Donald (incorporated by reference from the 1996 10-K).

  Exhibit
    No.                                                      Exhibit
    -----                                                    -------

   12.1      --Statements Regarding Computation to Ratio of Earnings to
                 Fixed Charges (incorporated herein by reference to Exhibit 12.1 to the 1996 Form 10-K).

   21.1      --List of Subsidiaries of the Registrant (incorporated by reference from Exhibit 22.1 to the 1996 10-K).

   23.1**    --Consent of Deloitte & Touche LLP.

   23.2      --Consents of Shearman & Sterling (contained in their opinions filed as Exhibits 5.1, 5.2).

   25.1      --Statement of  Eligibility  on Form T-1 of United States Trust
                 Company of New York, Trustee, under the Senior Subordinated Notes Indenture.

   25.2      --Statement of Eligibility of NationsBank of Georgia, National
                 Association, Trustee, under the Indenture relating to the Deferred Coupon Notes Indenture.

   25.3      --Statement of  Eligibility  on Form T-1 of Wilmington Trust
                 Company,  Trustee,  under the  Subordinated Notes Indenture.

   25.4      --Statement of Eligibility on Form T-1 of Wilmington Trust Company,
                 Trustee, under the Subordinated Debentures Indenture.
------------
* All exhibits not filed herewith and not otherwise incorporated by reference were previously filed as exhibits to this Registration Statement or to Registration Statement Nos. 33-59612, 33-59616 and 33-50053 previously filed on Form S-1 and are incorporated by reference herein.

**  Filed herewith.

      (b)   Financial Statement Schedules

      All Schedules are omitted as the required information is inapplicable or is presented in the financial statements or related notes.

ITEM 17.  UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
      (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

      The undersigned Registrant hereby undertakes:

            (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement:

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1933, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 25th day of June, 1997.

Dated: June 25, 1997                             PATHMARK STORES, INC.

                                     By:                  /s/ RON MARSHALL
                                                         --------------------
                                                              Ron Marshall
                                                        Executive Vice President

    Pursuant to the requirements of the Securities Exchange Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                          TITLE                              DATE

             /s/ JAMES DONALD                  Director, Chairman, President and Chief           June 25, 1997
             ----------------                  Executive Officer*
              (James Donald)                   (Principal Executive Officer)

             /s/ RON MARSHALL                  Executive Vice President and Chief
             -----------------                 Financial Officer* (Principal Financial           June 25, 1997
              (Ron Marshall)                   Officer)


           /s/ JOSEPH ADELHARDT                Senior Vice President and Controller              June 25, 1997
           --------------------                (Principal Accounting Officer)
            (Joseph Adelhardt)

              ______________                   Director                                          June 25, 1997
            (Matthias Bowman)

              JOHN W. BOYLE                    Director*                                         June 25, 1997
              -------------
             (John W. Boyle)

           JAMES J. BURKE, JR.                 Director*                                         June 25, 1997
           -------------------
          (James J. Burke, Jr.)

             SUNIL C. KHANNA                   Director*                                         June 25, 1997
             ---------------
            (Sunil C. Khanna)

            STEPHEN M. McLEAN                  Director*                                         June 25, 1997
            -----------------
           (Stephen M. McLean)

              ______________                   Director                                          June 25, 1997
            (Robert G. Miller)

           U. PETER C. GUMMESON                Director*                                         June 25, 1997
           --------------------
          (U. Peter C. Gummeson)

           JERRY G. RUBENSTEIN                 Director*                                         June 25, 1997
           -------------------
          (Jerry G. Rubenstein)


  *By:         /s/ MARC A. STRASSLER
               ----------------------
                 Marc A. Strassler
                  Attorney-in-Fact


                                  EXHIBIT INDEX

  Exhibit
    No.                             Exhibit                                 Page
    -----                           -------                                 ----

    2.2     --Distribution and Transfer Agreement dated as of May 3, 1993 among the Registrant, Holdings and Chefmark.

    3.1      --Restated Certificate of Incorporation of the Registrant, as
                 amended.

    3.2      --Amendment to the Restated Certificate of Incorporation of the
                 Registrant, as amended (incorporated by reference from Exhibit
                 3.2 to the 1993 10-K).

    3.3      --By-Laws of the Registrant.

    4.1      --Indenture between the Registrant and United States Trust
                 Company of New York, Trustee, relating to the Senior Subordinated Notes due 2003 of the Registrant (incorporated by reference from Exhibit 4.1 to the 1993 10-K).

    4.1A    --Senior  Subordinated  Note due 2003 of the Registrant (contained in the form of the Indenture filed as Exhibit 4.1).

    4.2     --Indenture between the Registrant and NationsBank of Georgia,
                 National Association, Trustee, relating to the Junior Subordinated Deferred Coupon Notes due 2003 of the Registrant (incorporated by reference from Exhibit 4.2 to the 1993 10-K).

    4.2A    --Junior Subordinated Deferred Coupon Note due 2003 to the
                 Registrant (contained in the form of the Indenture filed as Exhibit 4.2).

    4.2B    --Indenture between the Registrant and Wilmington Trust
                 Company, Trustee, relating to the 115/8% Subordinated Notes due 2002 of the Registrant (incorporated by reference from Exhibit
                 4.3 to the 1993 10-K).

    4.3     --Indenture between the Company and Wilmington Trust Company,
                 Trustee, relating to the 125/8% Subordinated Debentures due 2002 of the Registrant (incorporated by reference from Exhibit
                 4.3 to the 1993 10-K).

    4.4     --Credit Agreement among the Registrant, the Lenders listed therein, and Bankers Trust Company as Agent (incorporated by reference from Exhibit 4.4 to the 1993 10-K).

    4.4A    --First Amendment to the Credit Agreement (incorporated by reference from the registrant's Form 8-K dated March 15, 1996 (the "March 1996 8-K")).

    4.4B     --Second Amendment to the Credit Agreement (incorporated by reference from the March 1996 8-K).

    4.4C     --Third Amendment to the Credit Agreement (incorporated by reference from the March 1996 8-K).

    4.4D     --Fourth Amendment to the Credit Agreement (incorporated by reference from the March 1996 8-K).

    4.4E     --Fifth Amendment to the Credit Agreement (incorporated by reference from the March 1996 8-K).

    4.4F     --Sixth Amendment to the Credit Agreement (incorporated by reference from the 10-Q, as amended, for the period ended November 2, 1996).

    5.1      --Opinion of Shearman & Sterling as to the validity of the
                 Senior Subordinated Notes due 2003 and the Junior Subordinated Deferred Coupon Notes due 2003 of the Registrant.

    5.2      --Opinion of Shearman & Sterling as to the validity of the
                 Subordinated Notes.

    5.3      --Opinion of Shearman & Sterling as to the validity of the
                 Subordinated Debentures.

   10.4     --Services Agreement dated as of May 3, 1993 between the
                 Registrant and Chefmark.

   10.5     --Chefmark Supply Agreement, dated May 3, 1993, between the
                 Registrant and Chefmark.

   10.6     --Tax Sharing  Agreement  between the Registrant and SMG-II
                 (incorporated by reference from Exhibit 10.6 to the 1993 10-K).

   10.7     --Tax Indemnity Agreement between the Registrant and Plainbridge
                 (incorporated by reference from Exhibit 10.7 to the 1993 10-K).

   10.8     --Supermarkets General Corporation Pension Plan (as Amended and
                 Restated effective January 1, 1979) as amended through May 29, 1987 (incorporated by reference from Exhibit 10.21 to the Registration Statement on Form S-1 of Holdings, File No. 33-16963).

  Exhibit
    No.                                                      Exhibit        Page
    -----                                                    -------        ----

   10.9     --Supermarkets General Corporation Savings Plan (as Amended and
                 Restated effective April 1, 1983) as amended through January 1, 1987, (incorporated by reference from Exhibit 10.22 to the Registration Statement on Form S-1 of Holdings, File No. 33-16963).

   10.10    --Supermarkets General Corporation Management Incentive Plan
                 effective June 17, 1971 (incorporated by reference from Exhibit
                 10.23 to the Registration Statement on Form S-1 of Holdings, File No. 33-16963).

   10.11    --Supplemental Retirement Agreements dated as of March 9, 1987 between Old Supermarkets and Jack Futterman, Jeffrey C. Girard, Jules Borshadel and Isadore Lemmerman (incorporated by reference from Exhibit 10.25 to the Registration Statement on Form S-1 of Holdings, File No. 33-16963).

   10.12    --Excess Benefit Plan of Supermarkets General Corporation, effective as of March 9, 1987.

   10.13    --Recourse Secured Promissory Note, dated October 5, 1987, given to
                 Holdings from each Management Investor listed therein (incorporated by reference from Exhibit 10.43 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Holdings, File No. 33-16963).

   10.14    --Stock Pledge Agreement dated October 5, 1987, between Holdings and each Management Investor listed therein (incorporated by reference from Exhibit 10.44 to Post-Effective Amendment
                 No. 1 to the Registration Statement on Form S-1 of Holdings, File No. 33-16963).

   10.15    --SMG-II Holdings Corporation Management Investors Stock Option
                 Plan, as amended and restated May 17, 1991 (the "Option Plan").

   10.16    --Form of Stock Option Agreement under the Option Plan.

   10.17    --SMG-II Holdings Corporation Employees 1987 Stock Option Plan,
                 as amended and restated May 17, 1991.

   10.18    --Agreement  dated  as  of  March  20,  1996  among  Registrant,
                 Jack Futterman, Holdings and SMG-II (incorporated by reference from the 1995 10-K).

   10.20    --Agreement dated as of April 10, 1996 between the Registrant,
                 Anthony Cuti and SMG-II (incorporated by reference from the 1995 10-K).

   10.21    --Management Investors Exchange Agreement dated as of February
                 4, 1991 among SMG-II Holdings Corporation, Holdings and each of the Management Investors party thereto (incorporated by reference from Exhibit 10.53 to the Registration Statement on Form S-1 of Holdings, No. 33-16963).

   10.22    --Supplemental Retirement Agreement dated as of March 12, 1993 between the Registrant and Anthony Cuti (incorporated by reference from Exhibit 10.24 to the Registration Statement on Form S-1 of the Registrant and Holdings, File No. 33-59616).

   10.23    --Supplemental Retirement Agreement dated June 1, 1994
                 between the Registrant and Ronald Rallo (incorporated by reference from the Registrant's Annual Report on Form 10-K for the year ended January 28, 1995).

   10.24    --Supplemental  Retirement  Agreement  dated  June 1, 1994  between the Registrant and Neill Crowley (incorporated by reference from the 1995 10-K).

   10.25    --Supplemental Retirement Agreement dated  October 3, 1994 between the Registrant and Ron Marshall (incorporated by reference from the 1995 10-K).

   10.26    --Interim Agreement dated March 20, 1996 between the Registrant and
                 John W. Boyle (incorporated by reference from the 1995 10-K).

   10.27    --Employment Agreement dated as of May 23, 1994 between Registrant and Neill Crowley (incorporated by reference from the 1995 10-K).

   10.28    --Employment Agreement dated as of September 9, 1994 between
                 Registrant and Ron Marshall (incorporated by reference from the 1995 10-K).

   10.29    --Employment Agreement dated as of June 1, 1995 between Registrant and Ron Rallo (incorporated  by reference from the 1995 10-K).

   10.30*   --Employment Agreement dated as of October 8, 1996 among Registrant,
                 SMG-II and James Donald (incorporated by reference from the 1996 10-K).

  Exhibit
    No.                                                      Exhibit        Page
    -----                                                    -------        ----

   12.1      --Statements Regarding Computation to Ratio of Earnings to
                 Fixed Charges (incorporated herein by reference to Exhibit 12.1 to the 1996 Form 10-K).

   21.1      --List of Subsidiaries of the Registrant (incorporated by
                 refer from Exhibit 22.1 to the 1996 10-K).

   23.1**    --Consent of Deloitte & Touche LLP.

   23.2      --Consents of Shearman & Sterling (contained in their opinions filed as Exhibits 5.1, 5.2).

   25.1      --Statement of  Eligibility  on Form T-1 of United States Trust
                 Company of New York, Trustee, under the Senior Subordinated Notes Indenture.

   25.2      --Statement of Eligibility of NationsBank of Georgia, National
                 Association, Trustee, under the Indenture relating to the Deferred Coupon Notes Indenture.

   25.3      --Statement of  Eligibility  on Form T-1 of Wilmington Trust
                 Company,  Trustee,  under the  Subordinated Notes Indenture.

   25.4      --Statement of Eligibility on Form T-1 of Wilmington Trust Company,
                 Trustee, under the Subordinated Debentures Indenture.
------------
* All exhibits not filed herewith and not otherwise incorporated by reference were previously filed as exhibits to this Registration Statement or to Registration Statement Nos. 33-59612, 33-59616 and 33-50053 previously filed on Form S-1 and are incorporated by reference herein.

**  Filed herewith.